As filed with the Securities and Exchange Commission on July 31, 2000
                                                 Registration No. _________
================================================================================

                United States Securities and Exchange Commission
                              Washington, DC 20549

                                    FORM SB-2

             Registration Statement under the Securities Act of 1933

                                CDKNET.COM, INC.
          -------------------------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

   Delaware                          5961                        22-3586087
   --------                    ----------------                  ----------
(State or Other               (Primary Standard               (I.R.S. Employer
  Jurisdiction of         Industrial Classification          Identification No.)
  Incorporation                 Code Number)
or Organization)

                             400 Garden City Plaza
                                    Suite 202
                           Garden City, New York 11530
                                 (516) 222-8800
                                 WWW.CDKNET.COM
                                 WWW.VFLASH.COM
   ---------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                              250 West 57th Street
                                   Suite 1101
                            New York, New York 10019
                                 (212) 547-6050
                                 WWW.CDKNET.COM
                                 WWW.VFLASH.COM
   --------------------------------------------------------------------------
          (Address of Principal Place of Business or Intended Principal
                               Place of Business)

                               Steven A. Horowitz
                      Moritt, Hock, Hamroff & Horowitz LLP
                             400 Garden City Plaza
                                    Suite 202
                           Garden City, New York 11530
                              Phone: (516) 873-2000
                               Fax: (516) 873-2010
         ---------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                       Proposed               Proposed
Title of Each Class Of                                  Maximum                Maximum
Securities To Be              Amount To Be          Offering Price        Aggregate Offering        Amount Of
Registered                    Registered(1)           Per Unit(2)               Price            Registration Fee(3)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock offered           780,000                  $1.84                $ 1,435,200              $ 378.89
for sale, $.0001 par
value, by selling
security holders
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock issueable         760,000                  $1.84                $ 1,398,400              $ 369.17
upon the exercise of
options by selling
security holders
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock offered         1,505,522                  $4.33                $ 6,518,910.30               (4)
for sale, $.0001 par
value, by selling
security holders
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock issuable        3,000,000                  $4.33                $12,990,000.00               (4)
upon the conversion of
Preferred Stock by
The Target Group Fund
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock issuable        1,855,056                  $4.33                $ 8,032,392.50               (4)
upon the exercise of
warrants  by selling
security holders
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock issueable       1,250,000                  $4.33                $ 5,412,500                  (4)
upon the exercise of
options by selling
security holders
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Total Registration Fee                                                                                $  748.07
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Pursuant to Rule 429, includes 7,610,578 shares being carried forward from the Registrant's Registration Statement No. 333-93277.

(2) Estimated solely for the purpose of calculating the Registration Fee pursuant to Rule 457 (a) under the Securities Act of 1933, pursuant to the closing price for the referenced Common Stock, $.0001 par value, on the Over-the-Counter Bulletin Board on July 27, 2000.

(3) A filing fee of $748.07 is being paid to cover the 1,540,000 shares covered by this Registration Statement.

(4) No filing fee is required as securities were previously registered on Form SB-2 Registration Statement, No. 333-93277 effective March 27, 2000, which fee relates to the 7,610,578 shares being carried forward pursuant to Rule 429 from that registration statement which had a proposed maximum offering price per share of $4.33.

                                EXPLANATORY NOTE
                                ----------------

This Registration Statement registers up to 1,540,000 share of the Registrant's common stock, $.0001 par value. In addition, pursuant to Rule 429 under the Securities Act, this Registration Statement is also a post-effective amendment to the Registrant's Registration Statement with respect to up to 7,610,578 shares of common stock on Form SB-2 (File No. 333-93277), declared effective on March 27, 2000.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 31, 2000


                                   PROSPECTUS

                     UP TO 1,540,000 SHARES OF COMMON STOCK

                                CDKNET.COM, INC.

        CDKNET.COM, INC., a Delaware corporation, is registering up to 1,540,000 shares of common stock:

     o   for sale by investors who own 690,000 shares of our common stock,

     o issuable upon the exercise of 240,000 options to purchase our common stock at $1.00 per share,

     o issuable upon the exercise of 20,000 options to purchase our common stock at $1.25 per share, and

     o issuable upon the exercise of 500,000 options to purchase our common stock at $1.69 per share

         And carrying forward 7,610,578 previously registered shares of common stock:

     o   for sale by investors who own 1,505,522 shares of our common stock,

     o issuable upon the conversion of 1,500,000 shares of our Series A preferred stock at $.75 per share,

     o issuable upon the exercise of 125,056 warrants to purchase shares of our common stock at $.75 per share,

     o issuable upon the exercise of 100,000 warrants to purchase our common stock at $.66 per share,

     o issuable upon the exercise of 1,500,000 warrants to purchase our common stock at $1.00 per share,

     o issuable upon the exercise of 100,000 warrants to purchase our common stock at $1.75 per share,

     o issuable upon the exercise of 30,000 warrants to purchase our common stock at $3.00 per share,

     o issuable upon the exercise of 750,000 options to purchase our common stock at $.60 per share, and

     o issuable upon the exercise of 150,000 options to purchase our common stock at $.66 per share,

     o issuable upon the exercise of 350,000 options to purchase our common stock at $.75 per share.

         Our common stock, $.0001 par value, is currently traded on the Over-the-Counter Bulletin Board under the symbol "CDKX".

     Investing in common stock involves risks. See "Risk Factors -- Special
                      Considerations" Beginning on Page 8.

                -------------------------------------------------

         Neither the Securities and Exchange Commission nor any other Regulatory Body has Approved or Disapproved of these Securities or Passed Upon the Accuracy or Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.

THERE IS NO UNDERWRITER FOR ANY OF THE SECURITIES OFFERED. SEE "PLAN OF DISTRIBUTION."


                  THE DATE OF THIS PROSPECTUS IS JULY 31, 2000.

                                TABLE OF CONTENTS

PART 1
------
                                                                          Page
                                                                          ----

                       INFORMATION REQUIRED IN PROSPECTUS

         PROSPECTUS SUMMARY AND RISK FACTORS ............................   4

         USE OF PROCEEDS ................................................  12

         DETERMINATION OF OFFERING PRICE ................................  12

         SELLING SECURITY HOLDERS .......................................  12

         PLAN OF DISTRIBUTION ...........................................  14

         LEGAL PROCEEDINGS ..............................................  15

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
         CONTROL PERSONS ................................................  15

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
         OWNERS AND MANAGEMENT ..........................................  19

         DESCRIPTION OF SECURITIES ......................................  25

         LEGAL MATTERS AND EXPERTS ......................................  27

         DISCLOSURE OF COMMISSION POSITION ON
         INDEMNIFICATION FOR SECURITIES ACT LIABILITIES .................  27

         ORGANIZATION WITHIN LAST FIVE YEARS ............................  27

         DESCRIPTION OF BUSINESS ........................................  29

                                                                          Page
                                                                          ----

         MANAGEMENT'S DISCUSSION AND ANALYSIS
         OR PLAN OF OPERATION ...........................................  43

         DESCRIPTION OF PROPERTY ........................................  47

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .................  47

         MARKET FOR COMMON EQUITY AND RELATED
         STOCKHOLDER MATTERS ............................................  50

         EXECUTIVE COMPENSATION .........................................  51

         FINANCIAL STATEMENTS ........................................... F-1

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
         ON ACCOUNTING AND FINANCIAL DISCLOSURE ......................... II-1

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         INDEMNIFICATION OF DIRECTORS AND OFFICERS ...................... II-1

         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION .................... II-2

         RECENT SALES OF UNREGISTERED SECURITIES ........................ II-2

         EXHIBITS ....................................................... II-11

         UNDERTAKINGS ................................................... II-13

                               PROSPECTUS SUMMARY
                               ------------------

OUR COMPANY
-----------

CDKnet.com, Inc. is an Internet holding company, incorporated in the State of Delaware. We have two subsidiaries, CDKnet, LLC and ValueFlash.com Incorporated. CDKnet, LLC provides proprietary convergence technology that links audio, video and the Worldwide Web. ValueFlash provides Internet direct marketing technology (which we call "VFlash(TM)") that facilitates ongoing customer relationships.

CDKnet, LLC, formed in early 1998, has developed a unique multimedia technology, CDK(TM), integrating audio, video and Internet connectivity on a standard compact disc (CD). Our MixFactory system, an extension of the core CDK technology, enables users to create their own personalized multimedia CDs from a Web site. These custom CDs include full-screen, full-motion video, Red Book (digital standard) audio and targeted Web links. The media components are presented through CDKnet, LLC's proprietary media players that have been developed for ease of use and functionality.

CDKnet, LLC's targeted industries include: (1) entertainment (music, movies and TV); (2) travel and tourism; (3) professional sports; (4) financial services;
(5) education; (6) toys/games; (7) fashion; (8) food/cooking; (9) automotive; and,(10) healthcare. Primary CDKnet, LLC customers and/or strategic partners include Peterson's, AtomicPop, Central Park Media, CollegeMusic.com, Megaforce Records and DreamWorks Records.

CDKnet, LLC has three principal revenue streams: (1) sale of custom compact discs, (2) sale of Web links and Web advertising, and (3) development and use fees. We are currently capable of providing services in each of these areas.

The Vflash(TM) concept was initially developed by the CDKnet, LLC team to take advantage of the distribution opportunity presented by its main product, Web-connected multimedia CDs. To fully capitalize on the market opportunity, we formed ValueFlash on January 13, 2000 to further develop and market the Vflash(TM) and related products.

ValueFlash was established to take advantage of the dynamic, real-time characteristics of the Internet and to address the need for a non-intrusive yet highly targeted interactive direct marketing application. ValueFlash has developed, and is now marketing, its proprietary Vflash(TM) messenger, a computer desktop application which provides a wide variety of organizations with a real-time method of directly marketing to, and communicating with, its customer base.

ValueFlash's objective is to provide marketers with an unrivaled solution for identifying customers and creating a direct rapport with these individuals, thereby facilitating targeted communications and relevant e-commerce opportunities. Direct communication with consumers will be facilitated by the Vflash(TM) messenger, a computer desktop application that will serve as an engaging Internet direct-marketing tool allowing service providers and retailers to develop long-term customer relationships.

In addition to driving e-commerce revenue for online retailers, the Vflash(TM) application serves as unique mechanism for promoting, and driving traffic to, offline retailers. The ability to provide real-time targeted messages and offers based on an interest profile as well as a demographic profile creates a compelling offering for both "brick & mortar" and "brick & click" retailers.

Current ValueFlash clients include: (1) Atlantic Records; (2) Artemis Records (Kittie); (3) PlanetGiving.com; and (4) Medium4.com. ValueFlash's Strategic partners include Impiric, a wholly owned subsidiary of Young & Rubicam,
J. Walter Thompson USA, Inc. and House of Blues.

The ValueFlash revenue model is based on three distinct revenue streams -- hosting fees, e-commerce commissions and advertising sales.

We have received an infusion of $1,250,000 in capital since January 1, 2000. Additionally, we have raised $3,000,000 for our subsidiary ValueFlash through private placements during the same period.


                                  THE OFFERING

SECURITIES OFFERED:

    THE BLACKMOR SHARES .......  100,000 shares of common stock which we issued on April 17, 2000 to The Blackmor Group in exchange for services to be performed on an on-going basis.

    ABBEY BLATT SHARES ........  20,000 shares of common stock which were purchased by Abbey Blatt on March 28, 2000 at $.75 per share.

    ENERGENIC SHARES ..........  100,000 shares of common stock and up to 50,000 options to purchase our common stock at $1.00 per share expiring on February 7, 2001 owned by Energenic, LLC and which vest as follows: (i) 4,200 on grant; and (ii) 45,800 on January 7, 2001. The shares and options were issued to Energenic in exchange for services performed for us.

    CABARET SOFTWARE SHARES ...  (1) 20,000 shares of common stock to Caberet
                                 Software, Inc. issued on January 20, 2000 in exchange for services valued at $20,000; (2) 10,000 and 30,000 shares of our common stock issued on September 18, 1999 and August 10, 1999, respectively, in exchange for services valued at $30,000.

    ARCADIA SHARES.............  Up to 500,000 five-year options to purchase shares of our common stock which we issued to Arcadia Marketing Inc. on May 4, 2000, pursuant to a letter agreement between the parties dated May 4, 2000. The options are exercisable at $1.69 per share and expire on May 4, 2005.

    MAGGI SHARES...............  (1) 5,000 three-year options to purchase shares of our common stock which we issued to Don
                                 Maggi on May 25, 1999 exercisable at $1.25 per share expiring on May 25, 2002; and (2) 25,000 five-year options to purchase shares of our common stock which we issued to Don Maggi on May 25, 1999 exercisable at $1.00 per share expiring on May 25, 2002.

    STERN SHARES...............  Up to 15,000 one-year options to purchase shares of our common stock which we issued to Ava Stern on May 12, 2000. The options are exercisable at $1.00 per share and expire on May 12, 2001.

    TBA SHARES.................  Up to 165,000 shares comprising (1) 15,000 three-year options to purchase shares of our common stock which we issued to T.B.A. Management Group, Inc. on May 24, 1999. The options are exercisable at $1.25 per share and expire on May 24, 2002, and (2) 150,000 five-year options to purchase shares of our common stock issued on July 21, 2000 to T.B.A. Network, Inc. pursuant to a Consulting Agreement dated August 1, 1999. The options are exercisable at $1.00 per share expiring on September 30, 2004.

    BODEK SHARES...............  500,000 shares of our common stock which we issued on January 6, 2000 to Erno and Rachel
                                 Bodek at $.50 per share.

    TRADING SYMBOL ............  "CDKX" traded on the Over-the-Counter Bulletin
                                 Board.

    RISK FACTORS ..............  The common stock our investors are offering involve a high degree of risk. See "Risk
                                 Factors" beginning on page 8.

    OUR EXECUTIVE OFFICE ......  400 Garden City Plaza
                                 Suite 202
                                 Garden City, N.Y.  11530
                                 (516) 222-8800

    OUR PRINCIPAL PLACE
    OF BUSINESS ...............  250 West 57th Street
                                 Suite 1101
                                 New York, New York 10019
                                 (212) 547-6050

The summary financial information set forth below is derived from and should be read in conjunction with the consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The information set forth below should also be read in conjunction with "Management's Discussion and Analysis of Operations." Results of operations for the periods presented are not necessarily indicative of results of operations for future periods.

                                                                NINE MONTHS                           PERIOD OCTOBER 1, 1997
                                                                   ENDED              YEAR ENDED        (DATE OF INCEPTION)
                                                                 MARCH 31,             JUNE 30,          TO JUNE 30, 1998,
                                                                    2000                 1999              AS RESTATED
                                                                ------------          -----------          ------------
STATEMENTS OF OPERATIONS DATA                                    (unaudited)
Net revenues                                                    $    83,602           $   474,344          $    616,137
Cost of revenues                                                     79,369               288,762               415,769
                                                                ------------          -----------          ------------
Gross profit                                                          4,234               185,582               200,368
Operating expenses                                                5,363,614             5,285,681             1,714,254
Other (expenses) income, net                                        (59,641)           (1,094,501)                  461
Minority interest in loss of subsidiary                             197,346                 --                  328,950
                                                                ------------          -----------          ------------
Net Loss                                                        $ 5,221,675           $(6,194,600)         $ (1,184,475)
                                                                ============          ===========          ============
Basic and diluted earnings (loss) per share                     $     (0.31)          $     (0.47)
                                                                ============          ===========
Weighted average shares outstanding - basic and diluted          16,821,909            13,282,176
                                                                ============          ===========

                                                                  MARCH 31,             JUNE 30,
                                                                   1999                   1999
                                                                (unaudited)
                                                                ------------          -----------
BALANCE SHEET DATA

Working capital (deficit)                                       $ 1,695,468           $  (557,197)
Current Assets                                                    2,767,635               271,854
Total Assets                                                      8,842,250             7,559,897
Current Liabilities                                               1,072,167               829,051
Total Liabilities                                                 1,472,764             2,705,467
Minority interest                                                   352,954                  --
Stockholders' equity                                              7,016,533             4,854,430
Common shares outstanding                                        21,068,771            14,046,906

                              CAUTIONARY STATEMENT
                              --------------------

All statements, trends, analyses and other information contained in this prospectus relative to trends in net sales, gross margin, anticipated expense levels and liquidity and capital resources, as well as other statements, including, but not limited to, words such as "anticipate," "believe," "predict," "plan," "intend," "expect," and other similar expressions constitute forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict. Potential risks and uncertainties include those set forth below in "Risk Factors." Particular attention should be paid to the cautionary statements involving our limited operating history, the unpredictability of our future revenues, the unpredictable and evolving nature of our business model, the intensely competitive online commerce industry and the risks associated with capacity constraints, systems development, management of growth and business expansion, as well as other factors described below.

                                  RISK FACTORS
                                  ------------

We have described several risk factors which we believe are significant and should be given careful consideration by you when you evaluate us. We consider each of these risks to be specific to us, although some are industry or sector related issues which could also impact other businesses in our market sector. In our case and in addition to the risks just referred to, there are two related risks to which we wish to draw your attention specifically:

     o Our former independent certified public accountants added an emphasis paragraph to their report on our consolidated financial statements as of June 30, 1999 and for the year ended June 30, 1999, and the period October 1, 1997 (date of inception) to June 30, 1998, relating to factors that raise substantial doubt about our ability to continue as a going concern.

     o   We need significant additional revenues or financing.

If we are unable to obtain significant additional financing or otherwise fund our operations, we will likely have to file for bankruptcy.

You should carefully consider the following information which outlines special market and other risk factors affecting us and our industry.

Our ability to continue operations is in question.
--------------------------------------------------
Our history of operating losses raises substantial doubt about our ability to continue operations. If we are unable to obtain significant additional financing or otherwise obtain working capital to fund our operations, we may be obligated to seek protection of the bankruptcy courts. In particular, our former independent certified public accountants added an emphasis paragraph to their report on our consolidated financial statements as of June 30, 1999 and for the year ended June 30, 1999, and for the period October 1, 1997 (date of inception) to June 30, 1998, relating to factors that raise substantial doubt about our ability to continue as a going concern. The factors cited by them include the following:

     o   continued losses;
     o   use of significant cash in operations; and
     o   lack of sufficient funds to execute our business plan.

Our unaudited financial statement for the period July 1, 1999 to March 31, 2000 reflect a net loss of $(5,221,675) on revenues of $83,602.

We have raised over $1,250,000 in financing since January 1, 2000, and an additional $3,000,000 in financing for ValueFlash during the same period.

Our financial condition is highly uncertain and we need to obtain significant
-----------------------------------------------------------------------------
additional financing to avoid bankruptcy.
-----------------------------------------
Despite our continued ability to raise capital through debt and equity financing, we need to increase revenues, raise significant additional financing or otherwise obtain working capital to continue operations through the next year. If we do not raise the necessary financing, we will probably have to seek the protection of the bankruptcy courts and holders of our common stock would stand to lose their entire investment.

Due to changes in our business, our historical financial information is of
--------------------------------------------------------------------------
material relevance.
-------------------
Our ability to generate revenue and income is unproven, and changes in our business make an evaluation of our operating history difficult. We must be considered in light of the risks, expenses and difficulties encountered by companies in the new and rapidly evolving market for online, custom compact disc technology and related enhanced services. To address these risks, among other things, we must (1) market our services and build our brand names effectively,
(2) provide scalable, reliable and cost-effective services, (3) continue to grow our infrastructure to accommodate additional customers and increased use of our products and services, (4) expand our channels of distribution, (5) continue to respond to competitive developments, and (6) retain and motivate qualified personnel.

Future sales may have a dilutive effect on future sales of securities.
----------------------------------------------------------------------
Future sales of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock and our stockholders could experience dilution in their stock ownership and in the value of their shares. Dilution is a reduction in the value of the holder's investment measured by the difference between the purchase price of the shares of the common stock and the net tangible book value of the shares after the purchase takes place. As of July 28, 2000, we had 21,151,831 shares of common stock outstanding of which 15,572,629 are restricted or affiliate shares. Those restricted shares will gradually be converted to free-trading shares, the sale of which could have a material adverse effect on the future market price of our common stock.

If we do not adapt to rapid technological change, our business will be adversely
--------------------------------------------------------------------------------
affected.
---------
Our success is highly dependent upon our ability to develop new and enhanced services, and related products that meet changing customer requirements. At present, our three main products -- CDK(TM), VFlash (TM) and MixFactory(TM) -- are all available and for sale to the public. Nonetheless, the market for our services is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new and enhanced software, service and related product introductions.

To remain successful, we must be responsive to new developments in hardware and semiconductor technology, operating systems, programming technology, and computer capabilities. In many instances, the new and enhanced services, products, and technologies are in the emerging stages of development and marketing, and are subject to the risks inherent in the development and marketing of new software, services, and products. We may not successfully identify new service opportunities, and develop and bring new and enhanced services and related products to market in a timely manner; there can be no assurance that:

     o any of these services, products or technologies will develop or will be commercially successful, or that we will benefit from these developments, or

     o services, products, or technologies developed by others will not render our services, and related products noncompetitive or obsolete.

If we are unable, for technological or other reasons, to develop and introduce new services and products in a timely manner in response to changing market conditions or customer requirements, or if new or enhanced software, services, and related products do not achieve a significant degree of market acceptance, our business, operating results, and financial condition would be materially adversely affected.

We face intense competition in the compact disc development and the direct
--------------------------------------------------------------------------
online marketing markets.
------------------------
Portions of the online, custom compact disc and the direct online marketing markets are becoming increasingly competitive. We expect in the coming years to face significant competition in all of our markets. We expect new companies will emerge and compete for the same customers.

We expect competition to increase from both established and emerging companies and that this increased competition will result in reduced revenues which could materially adversely affect our business, operating results, and financial condition. Moreover, our current and potential competitors, some of whom have significantly greater financial, technical, marketing, and other resources than we do, may respond more quickly than we do to new or emerging technologies or could expand to compete directly against us. Accordingly, it is possible that current or potential competitors could rapidly acquire significant market share. There can be no assurance that we will be able to compete against current or future competitors successfully or that competitive pressures faced by us will not have a material adverse effect on our business, operating results, and financial condition.

Government regulation and legal uncertainties may affect our business.
----------------------------------------------------------------------
Only a small body of laws and regulations currently apply specifically to content of, access to, or commerce on, the Internet. It is possible that laws and regulations with respect to the Internet may be adopted by governments in any of the jurisdictions in which we can sell our products, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. The nature of future legislation and the manner in which it may be interpreted and enforced cannot be fully determined and, therefore, legislation could subject us and/or our customers to potential liability, which in turn could have a material adverse effect on our business, results of operations and financial condition.

In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to these laws intended to address these issues could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations and financial condition.

And, because our services are available over the Internet virtually worldwide, and because we facilitate sales by our customers to end users located in multiple provinces, states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of the state/province or that we have a permanent establishment in each of the foreign countries. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for failure to qualify and could result in the inability to enforce contracts in these jurisdictions. Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

We are dependent on certain key personnel.
------------------------------------------
Our success depends to a significant degree upon the continued contributions of our key management, including: (1) Steven A. Horowitz, Chairman, Chief Executive Officer, Chief Financial Officer and Secretary of CDKnet.com, Inc.; (2) our subsidiary, CDKnet, LLC's officers Shai Bar-Lavi, Chief Executive Officer; Israel Hersh, President; and Shlomo Shur, Chief Operating Officer; and (3) our subsidiary, ValueFlash's officers Shai Bar-Lavi, Chairman and Chief Executive Officer; Shlomo Shur, President and Director; Robert Reeves, Chief Financial and Administrative Officer, Treasurer and Director; Michael Jolly, Executive Vice President of the Entertainment Group; Tom Ross, President of the Media Group; Russell Kern, Executive Vice President; and Director and Secretary Steven A. Horowitz. Our operations could be affected adversely if, for any reason, any of these officers ceased to be active in our management.

We maintain proprietary nondisclosure and non-compete agreements with some employees, contractors and collaborators/partners. We do not have key person life insurance policies on directors, executive officers or key employees. Competition for employees in the multimedia technology industry is intense, and there can be no assurance that we will be able to attract and retain enough qualified employees. If our business grows, it may become increasingly difficult to hire, train and assimilate the new employees needed. Our inability to retain and attract key employees could have a material adverse effect on our business, operating results, and financial condition.

We may have difficulty in management of growth.
-----------------------------------------------
We may experience a period of rapid growth which could place a significant strain on our resources. Our ability to manage growth successfully will require us to continue to improve our operational, management and financial systems and controls as well as to expand our work force. A significant increase in our customer base would necessitate the hiring of a significant number of additional customer service care and technical support personnel as well as computer software developers and technicians, qualified candidates for which, at the present time, are in short supply. We must manage relationships with a growing number of third parties as we seek to complement our service offerings and increase our sales efforts. If we are unable to manage growth effectively, hire needed personnel, expand and adapt our computer infrastructure or improve our operational, management, and financial systems and controls, our business, operating results, and financial condition could be materially adversely affected.

Product defects can adversely affect our business.
--------------------------------------------------
The software products utilized by us could contain errors or "bugs" that may adversely affect the performance of services or damage a user's data. In addition, as we increase our share of the multisession, i.e., both audio and video, compact disc market, software reliability and security demands will increase. Attempts to limit our potential liability for warranty claims through limitation-of-liability provisions in our customer agreements. There can be no assurance that the measures taken by us will prove effective in limiting our exposure to warranty claims. Despite the existence of various security precautions, our computer infrastructure may be also vulnerable to viruses or similar disruptive problems caused by our customers or third parties gaining access to our processing system.

We have limited protection of proprietary technology and there is a risk of
---------------------------------------------------------------------------
third party claims.
-------------------
We regard some of our services as proprietary and rely primarily on a combination of patent, copyright, trademark and trade secret laws, employee and third-party non-disclosure agreements, and other intellectual property protection methods to protect our services. Existing intellectual property laws afford only limited protection, and it may be possible for unauthorized third parties to copy our services and related products or to reverse engineer or obtain and use information that we regard as proprietary. There can be no assurance that our competitors will not independently develop services and related products that are substantially equivalent or superior to ours.

                                 USE OF PROCEEDS
                                 ---------------

We will not realize any proceeds from the sale of the shares by the selling security holders. We have already received and are utilizing the proceeds received from the issuance of those shares, options and warrants in our business and marketing.

                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

All securities to be registered pursuant to this Prospectus will be sold by the selling security holders. See "Selling Security Holders." The Shares may be offered and sold from time to time by any selling security holder. Each selling security holder will act independently of us in making decisions with respect to the timing, manner, and size of each sale. The shares will be sold at market price or in negotiated transactions.

                            SELLING SECURITY HOLDERS
                            ------------------------

The following provides information with respect to:

The Blackmor Shares
-------------------

We are registering 100,000 shares of our common stock which we issued to The Blackmor Group on April 17, 2000 in exchange for consulting services regarding strategic management and growth of our business. The Blackmor Group has had no other material relationship with us since our inception. The Blackmor Shares represent less than one percent of our issued and outstanding common stock. See "Plan of distribution."

Abbey Blatt Shares
------------------

We are registering 20,000 shares of our common stock which we issued to Abbey Blatt on March 28, 2000 at $.75 per share. Abbey Blatt is an individual domiciled in the State of New York. Abbey Blatt has had no material relationship with us since our inception. The Abbey Blatt Shares represent less than one percent of our issued and outstanding common stock. See "Plan of Distribution."

Energenic Shares
----------------

We are registering 100,000 shares of our common stock which we issued to Energenic, LLC on February 7, 2000, October 29, 1999, and February 7, 2000 along with 50,000 options to purchase our common stock at $1.00 per share. 4,200 of the options vested upon grant with 45,800 vesting on January 7, 2001. All options expire on February 7, 2001. The shares and options were issued in exchange for software development services provided to us. Energenic has had no other material relationship to us. The Energenic Shares represent less than one percent of our issued and outstanding common stock. If Energenic were to exercise all of its options, it would own a total of 150,000 registered shares which would be less than one percent of our issued and outstanding Common Stock. See "Plan of Distribution."

Cabaret Software Shares
-----------------------

We are registering 60,000 shares of our common stock which we issued to Cabaret Software, Inc. on January 20, 2000, September 18, 1999 and August 10, 1999, in exchange for software related services valued at a total of $50,000. Cabaret Software has had no other material relationship to us. The Cabaret Software Shares represent less than one percent of our issued and outstanding Common Stock. See "Plan of Distribution."

Arcadia Shares
--------------

We are registering 500,000 options granted to Arcadia Marketing, Inc. to purchase our common stock at $1.69 per share that expire on May 4, 2005. Since May, 2000, Arcadia has served as marketers of our technology and products. Arcadia Marketing has had no other material relationship to us. If Arcadia Marketing were to exercise all of its options, it would own a total of 500,000 registered shares which would represent approximately 2.31 percent of our issued and outstanding common stock. See "Plan of Distribution."

Maggi Shares
------------

We are registering 30,000 options to purchase our common stock comprising: (1) 25,000 options at $1.00 per share and (2) 5,000 at $1.25 per share that expire on May 24, 2002 and May 24, 2004, respectively. The options were granted to Don Maggi on May 25, 1999. Maggi has had no other material relationship to us. If Maggi were to exercise all of his options, he would own a total of 30,000 registered shares which would represent less than one percent of our issued and outstanding common stock. See "Plan of Distribution."

Stern Shares
------------

We are registering up to 15,000 one-year options exercisable at $1.00 per share to purchase our common stock that were granted to Ava Stern on May 12, 2000. Since November, 1998, Ava Stern has provided public relations services to us through The Financial Relations Board based in New York. Stern has had no other material relationship to us. If Stern were to exercise all of her options, she would own a total of 15,000 registered shares which would represent less than one percent of our issued and outstanding common stock. See "Plan of Distribution."

TBA Shares
----------

We are registering up to 165,000 shares comprising: (1) 15,000 three-year options to purchase our common stock at $1.25 per share that were granted to T.B.A. Management Group, Inc. on May 24, 1999, and (2) 150,000 five-year options to purchase shares of our common stock issued on July 21, 2000 exercisable at $1.00 per share and expiring on September 30, 2004 to T.B.A. Network, Inc. pursuant to a Consulting Agreement dated August 1, 1999. The T.B.A. entities have provided consulting services to us since 1999. The T.B.A. entities have had no other material relationship to us. If the T.B.A. entities were to exercise all of their options, they would own a total of 165,000 registered shares which would be less than one percent of our issued and outstanding common stock. See "Plan of Distribution."

Bodek Shares
------------

We are registering 500,000 shares of our common stock which we issued to Erno and Rachel Bodek on January 6, 2000 at $.50 per share. The Bodeks are holders of our stock and have had no material relationship with us since our inception. The Bodek's own an additional 2,500,000 unregistered shares of our common stock for a total of 3,000,000 shares which represent 15.32 per cent of our issued and outstanding common stock.. See "Plan of Distribution."


                              PLAN OF DISTRIBUTION
                              --------------------

All shares to be registered pursuant to this prospectus will be sold by the selling security holders. See "Selling Security Holders." The shares may be offered and sold from time-to-time by any selling security holder. The selling security holder will act independently of us in making decisions with respect to the timing, manner, and size of each sale. Such sale may be made on the Over-the-Counter Bulletin Board, or otherwise, at prices and on terms then prevailing or at prices related to the then market price, or in negotiated transactions. In effecting sales, the selling security holders may use the services of broker-dealers. Such broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the selling security holder in amounts to be negotiated.

In offering the shares, the selling security holder and any broker-dealers who execute sales for the selling security holder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the selling security holder and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. We have advised each selling security holder that during the time they are engaged in distribution of the securities covered by this Prospectus, they must comply with Rule 10b-5 and Regulation M under the Exchange Act and pursuant thereto:
(i) each must not engage in any stabilization activity in connection with our securities; (ii) each must furnish each broker through which securities covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (iii) each must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act Release 34-38067 (December 20, 1996). The selling security holders have been advised that they must coordinate their sales under this Prospectus with each other and us for purposes of Regulation M.

The shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This offering will terminate on the earlier of (a) the date on which such selling security holder's shares may be resold pursuant to Rule 144 under the Securities Act; or (b) the date on which all shares offered have been sold by the selling security holder. There can be no assurance that the selling security holder will sell any or all of the shares of common stock offered.

                                LEGAL PROCEEDINGS
                                -----------------

On March 30, 2000, our subsidiary, CDKnet, LLC, Shai Bar-Lavi (Chief Executive Officer of CDKnet, LLC), and John Nussbaum, were sued in Superior Court in California, County of Los Angeles, by Worldsite, Inc., the landlord of our California office, alleging conversion, fraud and breach of oral contract. The parties have reached an amicable settlement of this lawsuit.

                        DIRECTORS AND EXECUTIVE OFFICERS
                        --------------------------------

The following sets forth our directors and executive officers and key employees as of July 28, 2000, their respective ages, the year in which each was first elected or appointed a director, and any other office held by each director:

CDKnet.com, Inc.
----------------

NAME OF DIRECTOR/          AGE       POSITION HELD                DATE ELECTED
OFFICER                                                           OR APPOINTED
--------------------------------------------------------------------------------

Steven A. Horowitz         40        Chairman, Chief Executive    May 1998
                                     Officer, Chief Financial
                                     Officer and Secretary

Andrew J. Schenker         39        Director                     May 1998

Anthony J. Bonomo          40        Director                     May 1998



A. CDKnet, LLC
--------------

NAME OF DIRECTOR/          AGE       POSITION HELD                DATE ELECTED
OFFICER                                                           OR APPOINTED
--------------------------------------------------------------------------------

Steven A. Horowitz         40        Chairman, Chief Financial    May 1998
                                     Officer, and Secretary

Shai Bar-Lavi              40        Chief Executive Officer      August 1999

Israel Hersh               46        President                    February 2000

Shlomo Shur                50        Chief Operating Officer      March 2000

Michael W. Jolly           31        Consultant for               October 1997
                                     Business Development

Don Hegarty                31        Chief Technical Officer      July 2000


Russell A. Kern            33        Consultant for               April 1998
                                     Marketing

Tom Ross                   51        Consultant for               August 1999
                                     Entertainment

B. ValueFlash.com Incorporated
------------------------------

NAME OF DIRECTOR/          AGE       POSITION HELD                DATE ELECTED
OFFICER                                                           OR APPOINTED
--------------------------------------------------------------------------------
Shai Bar-Lavi              40        Chief Executive Officer,     February 2000
                                     Chairman

Shlomo Shur                50        President, Director          February 2000


Robert Reeves              49        Chief Financial and          April 2000
                                     Administrative Officer,
                                     Treasurer and Director

Michael W. Jolly           31        Executive Vice President,    February 2000
                                     Entertainment Group

Tom Ross                   51        President, Media Group       February 2000

Russell A. Kern            33        Executive Vice President     February 2000

Steven A. Horowitz         40        Secretary, Director          February 2000

Michael Vasinkevich        32        Director                     February 2000


                              FAMILY RELATIONSHIPS
                              --------------------

No family relationship exists between or among any of our directors, executive officers, and significant employees, as defined below, or any person contemplated to become such.

                               BUSINESS EXPERIENCE
                               -------------------

STEVEN A. HOROWITZ - Chairman, Chief Executive Officer, Chief Financial Officer and Secretary, CDKnet.com, Inc.; Chairman, Chief Financial Officer and Secretary of CDKnet, LLC; and Secretary and Director of ValueFlash.com Incorporated.

Mr. Horowitz has served as Chairman of the Board of Directors and Secretary of CDKnet.com since May 1998, has served as Chief Financial Officer since October 1999, and has served as the managing member of Creative Technology and CDKnet, LLC since October, 1998 and November, 1998, respectively. Since April 1, 2000, he has served as a partner in Moritt, Hock, Hamroff & Horowitz, LLP, a Garden City, New York-based law firm. From October 1, 1991 to March 2000, he was the founding principal of Horowitz, Mencher, Klosowski, & Nestler, P.C., a Garden City, New York-based law firm. Mr. Horowitz holds a degree from Hofstra University School of Law and a Master of Business Administration degree in Accounting from Hofstra University School of Business. Mr. Horowitz is an Adjunct Professor of Law at Hofstra University School of Law. In 1986 and 1987, Mr. Horowitz was Director of Taxes for Symbol Technologies, Inc., a New York Stock Exchange corporation. Mr. Horowitz is a member of the American Bar Association and the New York State Bar Association.

ANTHONY J. BONOMO - Director, CDKnet.com, Inc.

Mr. Bonomo has served as a director of CDKnet.com since June, 1998. He has, since 1986, served in various executive capacities at Administrators for the Professions, Inc., the Physicians' Reciprocal Insurers, one of the largest medical malpractice carriers in New York States, including Executive Vice

President and Chief Operating Officer from 1993 to 1995 and President from 1995 to the present. Mr. Bonomo is a member of the Bar of the State of New York and serves as a board member of several charitable associations and foundations.

ANDREW J. SCHENKER - Director, CDKnet.com, Inc.

Mr. Schenker became a director of CDKnet.com in May, 1998. He is the Director of Finance for North America Sales and Services Division at Symbol Technologies, Inc. a manufacturer and world leader in bar-code based data transaction systems based in Holbrook, New York. Since November 1986, he has held several financial management positions at Symbol Technologies, Inc., most recently at the position described above. He is also the trustee for several trusts and a public foundation, as well as an executive committee member of the Smithtown School District Industry Advisory Board.

SHAI BAR-LAVI - Chief Executive Officer of CDKnet, LLC, and Chief Executive Officer and Chairman of ValueFlash.com Incorporated.

Mr. Bar Lavi joined CDKnet, LLC as its President in August 1999 and has subsequently relinquished that position and become the Chief Executive Officer of both CDKnet, LLC and ValueFlash.com. Mr. Bar-Lavi directs CDKnet's business operations and development plans. From April 1999 to July 1999, Mr. Bar-Lavi served as a consultant to CDKnet, LLC. Prior to joining CDKnet, LLC, Mr. Bar-Lavi served as Chief Operating Officer of the Hungarian Broadcasting Corporation, a publicly-traded company, from January 1998 to December 1998. From July 1990 to December 1997, he served as President of Topline Communications. Mr. Bar-Lavi's experience with computers goes back to the early 1980s where he ran Sagy Computer Services, a mainframe-based company providing payroll and accounting services.

SHLOMO SHUR - President and Director, ValueFlash.com Incorporated and Chief Operating Officer, CDKnet, LLC.

Mr. Shur has over 20 years of software development and technology consulting experience. He joined CDKnet, LLC in late 1999 as Chief Operating Officer and has also assumed the position of President of ValueFlash.com in February 2000. Prior to joining CDKnet, Mr. Shur was a co-founder of Executone Information Systems where he spent 15 years as a senior technology officer. Mr. Shur also spent two years as an independent technology consultant. Mr. Shur has a Bachelor of Sciences degree in Electrical Engineering from City College, New York.

ROBERT J. REEVES - Chief Financial and Administrative Officer, and Director of ValueFlash.com Incorporated.

Mr. Reeves joined ValueFlash.com in April 2000. Mr. Reeves is responsible for overseeing ValueFlash's financial and administrative operations, capital fundraising, as well as negotiating future partnership agreements. Prior to joining ValueFlash, Mr. Reeves was Chief Financial Officer of ABN AMRO Incorporated, responsible for the firm's North American investment banking business. Before joining ABN AMRO in 1997, Mr. Reeves served as ING Barings Securities, Inc.'s Chief Financial Officer. He oversaw the investment bank's financial operations in North, Latin and South America. Prior to ING Barings, Mr. Reeves worked for nine years with Shearson Lehman Brothers in various capacities, the last being Executive Vice President and Assistant Controller. Mr. Reeves joined Shearson Lehman Brothers from Coopers & Lybrand where he spent nine years and was a Senior Manager. Mr. Reeves is a Certified Public Accountant.

MICHAEL W. JOLLY - Executive Vice President, Sales Director, ValueFlash.com Incorporated, and Consultant for Business Development to CDKnet, LLC.

Mr. Jolly is responsible for identifying and developing business opportunities and strategic partnering opportunities within the entertainment industry. Mr. Jolly joined CDKnet in November 1997. Prior to joining CDKnet, Mr. Jolly served as Vice President of Marketing and Secretary at Kelly Music and Entertainment Corp. (creator of CDK(TM) Technology) from October 1995 to November 1997. There he developed music and entertainment products and built a significant amount of music, movie and TV industry contact relationships. From August 1991 to October 1995, Mr. Jolly held positions at Cigna Financial Advisors in which he developed programing and packaging products in the network programming and in-flight entertainment markets as well as serving as a Financial Advisor where he provided financial, statistical and strategic planning to businesses. Mr. Jolly has a B.S. in Marketing from Hofstra University.

RUSSELL A. KERN - Executive Vice President, Marketing Director, ValueFlash.com Incorporated, and consultant for Marketing to CDKnet, LLC.

Mr. Kern is a founding member of the ValueFlash.com team, joining the firm from his position as General Manager at CDKnet, LLC. In his position as Marketing Director at ValueFlash.com, Mr. Kern is responsible for identifying strategic alliance/business building opportunities. Further, Mr. Kern works with the Business Development team and the Technical team to ensure consistent branding is maintained through all communications and product offerings. Mr. Kern joined CDKnet in April 1998 where he was instrumental in developing the second-generation multimedia CD technology along with CDKnet's custom multimedia CD service, MixFactory. Prior to joining CDKnet, Mr. Kern served from November 1995 to April 1998 as Director of Strategic Planning at Poppe Tyson (now ModemMedia), developing successful Web initiatives for a range of clients including IBM and Minolta. From January 1994 to November 1995, he was Marketing Director at Marketing Resources of America. He also served five years with BBDO Advertising planning for clients such as Visa USA, Pepsi-Cola and Campbell's. In addition, he has several years experience in direct-response marketing, developing DRTV, print and direct-mail programs. Mr. Kern has a B.S. in Marketing from the Wharton School at the University of Pennsylvania.

TOM ROSS - President, Entertainment Group of ValueFlash.com Incorporated, and consultant for Entertainment to CDKnet, LLC.

Mr. Ross joined CDKnet in August 1999 and is responsible for identifying business opportunities for ValueFlash within the entertainment, music and film industries and securing partnership agreements. From December 1998 to July 1999, Mr. Ross served as a consultant. Prior to that, Mr. Ross was a partner of Creative Artists Agency from January 1984 to November 1998. As a founder, architect and chief of the music department at Creative Artists, Mr. Ross worked with some of the most celebrated artists in music: Jefferson Airplane, Crosby, Stills & Nash, Tim McGraw, Eric Clapton, Bob Dylan, Madonna, Janet Jackson, Reba McEntire, Bette Midler and Fleetwood Mac, to name a few. Before he left Creative Artists late last year, many considered him the top agent in the music business. In his 30-year career, he had the reputation of fighting on behalf of his clients' financial interests while enabling them to present their art without compromise.

ISRAEL HERSH - President, CDKnet, LLC.

Israel Hersh joined CDKnet, LLC in February, 2000 as President. Prior to that, he was Vice President, Chief Technology Officer with Executone Information Systems since January, 1999. Mr. Hersh joined Executone as Director of Software Development in 1984, and was promoted to Vice President of Software Engineering in January, 1995. In June, 1996, Mr. Hersh was promoted to Vice President, Product Development of Executone's Computer Telephony Division. Prior to his employment with Executone Information Systems, Inc. Mr. Hersh was a manager of the Software Development Department for T-Bar, Inc. Mr. Hersh has a B.S. in Electrical Engineering from Tel-Aviv University and a MS in Electrical Engineering from Bridgeport University.

DON HEGARTY - Chief Technical Officer, CDKnet. LLC

Don Hegarty joined CDKnet in 1998. He is responsible for CDK software development, overall website management, and the automated robotic processes behind the Mixfactory.com websites. His duties also include maintaining the order fulfillment system, programming new automation, and managing the customer support staff. Prior to CDKnet he was Director of CD production at MY-CD.com, a Bandai company. There he worked on creating one of the first customized CD sites on the internet. Prior to that, he lead programming for Market Growth Resources, A True North Company, on many projects including Tropicana, Duracell, and Mastercard. Mr. Hegarty has also worked for the Library of Congress in creating a database system to track both Braille books and books on tape for thousands of users across the United States. Mr. Hegarty has a B.S. in Computer Science from Manhattan College.

MICHAEL VASINKEVICH - Director, ValueFlash.com Incorporated.

Mr. Vasinkevich has specialized in private placement financing of growth companies for the past eight years. Since July 1999, Mr. Vasinkevich is the Managing Director of the Structured Finance Group at Ladenburg Thalmann & Co. Inc., a full service investment bank established in 1876 and headquartered in New York City. Prior to joining Ladenburg Thalmann, Mr. Vasinkevich was the founder and Managing Director of Tadem Venture Partners, Ltd., a specialized investment bank focusing on growth companies in the U.S. and Asia from July 1998 to the present. Before founding Tadem Venture Partners, from March 1997 to December 1998, Mr. Vasinkevich was the Managing Director of the Structured Finance Group at Jesup & Lamont Securities Corp., a New York City based investment bank. Prior to heading the Structured Finance Group at Jesup & Lamont, Mr. Vasinkevich acted in the same capacity at Caldwell Capital Corp. in New York City from 1993 to 1997.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN NON-MANAGEMENT BENEFICIAL OWNERS

The following are our non-management, beneficial owners of more than 5 percent of the outstanding shares amount of our common stock as of July 27, 2000:

A. CDKNET.com, Inc.
-------------------

Name and Address of                    Amount and Nature            Percent of
Beneficial Stockholder                 of Beneficial Ownership      Class (1)(2)
----------------------                 -----------------------      ------------

Alvin Pock                                 1,352,546                    6.39%
595 Stewart Avenue
Garden City, New York 11530

The Target Group Fund Ltd. (3)             3,000,000                   12.42%
c/o George Sandhu
The International Investment Group
17 State Street, 18th Floor
New York, New York 10004

Erno and Rachel Bodek                      3,000,000                   15.32%
c/o Victoria Sales Corporation
541 West 21st Street
New York, New York 10011

Caldwell Capital Corp.                     1,500,000                    6.62%
505 Northern Blvd.
Suite 308
Great Neck, New York 11021

Beneficial Owners as a group (4)           8,852,546                   33.46%
--------------------------------
Notes to table of non-management beneficial shareholders

(1) There were 21,151,831 shares of common stock outstanding as of July 28, 2000.

(2) Except as described in footnote (3) below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the information contained in this table and these notes.

(3) Represents shares issuable upon the conversion of 1,500,000 shares of our Series A Preferred Stock to common stock at $.50 per share. See
         Note 6 of the attached June 30, 1999 Financial Statements.

(4) As set forth in this table, there are 5 individuals or entities who are not members of our management each of whom individually owns 5% or more of our common stock. In addition to these individuals, there is a large group of individuals who may constitute beneficial owners of our common stock pursuant to the terms of a Stockholders Agreement dated May 7, 1998. Under the Stockholder's Agreement, its 35 signatories are required to vote their respective shares of stock identified in the Agreement as a class under certain circumstances. The names of the 35 signatories and their respective ownership interests are incorporated by reference in Exhibit 99.1 of this document. As a result, the signatories as a group may constitute beneficial owners of our common stock although only a few individually owns more than 5% of our common stock. The voting and certain other provisions of the Stockholders Agreement have been rescinded by 16 of the signatories to the Shareholders Agreement. We believe it is the position of the signatories to the Stockholders Agreement that they do not constitute a "group" as such term is defined under Rule 13(d)(3) promulgated under the Securities Exchange Act of 1934, as amended. The rescindment will not become effective until all 35 shareholders execute the Stockholders' Agreement. Further, under the terms of the Agreement, it will terminate upon our filing an effective initial public offering with the Commission. We consider our Form 10-SB, as amended, which became effective on December 7, 1999, to be an initial public offering. Therefore, we believe that the Agreement terminated on its own terms on December 7, 1999.


B. ValueFlash.com Incorporated
------------------------------

Name and Address of                    Amount and Nature            Percent of
Beneficial Stockholder                 of Beneficial Ownership      Class (1)(2)
----------------------                 -----------------------      ------------

AMRO, International, S.A.                   450,000(3)                  6.77%
c/o Ultra Finanz AG
Grossmuenstsplatz 6
Zurich, CH - 8022
Switzerland

Mabcrown, Inc.                              750,000(4)                 11.11%
c/o Ultra Finanz AG
Grossmuensterplatz 26
Zurich CH-8022, Switzerland

Erno and Rachel Bodek                       750,000(5)                 11.11%
c/o Victoria Sales Corporation
541 West 21st Street
New York, New York  10011

Beneficial Owners as a Group              1,950,000                    27.27%

------------------------------------------
Notes to table of non-management beneficial shareholders

(1) There were 6,500,000 shares of ValueFlash common stock outstanding as of July 28, 2000. CDKNET.com, Inc. owns 5,000,000 (76.92%) shares of ValueFlash common stock in addition to 3.5 million options to purchase common stock at $1.50 per share, expiring January 28, 2005.

(2) The individual or entities named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the information contained in this table and these notes.

(3) Includes 150,000 options to purchase ValueFlash common stock at $2.00, expiring January 28, 2005.

(4) Includes 250,000 options to purchase ValueFlash common stock at $2.00, expiring on November 22, 2000.

(5) Includes warrants to purchase up to 500,000 shares of ValueFlash common stock at $2.00 per share, expiring on July 18, 2001.

                        SECURITY OWNERSHIP OF MANAGEMENT
                        --------------------------------

The following table sets forth information with respect to the share ownership of our common stock by our officers and directors, both individually and as a group, and by the record and/or beneficial owners of more than 5 percent of the outstanding amount of such stock as of July 28, 2000:

                SHARES OF COMMON STOCK OWNED BENEFICIALLY AND OF
                              RECORD BY MANAGEMENT

A. CDKnet.com, Inc.
-------------------

Title and
Class of
Stock             Name and Address          Amount and Nature         Percent of
Owned(1)(2)       of Beneficial Owner       of Beneficial Ownership   Class
-----------       -------------------       -----------------------   ----------

Common            Steven A. Horowitz              2,764,347(3)         12.61%
                  c/o CDKNET.COM, INC.
                  400 Garden City Plaza
                  Suite 202
                  Garden City, NY 11530

Common            Andrew J. Schenker                 73,367(4)          *
                  c/o CDKNET.COM, INC.
                  400 Garden City Plaza
                  Suite 202
                  Garden City, NY 11530

Common            Anthony J. Bonomo                  50,000(5)          *
                  c/o CDKNET.COM, INC.
                  400 Garden City Plaza
                  Suite 202
                  Garden City, NY 11530

Common            Shai Bar-Lavi                   1,250,000(6)          5.58%
                  c/o CDKNET.COM, INC.
                  400 Garden City Plaza
                  Suite 202
                  Garden City, NY 11530

Common            Shlomo Shur                       500,000(11)         2.31%
                  c/o CDKNET.COM, INC.
                  400 Garden City Plaza
                  Suite 202
                  Garden City, NY 11530

Common            Israel Hersh                       25,000(7)          *
                  c/o CDKNET.COM, INC.
                  400 Garden City Plaza
                  Suite 202
                  Garden City, NY 11530

Common            Michael W. Jolly                  216,667(8)          1.01%
                  c/o CDKNET.COM, INC.
                  400 Garden City Plaza
                  Suite 202
                  Garden City, NY 11530

Common            Russell A. Kern                   216,667(8)          1.01%
                  c/o CDKNET.COM, INC.
                  400 Garden City Plaza
                  Suite 202
                  Garden City, NY 11530

Common            Tom Ross                          700,000(9)          3.20%
                  1480 San Reno Drive
                  Pacific Palisades, CA 90272

Common            Don Hegarty                        12,500(12)         *
                  c/o CDKNET.COM, INC.
                  400 Garden City Plaza
                  Suite 202
                  Garden City, NY  11530

All officers and directors                       5,808,548(10)         23.46%
as a group (10 persons)

---------------------------------------
Notes to table of beneficial shareholders

*Denotes less than 1%

(1) There were 21,151,831 shares of common stock outstanding as of July 28, 2000. This table does not include options to purchase 10,000 shares of our common stock under our 1998 Equity Incentive Plan held by Mr. Keith Fredericks, formerly our Sr. Vice President of Software Development and Chief Technical Officer. Mr. Fredericks resigned effective December 17, 1999.

(2) Except for the limitations set forth in the Stockholders Agreement dated May 7, 1998, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the information contained in this table and these notes. See Exhibit 4.2.

(3) This table includes 28,571 two-year Warrants to purchase common stock. Mr. Horowitz is our Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer and Secretary. This figure does not include 150,000 warrants issued to Horowitz, Mencher, Klosowski & Nestler P.C., a law firm formerly controlled by Mr. Horowitz, in connection with a loan and loan extension. On January 11, 2000, Mr. Horowitz was granted 750,000 options expiring on January 10, 2010 to purchase shares of our common stock at $1.00 per share. This table also includes those options.

(4) This table includes options to purchase 50,000 shares of our common stock under the Plan. Mr. Schenker is one of our directors.

(5) This table includes options to purchase 50,000 shares of our common stock under the Plan. Mr. Bonomo is one of our directors.

(6) This table includes warrants to purchase 750,000 shares and options to purchase 500,000 shares of our common stock under the Plan. The table does not include 250,000 options held in escrow pending the completion of financing transaction in excess of $1,000,000. Mr. Bar-Lavi is Chief Executive Officer of CDKnet, LLC and Chief Executive Officer and Director of ValueFlash.com Incorporated.

(7) This table includes options to purchase 25,000 shares of our common stock under the Plan.

(8) This table includes options to purchase 216,667 shares of our common stock under the Plan. Mr. Kern is Executive Vice President and Marketing Director of ValueFlash.com Incorporated and a consultant for marketing to CDKnet, LLC. Mr. Jolly is Executive Vice President and Sales Director of ValueFlash.com Incorporated and a consultant for business development to CDKnet, LLC.

(9) This table includes options to purchase 700,000 shares of our common stock pursuant to his employment agreement. Mr. Ross is President of the ValueFlash's Entertainment Group and a consultant for entertainment to CDKnet, LLC.

(10) Includes all stock options (3,020,834 shares of common stock) and 778,571 Warrants owned by officers and directors.

(11) Includes 500,000 options to purchase common stock at $1.00 per share under the Plan.

(12) Includes 12,500 options to purchase common stock at $1.00 per share under the Plan.

B. ValueFlash.com Incorporated
------------------------------

Title and                                                            Percent of
Class of         Name and Address          Amount and Nature         Class
Stock            of Beneficial Owner       of Beneficial Ownership   Owned(1)(2)
-----------      -------------------       -----------------------   -----------

Common           Steven A. Horowitz                750,000(3)         10.34%
                 c/o CDKNET.COM, INC.
                 400 Garden City Plaza
                 Suite 202
                 Garden City, NY 11530

Common           Shai Bar-Lavi                   1,250,000(4)         16.13%
                 c/o CDKNET.com, Inc.
                 400 Garden City Plaza
                 Suite 202
                 Garden City, NY 11530

Common           Shlomo Shur                       750,000(5)         10.34%
                 c/o CDKNET.com, Inc.
                 400 Garden City Plaza
                 Suite 202
                 Garden City, NY 11530

Common           Michael Vasinkevich             1,437,500(6)         18.40%
                 525 Northern Blvd.
                 Suite 308
                 Great Neck, N.Y. 11021

Common           Michael Jolly                     300,000(7)          4.15%
                 c/o CDKnet.com, Inc.
                 400 Garden City Plaza
                 Suite 202
                 Garden City, NY 11530

Common           Russell Kern                      300,000(7)          4.15%
                 c/o CDKnet.com, Inc.
                 400 Garden City Plaza
                 Suite 202
                 Garden City, NY 11530

Common           Tom Ross                        1,000,000(8)         13.33%
                 1480 San Reno Drive
                 Pacific Palisades, CA 90272

Common           CDKNET.com, Inc.                8,500,000(9)         85.0%
                 400 Garden City Plaza
                 Suite 202
                 Garden City, NY  11530

All Officers and Directors
as a group (5 persons)                          14,287,500            91.22%

-----------------------------
Notes to table of beneficial shareholders

(1) There were 6,500,000 shares of ValueFlash common stock outstanding as of July 27, 2000. This table does not include CDKnet.com's ownership interest in ValueFlash comprising 5,000,000 shares of ValueFlash common stock and 3,500,000 options to purchase ValueFlash common stock at $1.50 per share expiring on January 28, 2005. CDKnet.com's ownership interest represents 76.92% of ValueFlash's issued and outstanding stock.

(2) The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the information contained in this table and notes.

(3) Includes 750,000 options to purchase ValueFlash common stock at $1.50 per share expiring on January 27, 2005.

(4) Includes 1,250,000 options to purchase ValueFlash common stock at $1.50 per share expiring on January 27, 2005.

(5) Includes 750,000 options to purchase ValueFlash common stock at $1.50 per share expiring on January 27, 2005.

(6) Includes 62,500 options to purchase ValueFlash common stock at $2.00 per share expiring on September 13, 2000 as well as 1,250,000 options to purchase stock at $1.50 per share expiring on January 13, 2005.

(7) Includes 300,000 options to purchase ValueFlash common stock at $1.35 per share expiring on January 27, 2005.

(8) Includes 1,000,000 options to purchase ValueFlash common stock at $1.35 per share expiring on January 27, 2005.

(9) Includes 3,500,000 options to purchase common stock at $1.50 per share expiring on January 13, 2005.


                            DESCRIPTION OF SECURITIES
                            -------------------------
Common Stock
------------
We are authorized to issue 40,000,000 shares of common stock of $0.0001 par value, per share. Each share of our common stock, when fully paid for, will be validly issued and outstanding, is entitled to one vote on all matters to be voted on by shareholders, is entitled to equal dividends when and as declared by the Board of Directors from funds legally available therefore, and is entitled to a pro rata share of our net assets in the event of dissolution, liquidation or winding up of our operations.

Preferred Stock
---------------
We are authorized to issue 5,000,000 shares of preferred stock. The authorization to issue preferred shares were made by a resolution of the Board of Directors and were voted upon by the shareholders. Our preferred stock may be issued from time-to-time, by resolution or resolutions of the Board of Directors, in one or more series. While each series of preferred stock may be assigned different rights, conversion rights, redemption rights, liquidation rights, voting rights and rights regarding sinking fund or redemption or purchase accounts, all of the shares of each series shall be identical in all respects to the other shares of such series.

Series A Preferred Stock
------------------------
Our Series A Preferred Stock is convertible into common stock. It has voting rights and ranks as follows with respect to dividend rights and rights upon liquidation, winding up and dissolution: (a) senior to any other series of Preferred Stock (except as established by the Board of Directors), (b) on parity with any other series of Preferred Stock established by the Board of Directors, and (c) prior to any other of our equity securities, including our common stock. There are currently 1,500,000 shares of our Series A Preferred Stock issued and outstanding.

Stockholders' Agreement
-----------------------
We entered into a Stockholders' Agreement with a group of shareholders on May 7, 1998 which sets forth their agreement regarding the disposition of specified shares of our common stock. The agreement provides for a right of first refusal, initially to the non-selling shareholders and secondarily to us on the same terms and conditions as any bona fide third party offer and also requires a 100% disposition of the selling shareholder's interest. Excluded from this provision are transfers to family members or trusts for the benefit of family members or in the event of death. Furthermore, the shareholders agreed to sell and/or transfer their stock pursuant to the terms of any bonafide third party offer to acquire not less than a majority of our outstanding stock or to merge with us. The shareholders agreed to vote for Steven A. Horowitz as a director until such time as he resigned from the position. However, 16 of the 35 signatories to the agreement have signed an amendment to the agreement rescinding the voting and certain other provisions of the agreement and we anticipate obtaining the remaining signatures in the near term. The recindment will not become effective until all 35 shareholders execute the Stockholders' Agreement. See Exhibit 4.2. Further, under the terms of the agreement, it will terminate upon our filing an effective initial public offering with the Commission. We consider our Form 10-SB, as amended, which became effective on December 7, 1999, to be an initial public offering. Therefore, we believe that the Agreement terminated on its own terms on December 7, 1999.

                             REPORTS TO SHAREHOLDERS
                             -----------------------

We intend to furnish our shareholders with annual reports of our operations, containing financial statements. We will also file annual and quarterly reports as required by the Securities Exchange Act of 1934, as amended.

                                 TRANSFER AGENT
                                 --------------

Our transfer agent is Interwest Transfer Company, 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117, (801) 272-9294.

                              AVAILABLE INFORMATION
                              ---------------------

We are subject to the reporting requirements of the Securities Exchange Act of 1934 by virtue of the fact that on October 7, 1999 we filed a Registration Statement on Form 10-SB -- together with all amendments and exhibits -- with the Commission. Our Form 10-SB became effective on December 7, 1999. This prospectus, together with all attached amendments and exhibits, is filed under the Securities Act of 1933, as amended, with respect to the shares of common stock offered.

A copy of our filings with the Commission may be inspected by anyone without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of our filings may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and its public reference facilities in New York, New York and Chicago, Illinois, upon the payment of the fees prescribed by the Commission. Our filings are also available through the Commission's Web site at the following address: http://www.sec.gov.

                                  LEGAL MATTERS
                                  -------------

The validity of the securities offered hereby will be passed upon for us by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

                                     EXPERTS
                                     -------

Our financial statements as of June 30, 1999 and for the year then ended and the period October 1, 1997 (date of inception) to June 30, 1998, included in this Prospectus have been included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, given on the authority of that Firm as experts in auditing and accounting.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
              ----------------------------------------------------
                         FOR SECURITIES ACT LIABILITIES
                         ------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS
                       -----------------------------------

We are a holding company formed under the laws of the State of Delaware. Our executive offices are located at 400 Garden City Plaza, Suite 202, Garden City, New York 11530. The following is a chronology of our corporate history:

On August 20, 1997, Creative Technology, LLC, a limited liability company organized under the laws of the State of New York, was formed to operate technology related enterprises for the development and sale of computer technology and software. Creative Technology began operations on October 1, 1997.

On or around October 1, 1997, Technology Applications, LLC, a limited liability company organized under the laws of the State of New York, was formed to operate technology related enterprises for the development and sale of computer technology and software.

In October 1997, Creative Technology contributed capital of approximately $1,100,000 and subordinated loans of $400,000 in exchange for a 40% interest and voting control in Technology Applications. The operating agreement for Technology Application provided that Creative Technology would control the management committee.

Kelly Music and Entertainment Corp., a Delaware corporation, was founded in 1995 to operate technology related enterprises for the development and sale of computer technology and software. In October 1997, Kelly Music contributed all of its intellectual property (which forms the core of the majority of our products and fixed assets) to Technology Applications in exchange for a 40% ownership interest in Technology Applications valued at $1,500,000. Kelly Music received its 40% ownership interest directly from Technology Applications in consideration for Kelly Music's contribution of intellectual property to Technology Applications.

In October 1997, Alvin Pock and Robert Kelly, both principals of Kelly Music, contributed to Technology Applications notes of Kelly Music (some of which were collateralized). In exchange, Pock and Kelly received ownership interests in Technology Applications of 12.5% and 7.5% respectively.

On February 4, 1998, Technology Applications changed its name to CDKnet, LLC.

On May 7, 1998, Technology Horizons Corp. was formed as a Delaware corporation to operate technology related enterprises for the development and sale of computer technology and software. On that same day, Technology Horizons purchased 100% of the ownership interests of Creative Technology in exchange for 6,000,000 shares of Technology Horizons common stock, acquiring Creative Technology as a wholly owned subsidiary.

On May 21, 1998, Technology Horizons merged with International Pizza Group, Inc., a Florida corporation that was inactive but had its common stock traded on the Over-the-Counter Bulletin Board under the symbol "IPZZ." As a result of the merger, Technology Horizons acquired the net assets of International Pizza and began trading on the Over-the-Counter Bulletin Board on May 21, 1998, under the symbol "THCX."

On June 2, 1998, Creative Technology, Kelly Music, Pock, Kelly and CDKnet, LLC agreed to covert $280,766 and $93,750 of debt which CDKnet, LLC owed to Creative Technology and Pock into additional ownership interests of 8% and 2.5%, respectively. Accordingly, the ownership interests of Kelly Music and Kelly were reduced to reflect the increased ownership of Creative Technology and Pock. Following this debt conversion, the ownership of CDKnet, LLC was as follows:
Creative Technology 48%, Pock 15%, Kelly 5.85% and Kelly Music 31.15%.

By agreement dated June 3, 1998 Creative Technology, Kelly Music, Pock, Kelly and CDKnet, LLC, CDKnet, LLC, agreed that $800,000 in advances from CDKnet, LLC to Kelly Music were to be used to reduce Kelly Music's membership interest in CDKnet, LLC by 5%, thereby increasing the combined ownership of Pock, Kelly and Creative Technology by an aggregate of 5%. Following this transaction, the ownership of CDKnet, LLC was as follows: Creative Technology 51.5%, Pock 16.1%, Kelly 6.25% and Kelly Music 26.15%.

Additionally, by agreements dated June 3, 1998, Technology Horizons acquired Kelly and Pock's 6.25% and 16.1% interests in CDKnet, LLC issuing in exchange 363,636 and 936,727 common shares of Technology Horizons, to Kelly and Pock, respectively. Following these transactions, Technology Horizons held a 22.35% direct ownership interest in CDKnet, LLC bringing its total direct and indirect ownership to 73.85%.

On July 8, 1998, Technology Horizons entered into an agreement that was subsequently amended to purchase Kelly Music's remaining 26.15% ownership interest in CDKnet, LLC for $5,171,122, payable in a combination of 1,883,635 common shares of Technology Horizons and debt retirement of $600,000 in notes, and a cash payment of $65,000 raising Technology Horizons' direct interest in CDKnet, LLC to 48.5%. Creative Technology held the remaining 51.5%.

On December 16, 1998, Technology Horizons changed its name to CDKNET.COM, INC. and, on December 18, 1998, began trading on the Over-the-Counter Bulletin Board under the symbol of "CDKX".

On October 7, 1999, we were deleted from the Over-the-Counter Bulletin Board until our Registration Statement on Form 10-SB, as amended, has completed the Commission's comment process. We were re-instated on the Bulletin Board in April 2000.

On January 13, 2000, we created ValueFlash.com Incorporated, a Delaware corporation, of which we own 76.92% of the outstanding common stock. The remaining shareholders of ValueFlash are: Alvin Pock, 75,000 shares; Michael

Vasinkevich, 125,000 shares and 1,312,500 options; AMRO International, S.A., 300,000 shares and 150,000 options; Austost Anstalt Schaan, 100,000 shares and 50,000 options; Balmore Funds, S.A., 100,000 shares and 50,000 options; Mabcrown, Inc., 500,000 shares and 250,000 options; Aizik Wolf, 50,000 shares and 50,000 options; Erno and Rachel Bodek 250,000 shares and 500,000 options. ValueFlash develops and sells our new software-based communications module that provides a vehicle for marketers to reach their customers using a personal computer desktop application.

We currently have two other wholly-owned subsidiaries, Creative Technology and CDKnet, LLC. We directly own 100% of Creative Technology and 48.5% of CDKnet, LLC. Creative Technology owns the remaining 51.5% ownership interest of CDKnet, LLC, giving us an indirect 100% ownership interest of CDKnet, LLC. We conduct our business through CDKnet, LLC. Our manufacturing, research and development is conducted out of CDKnet, LLC's office located at 250 West 57th Street, Suite 1101, New York, New York 10019. CDKnet, LLC and ValueFlash can be reached at our principal offices by telephone at 212-547-6050 or on our website at:
WWW.CDKNET.COM. or WWW.VFLASH.COM.


                             DESCRIPTION OF BUSINESS
                             -----------------------

We have developed a multimedia technology, called CDK(TM), which integrates audio, video and Internet connectivity on a standard compact disc. Our technology enables users to create their own personalized compact discs simply by visiting a Website. These custom compact discs play audio and display videos on a full-screen, using high-quality videos and digital technology. The custom compact discs also include software applications and targeted Web links.

We have also developed "V-Flash(TM)", our new software based communication module which we are distributing through our subsidiary, ValueFlash.com Incorporated. VFlash(TM) provides a real time, direct communication vehicle for marketers to reach their customers using a personal computer desktop application. Our subsidiary, CDKnet, LLC, initially developed the VFlash(TM) product. It was transferred to ValueFlash in January 2000 for further development, production, marketing and distribution. VFlash(TM) will be distributed primarily by multimedia CD's that will be produced by us.

In March 2000, the first VFlash(TM) messenger application was launched and marketing alliances with Atlantic Records, Impiric (formerly Wunderman Cato Johnson ) RCA Records and Artimis Records were announced. In May 2000, ValueFlash.com announced a partnership with PlanetGiving.com, an online charity auction platform for non-profit fundraising.

Our targeted industries include: (1) entertainment (music, movies and TV); (2) travel and tourism; (3) professional sports; (4) financial services; (5) education; (6) toys/games; (7) fashion; (8) food/cooking; (9) automotive; and,
(10) healthcare. Our primary customers and/ or strategic partners include Peterson's, AtomicPop, Central Park Media, CollegeMusic.com, Megaforce Records and DreamWorks Records.

We have a limited operating history. While we are currently generating revenues primarily from development and use fees for client specific CD's and the sale of custom CD's, most resources have been directed to developing and marketing the VFlash(TM) product in accordance with our fiscal 2000 operating plan.

1.  GENERAL

Our unaudited financial statements for the period July 1, 1999 to March 31, 2000, reflect a net loss of $5,200,000 on revenues of $83,602 compared to a net loss of $4,200,000 on revenues of $457,237 in the prior period ended March 31,

1999. Revenues declined $375,635 in the current period because our focus shifted to the enhancement of our core technologies, such as the perfection of our MixFactory(TM) technology and CDK(TM) version 2.0 and Macintosh compatible CDK(TM) version 1.5, and VFlash, as well as the penetration of core markets. We anticipate that VFlash(TM) will be a major factor in our future revenue and business growth. Significant expenditures have been incurred and will continue to be required for marketing and advertising the product and to build the infrastructure to support it.

We have received an infusion of $1.250 million in capital since January 1, 2000. We have raised $3 million for our subsidiary ValueFlash through private placements since January 28, 2000.

As of July 28, 2000, we had 21,151,831 shares of common stock issued and outstanding. Of these shares, 2,009,143 shares are restricted stock owned by our directors and key employees. The remaining 19,142,688 shares are owned by approximately 135 shareholders, 4 of whom we believe hold more than five percent (5%) ownership of our common stock which is quoted on the Over-the-Counter Bulletin Board.

2.  INDUSTRY

         A.       OVERVIEW

Internet usage has increased dramatically in the last decade. As a result, many new personal and commercial applications have been developed for Internet users and, increasingly, consumers are conducting business through Internet applications. We believe that web-connected multimedia compact discs will be one of the next significant applications of the Internet. Web-connected, Multimedia compact discs contain audio, video and HTML (or, HyperText Markup Language, the underlying "code" for Web pages) all navigable by a standard web browser. Our CDK(TM) technology forms the foundation multimedia for CD-ROM authoring, production, and custom online compilations.

We believe there is strong market potential for CDK(TM) technology across various industries. Target industries include:

   -- Entertainment (music, movies, TV)    -- Toys/Games
   -- Travel & Tourism                     -- Fashion
   -- Professional Sports                  -- Food/Cooking
   -- Financial Services                   -- Automotive
   -- Education                            -- HealthCare

The premiere companies in each of these industry categories have fully developed Websites with significant user traffic, lending themselves as prime candidates for the MixFactory(TM) operation. We believe that the industry will become more competitive. Our inability to compete in the market will have a material affect on our business operations.

The Vflash(TM) concept was initially developed by the CDKnet team to take advantage of the distribution opportunity presented by the Company's main product, Web-connected multimedia CDs. To fully capitalize on the market opportunity, CDKnet.com formed the ValueFlash subsidiary on January 13, 2000.

ValueFlash was established to take advantage of the dynamic, real-time characteristics of the Internet and to address the need for a non-intrusive yet highly targeted interactive direct marketing application. ValueFlash has developed, and is now marketing, its proprietary Vflash(TM) messenger, a computer desktop application which provides a wide variety of organizations with a real-time method of directly marketing to, and communicating with, its customer base.

ValueFlash's objective is to provide marketers with an unrivaled solution for identifying customers and creating a direct rapport with these individuals, thereby facilitating targeted communications and relevant e-commerce opportunities. Direct communication with consumers will be facilitated by the Vflash(TM) messenger, a computer desktop application that will serve as an engaging Internet direct-marketing tool allowing service providers and retailers to develop long-term customer relationships.

In addition to driving e-commerce revenue for online retailers, the Vflash(TM) application serves as unique mechanism for promoting, and driving traffic to, offline retailers. The ability to provide real-time targeted messages and offers based on an interest profile as well as a demographic profile creates a compelling offering for both "brick & mortar" and "brick & click" retailers.

Current Vflash(TM) clients include: 1) Atlantic Records; 2) Artemis Records (Kittie); 3) PlanetGiving.com; and 4) Medium4.com. Strategic partners include Impiric, a wholly owned subsidiary of Young & Rubicam, JWT, a subsidiary of WPP Dotcom, and House of Blues.

The ValueFlash revenue model is based on three distinct revenue streams - hosting fees, e-commerce commissions and advertising sales.

         B.       COMPETITION

While other companies have the potential to develop web-based, audio and video, custom compact discs, we believe that none offer the economic, development or quality advantages of our CDK(TM) and MixFactory(TM) technology. We believe that there are six main companies currently offering custom audio compact disc development. These companies are Musicmaker.com, Customdisc.com, CDUCTIVE, Amplified.com, K-Tel.com, and EZCD.com. However, we believe that none of these companies offers custom audio and video compact disc development. In an effort to further secure a strong position in the marketplace, CDKnet, LLC has submitted patent requests for certain aspects of our technology. Finally, we believe that other companies, including established Internet companies, software companies and companies in the entertainment business could enter this business and become competitors.

The Vflash(TM) competitive set includes companies in the following groups:

1)   email marketing (Digital Impact, YesMail)

2)   online loyalty programs (MyPoints, Netcentives)

3)   online news and info delivery (EntryPoint, Etour)

The Vflash(TM) messenger is designed to utilize some of the best attributes from all of the above mentioned services. By residing on the user's desktop and serving as a delivery portal, users can receive direct marketing messages, establish loyalty program accounts and receive personalized news and information content through one compact and highly powerful channel. ValueFlash is, therefore, well positioned within the marketplace to establish a significant position within a very rapidly growing industry.

As Vflash(TM) product development continues, ValueFlash expects to add additional features including chat and other community-based functions in order to leverage the installed base of like-minded individuals who subscribe to any particular Vflash(TM) messenger. Facilitating communications between Vflash(TM) users will increase their dependence on the Vflash(TM) application as an essential Internet utility.

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3.  PRODUCTS AND SERVICES

         A.       PRODUCTS AND SERVICES

We have developed and are marketing the following products and services:

         CDK(TM) TECHNOLOGY

CDK(TM) technology combines compact disc digital audio (i.e., audio tracks that are playable on both home stereo systems and personal computers) full-screen video and integrated web links through a browser interface. A browser interface is the main interface page that is presented when the compact disc is placed in a personal computer. Our technology allows video playback at the full-screen size of the video monitor and at full-motion (the industry standard of 30 frames per second). The browser interface also allows easy linking to other Web sites through the CDK interface page.

The CDK(TM) HTML authoring system -- the process for creating Web pages -- is used by CDKnet, LLC to produce custom HTML interface pages for specific clients in about a day. We have proprietary techniques for creating full-motion, full-screen video playback from using a compact disc. Any user with a PC of at least 166MHZ or Macintosh G3 can order custom audio and video compact discs.

CDK(TM) has been engineered to offer compatibility with the majority of CD-ROM drives on the market. We believe that we have achieved a high level of reliability, as evidenced by extensive testing and major CDK(TM) releases, and we believe this reliability will provide a major competitive advantage over other multisession (i.e., both audio and video) compact discs in the market. Additionally, the CDK(TM) system is engineered for mass-production. The integration of the complete file structure of the CDK(TM) is automated. Audio, video and HTML assets can be placed in the production templates created by us for a fast turn-around time for the creation of CDKs.

         MIXFACTORY(TM) CUSTOM MANUFACTURING

MixFactory(TM) is a custom, multi-session compact disc manufacturing system built upon CDK(TM) technology. The entire system is automated so that little human intervention is required for the custom manufacturing process. Based on our review of current custom-compact disc operations in the marketplace, we believe that MixFactory(TM) is a unique system.

To create a custom compact disc, a user visits a Website and selects a compilation of audio, video, or other content titles. Titles are browsed and/or searched and audio/video clips are previewed through an easy to use interface. After selecting the compilation, the user personalizes the disc by selecting artwork for the disc label, cover and HTML interface.

The MixFactory(TM) system allows multimedia content providers -- such as, music labels, major sports leagues, pharmaceutical companies, travel-related organizations as well as companies within the fashion industry -- to offer their assets on a customized basis, either as promotional content or as full retail products. For example, a visitor to the CollegeMusic.com Website will be presented with a MixFactory(TM) link that will enable the user to develop a custom compact disc consisting of available site content. This content will include video and audio tracks of live music performances from major nightclubs across the United States.

We plan to form agreements with multiple content providers. We are not looking to license content through such agreements. Rather, we are looking to license MixFactory technology to the content providers (owners). Therefore, we will not be in danger of violating any intellectual property rights. For example, the College Music Mixfactory website enables fans to create custom compact discs containing music videos as well as audio tracks. The compact disc will also

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contain integrated Web links to the College Music Website driving targeted traffic.

We expect to leverage the planned MixFactory.com(TM) Website to serve as a link (or portal) to other Web sites that provide digital entertainment content. Initially, MixFactory.com(TM) is expected to serve as a point of content distribution for independent music artists and labels with links to other MixFactory(TM) sites. Ultimately, we expect the site will have extensive search and browse capability that will guide the user to a wide range of digital entertainment Websites and content. We also plan that the portal will provide a custom-compact disc recording (also called, "burning") service for users who want to download digital content but do not have the bandwidth and equipment to download and burn their own compact disc at home.

We believe some of the specific benefits of the MixFactory(TM) model to the content provider include:

o a new marketing platform for goods and services that drives Web traffic and provides valuable customer information from both buyers and non-buyers;
o    the opportunity to leverage marketable inventory that was previously
     "dormant";
o    attractive operating efficiencies (e.g., no added inventory costs);
o    targeted mailing lists;
o    new advertising revenue opportunity on customized compact discs;
o return hits to the content provider's Website direct from the customized compact disc; and
o    cross-promotion from the MixFactory.com(TM) Website

Additional possible sources of income for us from the MixFactory(TM) operation include advertising revenues from the MixFactory.com(TM) Website and possible revenue sharing from advertising on our partners' MixFactory(TM) sites. We also plan to charge content providers a nominal fee for digitizing audio and video assets above a specified level.

The MixFactory(TM) operation is designed to be a complete end-to-end E-commerce solution, including production, payment processing and fulfillment. Once the user confirms the content selections and completes a credit card transaction, the selected titles are queued from storage to a Compact Disc Recordable ("CD-R") burning workstation. The customer's tracks are formatted into the industry standard Red Book audio session along with an iso9660 (or data session on a CD-ROM) and transferred together to the CD-R (disc). The automated workstation transfers the complete CD-R to the compact disc printer where the user-selected label is printed onto the surface of the CD-R.

In parallel with the transfer of the tracks to the CD-R, the custom packaging materials are printed. That is, as soon as the job is queued for burning, the printed job is also queued to the printer. Packing and shipping of the finished product is currently the only manually operated step in the process. We are currently investigating equipment that will automate the packing process.

         MIXFACTORY.COM(TM) PORTAL SITE

We expect MixFactory.com(TM) to serve as a Web portal for digital multimedia content, including music, movies, and game demos. We plan to design the site so that consumers will be able to search and browse for content, select items to include on their custom compact disc and purchase the compact disc. Once the compact disc is received, the consumer will be able to view the information on the compact disc via his or her personal computer and link back to related web pages through targeted links included on the compact disc.

We believe the main consumer advantage derived from the MixFactory(TM) portal site is the ability to receive high-quality, high-bandwidth digital assets without waiting hours for the files to download. The content provider may also

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derive advantages from the MixFactory(TM) site including, possibly, a new distribution channel, a reliable consumer database/mailing list, as well as return hits to the content provider's website.

We believe that from a technical standpoint, the custom-burning service that MixFactory.com(TM) plans to provide is a unique application. The ability to select files (from various Websites) to include on a custom compact disc, send that information to the MixFactory(TM) server and then have a custom compact disc created and shipped is a service that, to our knowledge, does not currently exist on the Internet.

         VFLASH(TM)

We recently introduced Vflash(TM) module, our computer desktop application which provides a wide variety of organizations with a real-time method of directly marketing to, and communicating with, its customer base.

Through Vflash(TM), we intend to provide marketers with an unrivaled solution for identifying customers and creating a direct rapport with these individuals, thereby facilitating targeted communications and relevant e-commerce opportunities. Direct communication with consumers will be facilitated by the Vflash(TM) module, a computer desktop application that will serve as an engaging Internet direct-marketing tool allowing service providers and retailers to develop long-term customer relationships.

Distribution of the Vflash(TM) module will be achieved through multiple channels including music industry and promotional compact discs, direct download and email. ValueFlash's strategy is the first to utilize retail music compact disc sales as a distribution channel for software that will serve as a key marketing tool. For example, music compact discs featuring value added content such as videos will drive consumers to play the compact discs on their computer, thereby simultaneously loading the Vflash(TM) module and inviting them to register as a user. This base of users will allow labels to target market an artist's back catalogue, upcoming releases, concert tours, online events (e.g., streaming media) and affiliated merchandise.

The Vflash(TM) module will stay active on the user's Windows taskbar at all times and will flash to alert the user of breaking news, new product offerings and exclusive promotions. Consumers will have single-click access to exclusive "club" content, not available to general visitors to the same Web site, including discounts, first-run announcements and special events.

         B.       RESEARCH & DEVELOPMENT

Through the fiscal year ending June 30, 1999, we expended $343,000 on research and development of its products and services. Between July 1, 1999 and March 31, 2000, we expended approximately $484,000 on research and development. We anticipate that our research and development costs will continue to increase during the remainder of fiscal 2000.

Among our various activities, we are transitioning to a Unix-based manufacturing system and are developing products and services which will deliver customized and client specific information to customers. We are continuing development of both the newly released CDK 2.0 technology as well as MixFactory(TM), our customized multimedia compact disc system.

During fiscal 1999 and through March 31, 2000, we continued to enhance the value of our product/service offerings through ongoing research and development efforts. Specifically, we are engaged in the following internal projects:

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o    An enhanced version of CDK(TM) (1.5) that is Macintosh compatible. This version was released on June 10, 1999.
o Development of the next generation of CDK(TM) software. The 2.0 version feature list includes Macintosh compatibility, a reduced installation set as well as improved video performance. This version was released on August 9, 1999.
o Efforts are underway to integrate the new Digtial Versatile Disc (commonly referred to as "DVD") manufacturing capability into the MixFactory(TM) system. This effort includes DVD-R writer to the robotic manufacturing system and the integration of DVD authoring tools into the MixFactory(TM) system.

Recognizing that high-speed Internet access will ultimately become available to a wider audience, we are evaluating other opportunities to take advantage of this technology.

4.  SALES AND MARKETING

         A.    STRATEGY

Our business model is based on three revenue streams. The first revenue stream is the sale of custom compact discs to consumers through MixFactory.com(TM) and MixFactory(TM) partner sites. We plan to make MixFactory(TM) technology available to content providers enabling them to promote or sell their wares on a customized basis. In exchange for a per disc manufacturing fee, the content provider receives the right to utilize the Mix Factory(TM) services on their website(s). This scenario also includes content licensed by us that is then sold through our Website. We expect to receive direct revenue from the sale of custom compact discs. The MixFactory agreements we currently have in place including:

o    Central Park Media (live site)
o    Megaforce Records (live site)
o    AtomicPop (launched in 2,000)
o    CollegeMusic.com (live site)
o    Peterson's (launch TBD)
o    Rolf Gibbs (January 2000)

Sales will be made via the Web through client-specific MixFactory sites that will be linked from MixFactory.com.

The second revenue stream is the sale of Web links and Web advertising on MixFactory.com(TM) and MixFactory(TM) partner sites. Digitization fees associated with preparation of partner content is expected to add to these proceeds.

The third and final revenue stream is expected to be derived from development and use fees for client-specific CDK(TM)s. Client-specific CDKs refer to our core product, the Web-connected multimedia compact disc. Past clients for this product (CDK 1.0) include Citibank, Pfizer, Montana Power Company, Sandals Resorts and the New York Knicks. We are currently developing other business in this sector with the new version of the product, CDK 2.0.

We believe that the combination of custom-compact disc sales, Web advertising revenue and client-specific CDK(TM) development fees provides a powerful, yet diverse, revenue engine for us.

Of the three revenue streams, two are currently generating revenue -- development and use fees for client-specific CDKs and the sale of custom compact discs. We placed significant emphasis on research and development throughout 1999. From January 1999 to August 1999, we completed CDK 1.0 projects for companies including Pfizer and the Montana Power Company. The new version of our product, CDK 2.0, has been available since August. Since that time, we have

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generated revenue through client-specific CDK 2.0 discs for Maverick Records,
WorldWest Communications, and Raval Media. There are a number of CDK 2.0 projects that are currently pending. Custom compact disc sales, which are minimal at the moment, are expected to increase as we sign up additional content providers. The third revenue stream, sale of Web links and Web advertising has not yet been achieved.

         B.    PLAN OF OPERATION

Effective August 1, 1999, we hired Tom Ross as President of the ValueFlash Entertainment Group. Mr. Ross will head our planned office in Los Angeles, California which will focus on business development within the entertainment industry. Our operational plan for fiscal 2000 included: (1) moving custom, multimedia compact disc operations (i.e., MixFactory(TM)) to a higher volume, lower rent production environment; (2) forming strategic alliances with a digital video services company to meet increasing demand for these services; and
(3) signing up MixFactory(TM) partner sites across various industries. We achieved all of the goals.

We plan to raise additional financing to fund our operations through sales of our products and services as well as through private placements of equity securities. We need to raise such financing to continue our operations. If we are not successful, we may have to seek protection of the bankruptcy courts.

         C.       MATERIAL AGREEMENTS

We consider the following agreements to be material to our ability to provide our customers with our products and services:

     o Agreement between CDKnet, LLC and Peterson's, a division of International Thomson Publishing, Inc., executed on March 19, 1999. Under the two-year agreement, Peterson's will promote and provide a link on its relevant web sites, including CollegeQuest, to the Campus Video Program. Peterson's will also provide CDKnet, LLC video content received from participating institutions, which CDKnet, LLC will digitize, store and make available through its Campus Video web site. CDKnet, LLC, in turn, will: (1) provide the technology and service necessary to digitize and store the campus tour videos, (2) process orders, (3) set up and replicate the CDK with the videos selected by the student, and (4) send the completed CDK to the student. Peterson's shall be responsible for obtaining any and all rights, licenses, clearances, releases, or other permissions necessary for the parties to perform their respective duties under the agreement. The parties will divide revenues from the sales pursuant to a schedule agreed upon in the agreement.

     o Agreement between CDKnet, LLC and Central Park Media Corporation dated March 29, 1999 under which the parties will via the Internet create, market and take orders for custom video-based compact discs produced with CDK(TM) technology. We will set up the Web site at no charge. In return, Central Park Media will insert a MixFactory.com link on its Web sites in order to promote, market, and advertise MixFactory.com's Japanese animation, Amine and/or other content. We will receive a per compact disc fee for all sales. Central Park Media shall obtain any and all rights, licenses, clearances, releases, or other permissions necessary for the parties to perform their respective duties under the agreement. The term of this Agreement is three years.

     o Agreement between CDKnet, LLC and CollegeMusic, Inc. entered into in August 1999 under which the parties will develop a CollegeMusic MixFactory Web site. The new Web site will enable CollegeMusic fans to create a custom compact disc containing music videos as well as audio tracks. The compact disc will also create integrated Web links to the

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         CollegeMusic Web site driving targeted traffic. The cost of the Web site is free to CollegeMusic, however we will keep all proceeds from shipping and handling of the compact discs. The term of this Agreement is indefinite.

     o Agreement between CDKnet, LLC and Megaforce Records dated September 1, 1999 to create a Megaforce Records Web site at no charge. The Web site will use MixFactory technology to enable users to the site to create customized and personalized multimedia compact disc. Consumers will choose from Megaforce artist's video and audio content to create a customized compact disc. We will receive the proceeds of the from shipping and handling as well as a per compact disc fee. The term of this Agreement is three years.

     o Agreement between CDKnet, LLC and DreamWorks Records Corporation in October 1999 under which DreamWorks will license from CDKnet, LLC the CDK technology, in order to produce Web-connected compact discs containing content supplied by DreamWorks. We will receive a fee per master compact disc. DreamWorks shall be responsible for obtaining any and all rights, licenses, clearances, releases, or other permissions necessary for the parties to perform their respective duties under the agreement. The term of this Agreement is one year.

     o Agreement between CDKnet, LLC and Atomic Pop LLC dated October 25, 1999 under which we will license to Atomic Pop the CDK technology in order to produce Web-connected compact discs containing content supplied by Atomic Pop. We will receive a fee per master compact disc. Atomic Pop shall be responsible for obtaining any and all rights, licenses, clearances, releases, or other permissions necessary for the parties to perform their respective duties under the agreement. The term of this Agreement is three years.

     o Agreement dated November 16, 1999 with Asia Pioneer, Ltd., a Hong Kong-based Internet technology company serving the Chinese-speaking world population. The agreement grants Asia Pioneer the right to our Web-connected multimedia compact disc technology as well as MixFactory(TM) technology to offer customized multimedia compact discs through Asia Pioneer's new Web site beatasia.com. Beatasia.com is a comprehensive music entertainment Web site and is known as "the heartbeat of Asia." Rights extended in the agreement cover the worldwide Chinese speaking community. In exchange for these rights, we received a 4.89% in Asia Pioneer at the completion of the underlying services. The parties also entered into a Subscription Agreement under which Asia Pioneer purchased 500,000 shares of our common stock at $.50 per share in two allotments.

     o Agreement between ValueFlash and Richard A. Eisner & Company, an accounting and consulting firm, dated on April 17, 2000 under which Eisner will provide consulting services to ValueFlash in the following areas: 1) developing a business plan, 2) determining appropriateness of underlying presumptions in the financial statements, 3) raising capital, 4) assisting in developing a marketing plan and 5) helping create an organizational structure. In return ValueFlash must provide a retainer, pay monthly consulting expenses, and 120,000 shares of ValueFlash in the form of warrants. The warrants will vest quarterly from the signing of the agreement until April 15, 2001. The term of this agreement is one year.

     o Agreement between ValueFlash, CDKnet, LLC, Track Marketing Partners, Inc., and Arcadia Marketing, Inc. dated May 4, 2000 for the marketing of ValueFlash and CDKnet technologies. Track will have exclusive rights to market and/or sell the products to an established client list. From

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         ValueFlash, Track will receive (1) a percentage of ValueFlash gross revenues created by Track clients, (2) options from ValueFlash for every Track client that becomes a ValueFlash client, and options based on revenues generated by a Track Client, and (3) the right to a cash bonus if certain revenues from Track clients are met in the first two years of the agreement. From CDKnet, Track will receive (1) a percentage of the net revenues from the sale to a Track Client (2) CDKnet.com options based on gross revenues generated by Track Clients, and (3) if Track identifies or introduces investors to CDKnet or ValueFlash then Track will receive 2.5 percent of the investment made by that investor. This agreement is for 24 months except as to specific provisions identified as existing longer.

     o Agreement between ValueFlash, CDKnet, LLC, and Arcadia Marketing, Inc. dated May 4, 2000 for the marketing of ValueFlash and CDKnet technologies. AMI will receive compensation as follows:

         o From ValueFlash (1) options, (2) cash bonuses from residuals received from and AMI/ValueFlash client, (3) a percentage of ValueFlash residuals, (4) a cash bonus for revenues generated by AMI/ValueFlash clients in excess of $5,000,000 in the first two years of the agreement, (5) compensation for its services, and
               (6) a percentage of the net revenues from AMI client purchases.

         o From CDKnet.com (1) options based on gross revenue created by AMI efforts or clients, and (2) 5 percent of the investment if AMI identifies or introduces investors to CDKnet or ValueFlash.

         o AMI will also receive compensation (1) options of ValueFlash per Track Client, (2) ValueFlash residuals, (3) ValueFlash options based on revenues, (4) cash bonus of 5 percent of ValueFlash revenues generated by AMI clients which are in excess of $5,000,000 in the first two years ValueFlash use, (5) 20 percent of CDKnet net revenue when sales are related to a Track client and one-third of net revenue when the client also uses ValueFlash, (6) CDKnet options based on

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               revenues generated, (7) CDKnet options for every 1,000,000 CD units produced and (8) 2.5 percent of any investment in ValueFlash or CDKnet identified by Track for ValueFlash or CDKnet.

         o AMI will also receive compensation when JMC clients are involved of (1) ValueFlash stock options per client, (2) ValueFlash residuals, (3) ValueFlash options based on ValueFlash revenues,
               (4) 5 percent of all ValueFlash revenues generated by AMI clients which in the aggregate are in excess of $5,000,000 in the first two years of ValueFlash use by client, (5) one third of CDKnet net revenue from the JMC clients, (6) CDKnet options based on gross revenue from AMI clients, (7) CDKnet options for every 1,000,000 CD units produced with CDKnet technology if AMI clients were cause of production, and (8) 2.5 percent of investments made to CDKnet of ValueFlash by an investor identified by JMC.

     o Agreement between ValueFlash, CDKnet, LLC, JMC Investments, LLC, and Arcadia Marketing, Inc. dated May 4, 2000 for the marketing of ValueFlash and CDKnet technologies. JMC will have exclusive rights to market and/or sell the products to an established client list. JMC will receive:

         o From ValueFlash (1) a percentage of ValueFlash gross revenues created by JMC clients, (2) ValueFlash options for every JMC client that becomes a ValueFlash client, (3) ValueFlash options for revenue generated by a JMC Client exercisable, (4) the right to a 5 percent cash bonus if the aggregate revenues from JMC clients are in the aggregate more than $5,000,000 in the first two years of the agreement, (5) if revenue is generated from the sale to a JMC client of a CDK technology then the net revenues will be split among JMC, AMI, and CDKnet.

         o From CDKnet.com (1) CDKnet options based on gross revenues generated by JMC clients, (2) options for the use of the CDK technology, and (3) if JMC identifies or introduces investors to CDKnet or ValueFlash then JMC will receive 2.5 percent of the investment made by that investor. This agreement is for 24 months except as to specific provisions identified as existing longer.

     o Agreement between CDKnet, ValueFlash and House of Blues dated May 12, 2000 for use of CDKnet and ValueFlash technologies to develop House of Blues promotional activities. CDKnet will develop a promotional CD, links to ValueFlash "Music News", and manage the replication of 2,000,000 units of the CD. ValueFlash will develop a marketing messenger program called "Music News", assist in content update, and provide custom animation. The term of the agreement is one year with an option to renew.

     o Agreement between CDKnet and Young and Rubicam, Inc. dated February 3, 2000 to enter into a joint venture whereby Young and Rubicam is allowed to invest in founder's common stock in ValueFlash.com and will present to it $15 million in revenue opportunities. If the target revenue is

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         met Young and Rubicam will receive (1) further equity in the form of warrants earned proportionately to the target revenue, (2) up to 5 percent of additional ownership will be available at $2 per share and another 5 percent at fair market value to be determined on April 1, 2001, (3) if an IPO occurs in the first 24 months, ValueFlash may vest unvested warrants (price to be determined in April 2001) at the IPO price, and (4) at least observer status on the board of directors.

     o Agreement between ValueFlash and ValueFlash Japan, dated May 25, 2000 for an exclusive distributorship of ValueFlash products in Japan by ValueFlash Japan. ValueFlash Japan will pay an annual fee of $1,000,000 the first year and increasing by $1,000,000 every year until the fee caps at $5,000,000 for the fifth year and thereafter. The annual fee terminates if ValueFlash Japan is listed on a Japanese stock exchange. ValueFlash will own 20 percent of the ValueFlash Japan shares. The term of this agreement is ten years.

     o Agreement between ValueFlash and House of Blues dated June 1, 2000 for the production of multimedia CD's by CDKnet for the House of Blues summer promotion "Run of the House." The CD's will also include a PlanetGiving.com public service announcement. PlanetGiving.com will fund the sponsorship at a total cost of $370,000.

     o Non-binding agreement between ValueFlash and Theglobe.com date June 26, 2000 to work together to distribute the HappyPuppy.com messengering service. ValueFlash agrees not to promote competitors of HappyPuppy.com. HappyPuppy.com and ValueFlash would equally share advertising revenue after 20 percent seller's commission. Sales commissions derived from sales of games by Chips & Bits attributed to the HappyPuppy.com ValueFlash Messenger would be split equally. The term of the agreement is one year.

     o Non-binding agreement between CDKnet and Theglobe.com dated June 26, 2000 for the development of a web site with use of CDKnet technology. The web site will allow HappyPuppy.com users to create custom game demo CD's. CDKnet agrees not to enter similar agreements with HappyPuppy.com competitors for the first three-months of this agreement. HappyPuppy.com would maintain a link on its web site for which CDKnet will pay $120,000 in 12 monthly installments of $10,000. Advertising and promotional revenue would be equally shared after a 29 percent reduction for the seller's commission. All sales revenue from Chips and Bits attributable to the CD's will be shared equally by CDKnet and HappyPuppy.com.

     o Agreement between ValueFlash and Naviant Marketing Solutions, Inc. dated June 13, 2000 for a promotional CD and database licensing arrangement. Naviant will participate in the House of Blues Summer Promotional by offering a free Club Rewards membership for people who subscribe to Music ValueFlash service through the promotional sites. The membership form will require personal information that Naviant will compile and license portions of to ValueFlash. Naviant will pay a fee per CD distributed up to $460,000 and ValueFlash will receive 1,000,000 records from the compiled database for a fee. The term of the licensing agreement is 12 months.

     o Agreement between ValueFlash and J. Walter Thompson dated June 29, 2000 forming a strategic alliance for bringing clients to ValueFlash. Each party will have a non-exclusive limited license to use the others name to promote the alliance. ValueFlash will use the name of JWT to develop other clients. The contract shall remain in effect until either party terminates by giving 60 days notice to the other party. JWT will receive (1) a commission on revenues earned by ValueFlash

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         during the first 60 months of a services agreement, (2) a warrant to purchase ValueFlash common stock as an additional incentive to enter the alliance WPP Dotcom Holdings an affiliate of JWT, (3) the right to appoint two members to the ValueFlash Board so long as WPP has common stock or warrants in ValueFlash, (4) for WPP Dotcom Holdings a 60-month warrant for the purchase of 3 percent of the capital stock of ValueFlash, (5) performance based warrants to WPP Dotcom for every 30,000 users registered pursuant to the alliance WPP.


5.       INTELLECTUAL PROPERTY RIGHTS

We rely on copyrights, trademarks, patents, trade secret laws and contractual restrictions to establish and protect our proprietary rights in our services and products. U.S. Patent No. 6.047,292 issued on April 4, 2000, relating to the basic CDK(TM) technology. The patent is directed to a multisession, digitally encoded recording medium navigable by an Internet web browser.

Our intellectual property counsel has filed a continuation application to separate the previously rejected claims from the issued patent into a new application, which intellectual property counsel will continue to prosecute in the U.S. Patent and Trademark Office.

No assurance can be given that a second patent will issue or that if a second patent does issue that it will be broad enough to provide significant protection to us. No assurance can be given that the issued patent is valid and enforceable or that it provides sufficient coverage to prevent a competitor from entering our market or adopting a version of our patented technology. Moreover, one of our competitors may be able to design a system which operates similarly to ours, but does not infringe the patent. Our management believes that the steps taken by us to protect its intellectual property are consistent with industry standards for online, custom compact disc companies today.

We also rely on third-party software licenses, such as Microsoft Development Network (MSDN), which provides software development tools. All employees and contractors are required to and have entered into confidentiality and invention assignment agreements. Suppliers, distributors and customers are also required to enter into confidentiality agreements.

To date, we have received no notification that our services or products infringe the proprietary rights of third parties. Third parties could however make claims of infringement in the future. Any future claims that do occur may have a material adverse affect on our business.

We entered into a licensing agreement on November 16, 1999 with Asia Pioneer, Ltd., a Hong Kong-based Internet technology company serving the Chinese-speaking world population. The agreement grants Asia Pioneer the right to our Web-connected multimedia compact disc technology as well as MixFactory(TM) technology to offer customized multimedia compact discs through Asia Pioneer's new Web site beatasia.com. Beatasia.com is a comprehensive music entertainment Web site and is known as "the heartbeat of Asia." Rights extended in the agreement cover the worldwide Chinese speaking community. In exchange for these rights, we received a 4.89% in Asia Pioneer. The parties also entered into a Subscription Agreement under which Asia Pioneer purchased 500,000 shares of our common stock.

We have the following issued and pending trademarks:

         --       Issued Trademark Registrations
                  ------------------------------
                  TM: CDK
                  Serial No. 75/426,937 - Filed February 2, 1998
                  Issued: 06-27-00
                  Reg. No. 2,361,144

         --       Pending
                  -------
                  TM: MIX FACTORY
                  Serial No. 75/757,751
                  Filed: 7/22/99

6.       EMPLOYEES

As of July 28, 2000, we had the following employees: 32 full-time ValueFlash employees; and 6 full-time employees CDKnet, LLC. While sourcing and recruiting appropriate technical personnel is often difficult and competitive, we expect that our need to recruit additional personnel in the future will not negatively affect our operations. Management believes that our employee relations are good, and none of our employees are represented by a collective bargaining unit.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
            ---------------------------------------------------------

This information should be read in conjunction with the unaudited financial statements and the notes attached thereto included in Item 1 of Part I of this Quarterly Report and the audited financial statements and notes and Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended June 30, 1999 contained in our Form 10-SB filing, as amended.

The following contains forward-looking statements based on current expectation, estimates and projections about our industry, management's beliefs and assumptions made by management. All statements, trends, analyses and other information contained in this report relative to trends in our financial condition and liquidity, as well as other statements, including, but not limited to, words such as "anticipate," "believe," "plan," "intend," "expect," "predict," and other similar expressions constitute those statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict. Accordingly, actual results may differ materially from those anticipated or expressed in the statements. Potential risks and uncertainties include, among others, those set forth below. Particular attention should be paid to the cautionary statements involving our limited operating history, the unpredictability of our future revenues, the unpredictable and evolving nature of our business model, the competitive online, multimedia compact disc (CD) industry and the risks associated with capacity constraints, systems development, management of growth and business expansion, as well as other risk factors.

Overview
--------

We have developed a multimedia technology, called CDK(TM), which integrates audio, video and Internet connectivity on a standard compact disc. Our technology enables users to create their own personalized compact discs simply by visiting a Website. These custom compact discs play audio and display videos on a full-screen, using high-quality videos and digital technology. The custom compact discs also include software applications and targeted Web links.

We have also developed VFlash(TM), our new software based communication module which we are distributing through our subsidiary, ValueFlash. VFlash(TM) provides a real time, direct communication vehicle for marketers to reach their customers using a personal computer desktop application. Our subsidiary, CDKnet, LLC, initially developed the VFlash(TM) product. It was transferred to ValueFlash in January 2000 for further development, production, marketing and distribution. VFlash(TM) will be distributed primarily by multimedia CD's that will be produced by us.

Our targeted industries include: (1) entertainment (music, movies, and TV); (2) travel and tourism; (3) professional sports; (4) financial services; (5) education; (6) toys/games; (7) fashion; (8) food/cooking; (9) automotive; and
(10) healthcare. Our primary customers and or strategic partners include Peterson's, AtomicPop, Central Park Media, CollegeMusic.com, Megaforce Records and DreamWorks Records.

We have a limited operating history. While we are currently generating revenues primarily from development and use fees for client specific CD's and the sale of custom CD's, most resources have been directed to developing and marketing the VFlash(TM) product in accordance with our fiscal 2000 operating plan.

In March 2000, the first VFlash(TM) messenger application was launched and marketing alliances with Atlantic Records, Impiric (formerly Wunderman Cato Johnson) RCA Records and Artimis Records were announced. In May 2000, ValueFlash announced a partnership with PlanetGiving.com, an online charity auction platform for non-profit fundraising.

We anticipate that VFlash(TM) will be a major factor in our future revenue and business growth. Significant expenditures have been incurred and will continue to be required for marketing and advertising the product and to build the infrastructure to support it.

From a marketing standpoint, we continue to: (1) maintain a corporate Web site which solicits feedback from potential clients; (2) appear at relevant trade shows and seminars; and (3) retain a public relations firm to service corporate announcements to the press. In the near term, we will continue to focus on generating revenue from the sale of client-specific CDKs, MixFactory custom CD services, and the VFlash desktop, direct marketing application and communications module.

Our current business development efforts include both full-time employees as well as outside consultants. Consultants are compensated on a performance basis.

We receive funds from product sales and services, we also continue to rely on our ability to raise money through equity financing to fund our business endeavors. To date, we have focused our funds on the development of CDK(TM) products (including CDK(TM)) 1.0, CDK(TM) 2.0, and Gameplayer 2.0 and our new e-commerce facility MixFactory.comTM), and VFlash(TM).

We have had success at recent financing efforts although we have had a history of operating losses that raised doubt about our ability to continue operations. For example, our licensing agreement with Asia Pioneer provided us with $400,000 infusion of capital. Additionally, the parties entered into a technology and license agreement that gave us a 4.89% interest in Asia Pioneer in exchange for a license to use certain CDK(TM) technology. Our ownership interest in Asia Pioneer can be sold in the event we need a cash infusion.

We have also successfully raised $3,000,000 in private financings through our subsidiary, ValueFlash to date.

If we are unable to obtain significant additional financing or otherwise obtain working capital to fund our operations, we may be obliged to seek protection of the bankruptcy courts. Our former independent certified public accountants added an emphasis paragraph to their report on our consolidated financial statements as of June 30, 1999 and for the year ended June 30, 1999, and in the period October 1, 1997 (date of inception) to June 30, 1998, relating to factors that substantial doubt about our ability to continue as a going concern. The factors cited by them include the following: (1) continued losses; (2) use of significant cash in operations and, and (3) lack of sufficient funds to execute our business plan.

As of July 28, 2000, we had 21,151,831 shares of common stock issued and outstanding. In April, 2000, we were reinstated on the Over-the-Counter Bulletin Board where our stock is traded under the symbol "CDKX."

Recent Developments
-------------------

Lease
-----
During the quarter ended March 31, 2000, we committed to a new 10-year lease for the 250 57th Street premises beginning on May 1, 2000. The lease calls for annual rent payments at $149,575 from 2000 to 2002, $159,225 from 2002 to 2004,
$164,050 from 2004 to 2006 and $168,875 from 2006 through 2010.

Stock Dividend
--------------
On April 12, 2000, we announced our intention to issue a stock dividend based upon 10% of our holdings in our subsidiary, ValueFlash, subject to registration and underwriter approval prior to distribution. Our board of directors will meet in the near future to decide whether to issue the dividend based upon the advice of the underwriter and other advisors, including our independent auditors. The Board of Directors have considered the advise of such experts and have voted to postpone the dividend until a later date.

Results of Operations - Quarter Ended March 31, 1999 Compared to Quarter Ended
------------------------------------------------------------------------------
March 31, 2000
--------------

During the quarter ended March 31, 2000, we incurred a net loss of $2.4 million on revenues of $45,000 compared to a net loss of $1.9 million on revenues of $84,000 in the prior period ended March 31, 1999. Revenues declined $40,000 in the current period due to the continued shift in focus to enhancing our core technologies and product development.

The cost of revenues for the quarter ended March 31, 2000 was $42,000 compared to $25,000 for quarter ended March 31, 1999.

From January 1, 2000 to March 31, 2000, we expended approximately $257,000 on research and development compared to $50,000 during the period January 1, 1999 to March 31, 1999. Our research and development costs were higher in the third quarter due to expenditures for the development of V-Flash, enhancements to our core technology and product development.

For the quarter ended March 31, 2000, other operating expenses were $2.6 million, compared to $1.3 million in the quarter ended March 31, 1999 as expenditures related to the marketing, advertising and infrastructure buildup to support ValueFlash were incurred.

Interest expense was $9,085 for the quarter ended March 31, 2000, compared to $670,963 in the quarter ended March 31, 1999 due to the prior period including interest related to a beneficial conversion feature on subordinated convertible debentures.

Results of Operations - First Nine Months of Fiscal 2000 Compared to First Nine
-------------------------------------------------------------------------------
Months of Fiscal 1999
---------------------

During the nine months ended March 31, 2000, we incurred a net loss of $5.2 million on revenues of $83,602 compared to a net loss of $4.2 million on revenues of $457,237 in the nine months ended March 31, 1999. Revenues declined $375,635 in the current period due to the continued shift in focus to enhancing our core technologies and product development.

The cost of revenues for the nine months ended March 31, 2000 was $79,369 compared to $153,572 for the nine months ended March 31, 1999.

For the first nine months of fiscal 2000, we expended approximately $484,000 on research and development compared to $141,000 during the first nine months of Fiscal 1999. Our research and development costs were higher during the first nine months of fiscal 2000 due to expenditures for the development of V-Flash, enhancements to our core technology and product development.

For the first nine months of fiscal 2000, other operating expenses were $5.4 million compared to $3.7 million during the first nine months of fiscal 1999 as expenditures related to the marketing, advertising and infrastructure buildup to support ValueFlash were incurred.

Interest expense was $73,423 for the first nine months of fiscal 2000, compared to $780,879 in the first nine months of fiscal 1999, as expenditures particularly in the third quarter of 2000 related to marketing, advertising and infrastructure buildup to support ValueFlash were incurred.

Liquidity and Capital Resources
-------------------------------

As of March 31, 2000, we had $2.4 million in cash and cash equivalents. Our principal commitments are $255,000 in Subordinated Convertible Debentures, $175,000 in long-term debt and operating and capital lease obligations. We have no material commitments for capital expenditures, nor do we anticipate any. We anticipate that we will experience growth in advertising, marketing and operating expenses for the foreseeable future and that such expenses will be a material use of our cash resources.

Our cash requirements have historically been financed primarily through the sale of debentures and common stock. In the nine months ended March 2000, $3 million has been raised from the sale of our common stock and $2,500,000 from the sale of ValueFlash.com, Inc. common stock to outside investors. We do not maintain credit facilities with any financial institutions. Future financings will be necessary to fund our operations in the form of additional debt and equity transactions. There can be no assurances that we will be able to secure sufficient funding to continue executing its operating plan, but management believes that we will be able to secure sufficient financing for operations for the next twelve months.

Net cash used by operating activities equaled $3.1 million for the nine months ended March 31, 2000, compared to net cash used in operating activities of $1.8 million for the first nine months ended March 31, 1999. Cash used by operations resulted from net losses partly offset by non-cash depreciation and amortization charges, compensation charges related to stock options and services paid in common stock and warrants.

Net cash from financing activities was $5.6 million for the nine months ended March 31, 2000, compared to $2.3 million for the nine months ended March 31, 1999. Cash provided by financing activities resulted from $3 million in proceeds from the sale of our common stock, $2,500,000 in proceeds from the sale of ValueFlash.com. common stock and minority interest sale.

The proceeds from these issues have and will be used to (i) continue our ongoing operations, (ii) development of CDK(TM), V-Flash, Gameplayer, and MixFactory.com(TM) product lines, and (iii) to repay our debt.

Factors Affecting Future Results
--------------------------------

We do not provide forward looking financial information. However, from time to time statements are made by employees that may contain forward looking information that involve risks and uncertainties. In particular, statements contained in this quarterly report that are not historically containing predictions and are made under the Safe Harbor Corporate Private Sector Litigation Reform Act of 1995. Our actual result of operations and financial condition have varied and may in the future vary significantly from those stated in any predictions. Factors that may cause these differences include without limitation the risk, uncertainties and other information discussed within this registration statement, as well as the accuracy of our internal estimate of revenue and operating expense levels. We face a number of risk factors which may create circumstances beyond the control of management and adversely impact the ability to achieve our business plan.

                             DESCRIPTION OF PROPERTY
                             -----------------------

Our executive office is located at 400 Garden City Plaza, Suite 202, Garden City, New York 11530. The office space is donated to us by the law firm of Moritt, Hock, Hamroff & Horowitz LLP, of which Steven Horowitz (our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary) is a partner. Our executive offices may be reached at (516) 222-8800.

Our manufacturing, research and development is conducted out of CDKnet, LLC's and ValueFlash's office located at 250 West 57th Street, New York, New York 10019. ValueFlash shares office space with CDKnet, LLC. The New York City office consists of approximately 4,825 square feet, which is subleased from Kelly Music. We recently committed to a new 10-year lease for this office space beginning on May 1, 2000. The lease calls for annual rent payments at $149,575 from 2000 to 2002, $159,225 from 2002 to 2004, $164,050 from 2004 to 2006 and
$168,875 from 2006 through 2010. The annual lease rate is approximately $135,600. This office may be contacted by telephone at 212-547-6050. All property is insured to industry standards.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

1.    TRANSACTIONS WITH MANAGEMENT AND OTHERS; CERTAIN
       BUSINESS RELATIONSHIPS; PROMOTERS

     During the last three years, we have issued or sold the following securities without registering them under the Securities Act of 1933 in reliance upon the exemptions from registration provided by the Securities Act as follows:

     o 250,000 five-year options to purchase our common stock at an exercise price of $3.00 per share to Robert Reeves effective April 10, 2000, in accordance with his employment Agreement with us. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

     o 22,500 shares of common stock to Joel Schneider through the exercise of cashless options on March 30, 2000. We issued the stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

     o 750,000 shares of our common stock to Steven Horowitz through the exercise of options on March 28, 2000. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

     o 250,000 five-year options to purchase the common stock of ValueFlash at an exercise price of $1.50 per share on April 10, 2000 to Robert Reeves. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

     o 50,000 options to purchase our common stock at an exercise price of $1.00 effective October 1, 1999 and 10,000 options to purchase the common stock of ValueFlash at an exercise price of $1.50 per share to Don Hegarty effective March 1, 2000, in accordance with CDKnet.com's and ValueFlash.com's Stock Option Plan. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2).

     o 10,000 options to purchase our common stock at an exercise price of $2.25 and 5,000 options to purchase the common stock of ValueFlash, at an exercise price of $1.50 per share to Nick Baciu effective May 5, 2000, in accordance with CDKnet.com's and ValueFlash.com's Stock Option Plan. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2).

     o 18,000 options to purchase our common stock at an exercise price of $1.00 effective October 25, 1999 and 8,000 options to purchase the common stock of ValueFlash, at an exercise price of $1.50 per share to Larry Shirley effective March 1, 2000, in accordance with ValueFlash.com's Stock Option Plan. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2).

     o 6,000 options to purchase the common stock of ValueFlash, at an exercise price of $1.50 per share to Lauree Peoples effective March 1, 2000, in accordance with ValueFlash.com's Stock Option Plan. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2).

     o 2,000 options to purchase our common stock at an exercise price of $2.25 and 2,000 options to purchase the common stock of ValueFlash at an exercise price of $1.50 per share to Elan Aronov effective May 4, 2000, in accordance with CDKnet.com's and ValueFlash.com's Stock Option Plan, respectively. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2).

     o 125,000 shares of common stock of ValueFlash to Michael Vasinkevich for $250,000 on February 7, 2000, together with 62,500 eight-month options to purchase common stock of ValueFlash, at an exercise price of $2.00 per share. We issued stock and options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock and options for investment purposes.

     o 1,250,000 five-year options to purchase common stock of ValueFlash, at an exercise price of $2.00 per share to Michael Vasinkevich on January 28, 2000, in accordance of a Finder's Agreement between ValueFlash and Michael Vasinkevich.

     o 1,250,000 five-year options to purchase common stock of ValueFlash, at an exercise price of $2.00 per share to Shai Bar Lavi on January 28, 2000, in accordance of an Employment Agreement between ValueFlash and Shai Bar Lavi.

     o 750,000 five-year options to purchase common stock of ValueFlash, at an exercise price of $2.00 per share to Steven A. Horowitz on January 28, 2000, in accordance of a Finder's Agreement between ValueFlash and Steven A. Horowitz.

     o 750,000 five-year options to purchase common stock of ValueFlash, at an exercise price of $2.00 per share to Shlomo Shur on January 28, 2000, in accordance of an Employment Agreement between ValueFlash and Shlomo Shur.

     o On January 11, 2000, we granted to Steven A. Horowitz 750,000 warrants expiring January 10, 2010 to purchase our common stock at an exercise price of $1.00 per share.

     o On November 16, 1999, Steven A. Horowitz rescinded (for no future consideration) 750,000 options (granted on August 1, 1999 and expiring on July 31, 2004) with an exercise price of $1.00 per share to purchase our common stock.

     o On November 2, 1999, we sold 285,714 shares of common stock for $100,000 to Steven A. Horowitz (our Chairman, Chief Executive Officer, Chief Financial Officer, and Secretary) along with two-year warrants to purchase 28,571 shares of common stock.

     o During the year ended June 30, 1999 and the period October 1, 1997 to June 30, 1998, legal services of $168,393 and $201,039, respectively, were provided by Horowitz, Mencher, Klosowski & Nestler, P.C.-- a law firm in which our Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and principal stockholder is the managing partner (the "Firm"). Further, the Firm donated office space and accounting services for which no fees were paid by us to the Firm. The office space and corresponding services are valued at $1,000 per month and the accounting services are valued at $35,000 per year.

     o In fiscal 1999, we entered into a $150,000 demand loan with the Firm at an interest rate of 11% and issued 150,000 stock warrants at $.66 exercisable through October 1, 2003. The detachable warrants with a fair value of $42,000 were accounted for as additional interest cost with a credit to paid-in capital. At June 30, 1999, the outstanding loan balance is $60,000.

     o During fiscal 1999, some of our stockholders provided loans to us aggregating $150,000. In connection with the loans, we granted 150,000 stock warrants with an exercise price of $.66, exercisable through October 1, 2003. The detachable warrants with fair value of $42,057 was accounted for as additional interest cost with a corresponding credit to paid-in capital. The loans were partially repaid and the outstanding balances were satisfied through the exercise of stock warrants.

     o In June 1999, we entered into a Finder's Agreement (incorporated by reference as Exhibit 10.13) with our president, Shai Bar-Lavi, effective as of August 1, 1999, and a third party whereby we issued 100,000 warrants at an exercise price of $1.00 to the third party upon execution of the agreement and future fees for identifying financing, purchase or venture transactions, as defined. During the year ended June 30, 1999, we recorded an expense of $100,000 representing the fair value of the warrants issued.

     o During fiscal 1999, Steven A. Horowitz deposited the sum of $145,000 with Fleet Bank to collateralize a Fleet Bank loan to us. We used the loan proceeds to finance the purchase of manufacturing equipment from Bandai America Incorporated.

     o In fiscal 1999, Steven A. Horowitz loaned us an aggregate of $121,018, at no interest, all of which has been repaid.

     o During the period from March 27, 1998 to March 5, 1999, the law firm of Horowitz, Mencher, Klosowski &Nestler, P.C. (of which Steven A. Horowitz is a former partner) advanced various sums to us, at no interest, totaling an aggregate of $227,000, all of which has been repaid.

     o On May 15, 1998, we granted 150,000 stock options with an exercise price of $.60 to Eric Mencher, a partner in the Firm, for legal services rendered. The fair value of these services was $63,000.

     o During the year ended June 30, 1999 and the period October 1, 1997 to June 30, 1998, we provided noninterest-bearing advances to Kelly Music against their capital account in CDKnet of $29,033 and $848,541, respectively. These advances plus the secured notes from Kelly Music of $712,000 (see Notes to Financials 1 and 2(c)) were extinguished as follows: (1) $600,000 was deemed consideration in the purchase of Kelly Music's interest in CDKnet, LLC (2) $800,000 was accounted for as a settlement by CDKnet, LLC of a portion of Kelly Music's ownership interest in CDKnet, LLC and (3) the remaining amounts of $29,033 in 1999 and $160,307 in 1998 were deemed uncollectible and recorded as uncollectible advances since Kelly Music no longer held a membership interest in CDKnet. We made the interest free advances against Kelly Music's capital account in the original CDKnet, LLC joint venture. When we realized that Kelly Music could not pay the loan, we converted Kelly Music's debt to an interest in us. Kelly Music does not own a direct interest in us. The extent of its interest in us is in its capacity as one of our shareholders.

2.    INDEBTEDNESS OF MANAGEMENT

No member of our management is or has been indebted to us. No director or executive officer is personally liable for repayment of amounts advanced any financing received by us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

1.    MARKET INFORMATION

Our stock is quoted on the Over-the-Counter Bulletin Board. As of July 28, 2000, we had 21,151,831 shares of common stock outstanding; of this amount, 5,604,964 of these shares are nonrestricted; 15,572,629 of these shares are restricted. As of July 28, 2000, the number of holders of record of our common stock, $0.0001 par value, was 137.

The following table sets forth the range of high and low sales prices for the stock for each full quarterly period within the two most recent fiscal years and any subsequent interim period covered by the financials. The sales represent prices between dealers, do not include retail markup, mark down or other fees or commissions, and do not necessarily represent actual transactions.

Calendar Quarter                             Bid Prices
    Ended                      Low                              High
-------------------------------------------------------------------------------
June 30, 2000                $1.312                            $5.950

March 31, 2000                $.375                            $8.200

December 31, 1999             $.350                            $1.000

September 30, 1999            $.968                            $1.843

June 30, 1999                 $.937                            $3.125

March 31, 1999                $.906                            $2.625

December 31, 1998             $.500                            $1.843

September 30, 1998            $.500                            $3.625

2.    DIVIDEND POLICY

To date, we have not paid a cash dividend to our shareholders. We are also limited in our ability to do so under the terms of our 6% convertible subordinated debenture due September 1, 2003. On April 12, 2000, we announced our intent to explore issuing a dividend of ValueFlash common stock to our shareholders. After reviewing the issue with our experts, the board decided not to issue the dividend at this time.


                             EXECUTIVE COMPENSATION
                             ----------------------

1.    EXECUTIVE OFFICER COMPENSATION

The following table sets forth all compensation paid by us as of fiscal year ended June 30, 1999, to all of our executive officers:

                           SUMMARY COMPENSATION TABLE

--------------------------- --------- ----------------------------------- ------------------------------------------------

                                           Annual Compensation9                           Long-Term Compensation
                                      ----------------------------------- ------------------------------------------------
                                                                                    Awards                 Payouts
                                                                          ------------------------- ----------------------
                                                                                       Securities
                                                                Other                    Under-                All Other
                                                               Annual     Restricted     lying                 Compen-
         Name And                                             Compen-        Stock      Options/      LTIP      sation
     Principal Position     Year         Salary     Bonus       sation    Award(s)        SARs      Payouts        ($)
                                            ($)        ($)         ($)         ($)          (#)         ($)        (i)
                (a)            (b)          (c)        (d)         (e)         (f)          (g)         (h)
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Steven A. Horowitz1         FY99          7,500        --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
                            FY98         7,500         --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Robert Kelly2               FY99        95,192.38      --       39,600(7)
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
                            FY98        80,769.30      --       39,600(7)
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Ronald Leong3               FY99       147,534.98      --        8,400(8)
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
                            FY98        75,000.00      --        8,400(8)
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Michael W. Jolly4           FY99        69,615.38      --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
                            FY98        54,250.00      --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Keith A. Fredericks5        FY99        57,499.91      --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
                            FY98        27,885.00      --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Russell A. Kern6            FY99        79,999.92      --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
                            FY98        12,923.06      --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------

1 Mr. Horowitz is our Chairman, Chief Executive Officer, Chief Financial Officer, and Secretary. Mr. Horowitz is paid as one of our consultants because he does not keep regular hours, decides his own schedule and otherwise fits the characteristics of a consultant as promulgated under the relevant sections of the Internal Revenue Code and Regulations and case law.
2  Mr. Kelly was formerly President of CDKnet, LLC. His tenure ended on
   March 1999.
3  Mr. Leong was our former President and his services ended on May 31, 1999.
4  Mr. Jolly is our Executive Vice President, Entertainment Group.
5 Mr. Fredericks resigned as our Senior Vice President and Chief Technical Officer effective December 17, 1999.
6  Mr. Kern was our Executive Vice President, General Manager.
7  This figure represents compensation for an apartment for Mr. Kelly.
8 This figure represents compensation for an automobile allowance for Mr. Leong. Mr. Leong left the Company in March 1999.
9 In fiscal 2000, each of the named officers are to receive salary compensation as follows:

         Steven A. Horowitz                 $1,500 per week as a consultant
         Shai Bar-Lavi                      $6,250 bi-monthly
         Michael W. Jolly                   $3,541.67 bi-monthly
         Russell A. Kern                    $3,333.33 bi-monthly
         Tom Ross                           $150,000 annually
         Shlomo Shur                        $120,000 annually
         Israel Hersh                       $120,000 annually


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

-------------------------- ------------------ --------------------- -------------------- -------------------
                                                     Percent Of
                               Number Of          Total Options/
                                Securities        SARs Granted
                               Underlying         To Employees            Exercise Or
                            Options/SARs             In Fiscal            Base Price
       Name                   Granted (#)              Year                 ($/Sh)         Expiration Date
       (a)                        (b)                  (c)                   (d)                   (e)
-------------------------- ------------------ --------------------- -------------------- -------------------
-------------------------- ------------------ --------------------- -------------------- -------------------
Steven A. Horowitz                750,000                                    $ .60              5/20/08
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Michael W. Jolly                   10,000                                    $1.00             12/01/03
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Russell A. Kern                    10,000                                    $1.00             12/01/03
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Ronald Leong                      175,000                                    $ .80              6/07/01
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Robert Kelly                            0                                        0                   --
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Keith Fredericks (1)               10,000                                    $1.00              12/1/03
-------------------------- ------------------ --------------------- -------------------- -------------------

-------------------
(1) Mr. Fredericks resigned as our Senior Vice President and Chief Technical Officer effective December 17, 1999.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

-------------------------- -------------- -------------- ------------------- -------------------

                                                             Number Of
                                                              Securities           Value Of
                                                             Underlying          Unexercised
                              Shares                        Unexercised        In-The-Money
                            Acquired                      Options/SARs         Options/SARs
                                 On            Value      At FY-End (#)       At FY-End ($)
                             Exercise        Realized       Exercisable/        Exercisable/
    Name                         (#)             ($)      Unexercisable        Unexercisable
      (a)                        (b)             (c)               (d)              (e)
-------------------------- -------------- -------------- ------------------- -------------------
-------------------------- -------------- -------------- ------------------- -------------------
Steven A. Horowitz                0              0           750,000/0             $393,750/0(2)
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Michael W. Jolly                  0              0            10,000/0                    0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Russell A. Kern                   0              0            10,000/0                    0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Ronald Leong                      0              0           175,000/0             $ 56,875/0(3)
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Keith Fredericks (1)              0              0            10,000                      0
-------------------------- -------------- -------------- ------------------- -------------------

-------------------
(1) Mr. Fredericks resigned as our Senior Vice President and Chief Technical Officer effective December 17, 1999.

(2) Mr. Horowitz's options are exercisable at $.60 per share. The closing price for our stock on June 30, 1999 was $1.125 per share. Therefore, Mr. Horowitz is $393,750 in the money. Mr. Horowitz exercised these options on March 28, 2000.

(3) Mr. Leong's options are exercisable at $.80 per share. The closing price for our stock on June 30, 1999 was $1.125 per share. Therefore, Mr. Leong is $56,875 in the money.


2.    COMPENSATION OF DIRECTORS

None of our directors were compensated in fiscal year 1999 for their services.

                              FINANCIAL STATEMENTS

                                 C O N T E N T S



                                                                        Page
                                                                        ----
Report of Independent Certified Public Accountants                       F-1

Financial Statements

      Consolidated Balance Sheet at June 30, 1999                        F-2

      Consolidated Statements of Operations for the year ended
         June 30, 1999 and period October 1, 1997 (date of
         inception) to June 30, 1998                                     F-3

      Consolidated Statement of Stockholders' Equity for the
         period October 1, 1997 (date of inception) to June 30,
         1998 and the year ended June 30, 1999                           F-4

      Consolidated Statements of Cash Flows for the year ended
         June 30, 1999 and the period October 1, 1997 (date of
         inception) to June 30, 1998                                  F-5 - F-6

      Notes to Consolidated Financial Statements                      F-7 - F-25

      Consolidated Balance Sheets at March 31, 2000
         (unaudited) and June 30, 1999                                   F-26

      Consolidated Statements of Operations for the three months ended March 31, 2000 and 1999, nine months ended
         March 31, 2000 and 1999 (unaudited)                             F-27

      Consolidated Statement of Stockholders' Equity for the
         period July 1, 1999 to March 31, 2000 (unaudited)               F-28

      Consolidated Statements of Cash Flows for the nine months
         ended March 31, 2000 and 1999 (unaudited)                       F-29

      Notes to Consolidated Financial Statements                    F-31 - F-33

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
      CDKNET.COM, INC.


We have audited the accompanying consolidated balance sheet of CDKNET.COM, INC. and Subsidiaries (the "Company") as of June 30, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 1999 and the period October 1, 1997 (date of inception) to June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. As discussed in Note 11, the Company's consolidated statements of operations, stockholders' equity and cash flows for the period October 1, 1997 (date of inception) to June 30, 1998 were reaudited and restated.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CDKNET.COM, INC. and Subsidiaries as of June 30, 1999, and the consolidated results of their operations and their consolidated cash flows for the year ended June 30, 1999 and the period October 1, 1997 (date of inception) to June 30, 1998, in conformity with generally accepted accounting principles.

As shown in the consolidated financial statements, since inception the Company has sustained significant losses and used substantial amounts of cash in operations. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The uncertainty as to the Company's ability to raise additional financing and sustain profitable operations, as discussed in Note 1 to the consolidated financial statements, raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.



/s/ Grant Thornton LLP
------------------------------
GRANT THORNTON LLP


Melville, New York
September 21, 1999, except for Note 12(c) and (d), as to which the date is October 5, 1999

                        CDKNET.COM, INC. and Subsidiaries

                           CONSOLIDATED BALANCE SHEET

                                  June 30, 1999

                                     ASSETS
CURRENT ASSETS
    Cash                                                                  $    231,347
    Accounts receivable                                                         19,000
    Due from officer                                                            11,600
    Prepaid expenses and other current assets                                    9,907
                                                                          ------------
         Total current assets                                                  271,854

FURNITURE AND EQUIPMENT - at cost,
    less accumulated depreciation and amortization of $152,286                 489,053

COST IN EXCESS OF FAIR VALUE OF NET ASSETS ACQUIRED,
    less accumulated amortization of $1,472,753                              5,668,504

INTANGIBLE ASSETS, less accumulated amortization of $452,467                   919,736

OTHER ASSETS
    Deferred financing costs, less accumulated amortization of $37,400         210,750
                                                                          ------------
                                                                          $  7,559,897

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                      $    220,778
    Accrued expenses and other current liabilities                             415,334
    Due to related party                                                       125,000
    Current portion of long-term debt and capitalized lease obligations         67,939
                                                                          ------------
         Total current liabilities                                             829,051

LONG-TERM DEBT AND CAPITALIZED LEASE OBLIGATIONS,
    net of current portion                                                     205,416

SUBORDINATED CONVERTIBLE DEBENTURES                                          1,671,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
    Preferred stock - par value $.0001 per share; authorized
       5,000,000 shares; none issued                                              --
    Common stock - par value $.0001, per share; authorized,
       40,000,000 shares; 14,046,906, shares issued and outstanding              1,405
    Additional paid-in capital                                              12,232,100
    Accumulated deficit                                                     (7,379,075)
                                                                          ------------
                                                                             4,854,430
                                                                          ------------
                                                                          $  7,559,897
                                                                          ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

                        CDKNET.COM, INC. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 Period
                                                                             October 1, 1997
                                                                                (date of
                                                                              inception) to
                                                               YEAR ENDED       June 30,
                                                                 JUNE 30,         1998,
                                                                  1999         as restated
                                                              ------------    ------------
Net revenues                                                  $    474,344    $    616,137
Cost of revenues                                                   288,762         415,769
                                                              ------------    ------------
         Gross profit                                              185,582         200,368

Selling, general and administrative expenses                     3,304,551       1,580,478
Depreciation and amortization                                    1,981,130         133,776
                                                              ------------    ------------
         Loss from operations                                   (5,100,099)     (1,513,886)

Other expense (income)
    Interest expense (income) , including interest relating
      to beneficial conversion and debt discount of
      $1,038,008 at June 30, 1999                                1,094,501            (461)
    Minority interest in loss of subsidiary                                       (328,950)
                                                              ------------    ------------
         NET LOSS                                             $ (6,194,600)   $ (1,184,475)
                                                              ============    ============

Basic and diluted earnings (loss) per share                   $       (.47)
                                                              ============
Weighted-average shares outstanding -
    basic and diluted                                           13,282,176
                                                              ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                        CDKNET.COM, INC. and Subsidiaries

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                   Period October 1, 1997 (date of inception)
                  to June 30, 1998 and year ended June 30, 1999


                                                     Common stock                         Additional                       Total
                                               ------------------------      Member        paid-in       Accumulated   stockholders'
                                                  Shares        Amount      capital        capital         deficit        equity
                                               -----------    ---------   ------------   ------------   ------------   ------------
Balance, October 1, 1997

Issuance of membership interest in Creative
   Technology, LLC                                                        $  1,735,000                                 $  1,735,000
Common stock issued for exchange of member
   capital of Creative Technology, LLC           6,000,000    $     600     (1,735,000)  $  1,734,400
Common stock issued in merger with
   International Pizza Group, Inc.               3,999,985          400                       222,788                       223,188
Common stock issued for purchase of
   minority interests                            1,300,363          130                     3,146,571                     3,146,701
Compensation related to stock option plan                                                     147,000                       147,000
Net loss, as restated                                                                                   $ (1,184,475)    (1,184,475)
                                               -----------    ---------   ------------   ------------   ------------   ------------


Balance, June 30, 1998                          11,300,348        1,130           --        5,250,759     (1,184,475)     4,067,414

Common stock and stock warrants issued for
   purchase of fixed assets                         75,000            8                       143,742                       143,750
Common stock issued for purchase of minority
   interests                                     1,883,635          188                     4,505,934                     4,506,122
Debt discount                                                                               1,142,008                     1,142,008
Conversion of subordinated debentures              476,358           48                       324,952                       325,000
Common stock and stock warrants issued for
   financing costs                                  16,667            2                        50,898                        50,900
Exercise of stock options                          116,084           12                        69,988                        70,000
Compensation related to stock option plan                                                     248,000                       248,000
Common stock and stock warrants issued for
   services                                        175,000           17                       395,698                       395,715
Common stock issued in lieu of cash interest         3,814                                      9,121                         9,121
Stock warrants issued for termination agreement                                                91,000                        91,000
Net loss                                                                                                  (6,194,600)    (6,194,600)
                                               -----------    ---------   ------------   ------------   ------------   ------------
BALANCE, JUNE 30, 1999                          14,046,906    $   1,405   $         --   $ 12,232,100   $ (7,379,075)  $  4,854,430
                                               ===========    =========   ============   ============   ============   ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

                        CDKNET.COM, INC. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                        Period
                                                                                                    October 1, 1997
                                                                                                       (date of
                                                                                                     inception) to
                                                                                       YEAR ENDED      June 30,
                                                                                         JUNE 30,        1998,
                                                                                          1999        as restated
                                                                                       -----------    -----------
Cash flows from operating activities                                                   $(6,194,600)   $(1,184,475)
    Net loss
    Adjustments to reconcile net loss to net
       cash used in operating activities
          Depreciation and amortization                                                  1,981,130        133,776
          Amortization of debt discount                                                  1,038,008
          Uncollectible advances                                                            29,033        160,307
          Compensation related to stock option plan and donated services                   248,000        147,000
          Common stock and stock warrants issued for services                              395,715
          Common stock issued in lieu of cash interest                                       9,121
          Stock warrants issued for termination agreement                                   91,000
          Minority interest in loss of consolidated subsidiary                                           (328,950)
          Changes in assets and liabilities
              (Increase) decrease in accounts receivable                                    86,744       (105,744)
              (Increase) decrease in inventory                                               3,883         (3,883)
              (Increase) in due from officer                                               (11,600)
              (Increase) decrease in prepaid expenses and other
                current assets                                                              16,187        (26,094)
              Increase in accounts payable                                                  42,020        171,258
              Increase in accrued expenses and other
                current liabilities                                                         76,328        344,696
                                                                                       -----------    -----------
                                                                                         4,005,569        492,366
                                                                                       -----------    -----------
          Net cash used in operating activities                                         (2,189,031)      (692,109)
                                                                                       -----------    -----------

Cash flows from investing activities
    Purchase of furniture and equipment                                                   (212,407)       (43,832)
    Advances to related party                                                              (29,033)      (848,541)
                                                                                       -----------    -----------
          Net cash used in investing activities                                           (241,440)      (892,373)
                                                                                       -----------    -----------
Cash flows from financing activities
    Proceeds from notes payable                                                            791,938         93,750
    Repayment of notes payable                                                            (491,465)
    Proceeds from subordinated convertible debentures                                    2,100,000
    Deferred financing costs                                                              (197,250)
    Principal payments on capitalized lease obligations                                    (10,672)
    Proceeds from issuance of common stock                                                              1,959,999
                                                                                       -----------    -----------
          Net cash provided by financing activities                                      2,192,551      2,053,749
                                                                                       -----------    -----------
          NET (DECREASE) INCREASE IN CASH                                                 (237,920)       469,267
                                                                                       -----------    -----------
Cash at beginning of period                                                                469,267             --
                                                                                       -----------    -----------
Cash at end of period                                                                  $   231,347    $   469,267
                                                                                       ===========    ===========

                        CDKNET.COM, INC. and Subsidiaries

                                                                                                        Period
                                                                                                    October 1, 1997
                                                                                                       (date of
                                                                                                     inception) to
                                                                                       YEAR ENDED      June 30,
                                                                                         JUNE 30,        1998,
                                                                                          1999        as restated
                                                                                       -----------    -----------
Supplemental disclosures of cash flow information:
    Cash paid during the period for Interest                                           $    36,055             --
Noncash investing and financing transactions:
    Fixed asset acquisitions financed through capitalized
      lease obligations                                                                    113,553
    Common stock and stock warrants issued for purchase
      of fixed assets                                                                      143,750
    Common stock issued for purchase of minority interest                                4,506,122    $ 3,146,701
    Debt discount                                                                        1,142,008
    Issuance of stock upon conversion of subordinated debentures                           325,000
    Common stock and stock warrants issued for financing costs                              50,900
    Exercise of stock options for debt extinguishment                                       70,000
    Purchase of business, net of cash acquired                                                          1,500,000
    Contribution of notes for ownership interest                                                          805,516
    Exchange of ownership interest for outstanding debt advances                                         (800,000)












THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                        CDKNET.COM, INC. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 1999



NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

     CDKNET.COM, INC. and Subsidiaries, formerly named Technology Horizons, Inc. (collectively the "Company"), is a New York-based Internet company that provides products to its worldwide customers utilizing its internally developed multimedia technology, CDKTM. The technology provides for the enhanced integration of audio, video and Internet connectivity on a standard compact disc ("CD").

     The Company's consolidated financial statements include the accounts of CDKNET.COM, INC. ("CDK") and its wholly-owned subsidiaries, Creative Technology, LLC ("Creative"), a limited liability company, and CDKnet, LLC, formerly Technology Applications, LLC, ("CDKnet"), a limited liability company. CDKnet became a wholly-owned subsidiary after a series of acquisitions completed through July 1998.

     Creative commenced operations on October 1, 1997 with cash capital contributions from investors of $1,735,000. On November 11, 1997, Creative, Kelly Music & Entertainment, Inc. ("KME"), and certain stockholders of KME formed CDKnet, which is the operating entity. Creative acquired a 40% capital interest and voting control in CDKnet for $1,500,000. The operating agreement for CDKnet provided that Creative would control the management committee which governed CDKnet. CDKnet acquired certain assets of KME in exchange for issuing KME a 40% ownership interest in CDKnet valued at $1,500,000 based on independent appraisal. The assets acquired, including fixed assets and intellectual property, represented the principal business of KME. No liabilities were assumed in connection with this acquisition. The purchase price was allocated based on the estimated fair value of the fixed assets and intangible assets of approximately $127,000 and $1,373,000, respectively. In addition, key employees of KME became employees of CDKnet. CDKnet accounted for the acquisition as a purchase and the results of operations of KME were included in the consolidated financial statements from date of acquisition. The fair values of the intangible assets acquired are being amortized on a straight-line basis over five years.

     Certain stockholders of KME contributed certain collateralized notes of KME aggregating $712,000 (see Note 2(b)) in exchange for an equivalent dollar ownership interests in CDKnet. As substantially all of the assets of KME consisted of membership interests in CDKnet, the notes were recorded as a reduction of the equity of CDKnet. Such notes were later used to redeem a portion of the membership interest of KME (see note 9(c)). On May 7, 1998, CDK, which was formed to be the corporate owner of Creative, and the members of Creative exchanged their ownership interest for 6 million shares of CDK's common stock.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999


     NOTE 1 (CONTINUED)

     The Company has incurred net losses of $6,194,600 and $1,184,475 during the year ended June 30, 1999 and the period October 1, 1997 (date of inception) to June 30, 1998, respectively. Since June 30, 1999, the Company has had limited revenues. For the year ended June 30, 1999, and the period October 1, 1997 (date of inception) to June 30, 1998, net cash used in operating activities was $2,189,031 and $692,109, respectively. Through June 30, 1999, the Company's cash requirements were primarily financed though the sale of subordinated convertible debentures and common stock of $2,100,000 and $1,960,000, respectively. The Company does not maintain a credit facility with any financial institution. The Company continues to incur expenses with respect to new product development. As a result of the continued losses, the use of significant cash in operations and the lack of sufficient funds to execute its business plan, among other matters, there is substantial doubt about the Company's ability to continue as a going concern. No adjustments have been made with respect to the consolidated financial statements to record the results of the ultimate outcome of this uncertainty.

     Management's plans to remain a going concern require additional financing until such time as sufficient cash flows are generated from operations. Financings are anticipated to be in the form of additional debt and equity; however, there can be no assurances that the Company will be able to obtain sufficient financing to execute its business model, which is still in an evolving stage. However, management believes that it will be able to secure sufficient funding for operations at least for the next twelve months. Further, management believes that operating expenses could be reduced to fundable levels, if necessary. Subsequent to June 30, 1999, the Company focused primarily on new product development and implemented a marketing plan, including the hiring of marketing and sales personnel. Further, the Company will need to build its brand name, provide scalable, reliable and cost-effective services, continue to grow its infrastructure to accommodate customers and increased use of its products and services, expand its channels of distribution, and retain and motivate qualified personnel.

     Subsequent to June 30, 1999, the Company issued 332,000 shares of common stock and received net proceeds of $310,000 (see Note 12 (e)). Further, the Company's CEO and other parties have committed to invest $200,000.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



     NOTE 1 (CONTINUED)

     In addition to the above equity financing, the Company also anticipates the need to raise additional funds through public or private debt or equity financing in order to take advantage of unanticipated opportunities, including more rapid expansion or acquisitions of complementary businesses or technologies, or to develop new or enhanced services and related products, or otherwise respond to unanticipated competitive pressures. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of unanticipated opportunities, develop new or enhanced services and related products, or otherwise respond to unanticipated competitive pressures and the Company's business, operating results and financial condition could be materially adversely affected.


     NOTE 2 - MERGERS AND ACQUISITIONS

     a. On May 21, 1998, International Pizza Group, Inc. ("IPGI"), a nonoperating public company with net assets (principally cash) of approximately $225,000, acquired 100% of the outstanding common stock of CDK (the "Acquisition") and changed its name to CDK. The Acquisition resulted in the owners and management of CDK having effective control of the combined entity. Under generally accepted accounting principles, the Acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition is equivalent to the issuance of stock by CDK for the net monetary assets of IPGI, accompanied by a recapitalization, and accounted for as a change in capital structure. Accordingly, the accounting for the Acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse acquisition accounting, the post-reverse-acquisition comparative historical financial statements of the "legal acquirer," IPGI, are those of the "accounting acquiree," CDK. Accordingly, the financial statements of CDK for the period from October 1, 1997 (date of inception) to June 30, 1998 are the historical financial statements of CDK for the same period.

     b. On June 3, 1998, the Company acquired the minority interests of two members of CDKnet for $3,146,701. The consideration was paid through the issuance of 1,300,363 shares of common stock. As a result of the acquisition, the sellers held a reduced percentage ownership interest in the Company. The Company accounted for the acquisition as a purchase. The Company valued the minority interest based on the shares issued at the market price of the stock after considering a 15% market discount for the shares that had no stated registration rights requirement. The estimated fair value of the tangible assets acquired of $476,566 approximated the book value of such assets. The excess of the consideration over the estimated fair value of the net assets acquired in the amount of $2,670,135 has been recorded as cost in excess of fair value of net assets acquired and is being amortized on a straight-line basis over five years.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 2 (CONTINUED)

     c. On July 8, 1998, the Company entered into an agreement, subsequently amended (the "Agreement"), based on terms previously agreed upon with KME, to acquire the remaining minority interest for $5,171,122. The consideration was (1) the retirement of $600,000 of notes accounted for as a stock subscription (2) issuance of 1,883,635 shares of the Company's common stock and (3) a cash payment of $65,000. The amendment provided for the waiver of previously agreed upon registration rights on common stock in excess of 250,000 shares, terminated any and all demand registration rights with certain stockholders of KME and released the Company from any and all claims, liabilities, demands and causes of action known or unknown which KME could assert in the future, as defined.

         The Company accounted for the acquisition as a purchase. The Company valued the minority interest based on the shares issued at the market price of the stock after considering a 15% market discount for the shares that had no stated registration rights requirement. The estimated fair value of the tangible assets acquired of $700,000 approximated the book value of such assets. The excess consideration over the estimated fair value of the net assets acquired of $4,471,122 has been recorded as cost in excess of fair value of net assets acquired and is being amortized on a straight-line basis over five years.

The following (unaudited) pro forma information has been prepared assuming that the acquisition of KME and the minority interests (see Notes 1, 2(b) and 2(c)) had occurred as of October 1, 1997, after giving effect to certain adjustments, including amortization of goodwill. The (unaudited) pro forma information is presented for informational purposes only and is not necessarily indicative of what would have occurred if the transactions had been made as of October 1, 1997.

                Net revenues        $    616,137
                Net loss              (1,921,645)

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of the Company's significant accounting policies:

     REVENUE RECOGNITION

     The Company recognizes revenue for development and use fees for client-specific CD's and custom CD's on the date the product is shipped to the customer. Revenues from web links will be recognized in the month earned. Revenues from web advertising will be recognized ratably over the period in which the advertising is displayed. Revenues from barter advertising transactions will be recognized during the period the advertising is displayed. Barter transactions will be recorded at the fair market value of the goods or services provided or received, whichever is more readily determinable. To date, no revenues have occurred from the following revenue streams; web links, web advertising and barter transactions.

     During the year ended June 30, 1999, two customers accounted for approximately 51% and 16% of net revenues, respectively. For the period October 1, 1997 (date of inception) to June 30, 1998, one customer accounted for approximately 95% of the Company's net revenues.

     RESEARCH AND DEVELOPMENT COSTS

     Research and development costs include expenses incurred by the Company to develop new products and enhance the Company's existing products. Research and development costs are expensed as incurred. During the year ended June 30, 1999 and the period October 1, 1997 (date of inception) to June 30, 1998, such costs aggregated approximately $211,000 and $132,000, respectively.

     INCOME TAXES

     CDK files separate Federal, state and city corporate income tax returns. Creative and CDKnet file separate Federal, state and city (where applicable) partnership income tax returns. Earnings or losses from these limited liability companies pass through directly to CDK.

     The Company follows the asset and liability method of accounting for income taxes by applying statutory tax rates in effect at the balance sheet date to differences among the book and tax bases of assets and liabilities. The resulting deferred tax liabilities or assets are adjusted to reflect changes in tax laws or rates by means of charges or credits to income tax expense. A valuation allowance is recognized to the extent a portion or all of a deferred tax asset may not be realizable.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999


NOTE 3 (CONTINUED)

     USE OF ESTIMATES

     The Company uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that the Company uses.

     EARNINGS (LOSS) PER COMMON SHARE

     Basic loss per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of shares of common stock, adjusted for the dilutive effect of potential common shares issued or issuable pursuant to stock options and stock warrants. Loss per share has not been shown for the period October 1, 1997 (date of inception) to June 30, 1998, as the Company operated as a limited liability company/partnership for substantially the entire period. All potential common shares have been excluded from the computation of diluted loss per share as their effect would be antidilutive and, accordingly, there is no reconciliation of basic and diluted loss per share for each of the periods presented. Potential common shares that were excluded from the computation of diluted loss per share consisted of stock options and stock warrants outstanding, aggregating 2,824,914 and 1,200,000 as of June 30, 1999 and June 30, 1998, respectively (see Note 8).

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     Due to the substantial doubt as to the Company's ability to continue as a going concern, it is not practicable to estimate the fair value of the Company's financial liabilities. Information concerning their terms is contained in Notes 5 and 6.

     FURNITURE AND EQUIPMENT

     Furniture and equipment are recorded at cost. Maintenance and repairs are charged to expenses as incurred; major renewals and betterments are capitalized. When items of furniture or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations. Furniture and equipment are depreciated using the straight-line method over their estimated useful lives, which range from three to seven years. Leasehold improvements are amortized over the term of the related lease or the useful life of the improvements, whichever is shorter.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 3 (CONTINUED)

     COST IN EXCESS OF FAIR VALUE OF NET ASSETS ACQUIRED

     The cost in excess of fair value of net assets acquired ("goodwill") is being amortized on a straight-line basis over five years.

     INTANGIBLE ASSETS

     Intangible assets, principally intellectual property acquired in connection with an acquisition, are being amortized over the estimated useful life of five years.

     On an ongoing basis, management reviews the valuation and amortization of goodwill and intangible assets to determine the possible impairment by considering current operating results and comparing the carrying value to the anticipated undiscounted cash flows of the related assets.

     DEFERRED FINANCING COSTS

     The costs associated with completed financings are being amortized ratably over the term of the financing.

NOTE 4 - FURNITURE AND EQUIPMENT

     Furniture and equipment consist of the following at June 30, 1999:

     Furniture                                               $   5,295
     Equipment                                                 629,751
     Leasehold improvements                                      6,293
                                                             ---------
                                                               641,339
     Less accumulated depreciation and amortization            152,286
                                                             ---------
                                                             $ 489,053
                                                             =========

     Depreciation expense for the year ended June 30, 1999 and the period October 1, 1997 (date of inception) to June 30, 1998 was $123,999 and $28,287, respectively.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 5 - LONG-TERM DEBT AND CAPITALIZED LEASE OBLIGATIONS

     TERM LOAN

     In June 1999, the Company entered into a term loan with a lender. Borrowings aggregating $175,000 under the agreement, which are collateralized by the equipment and $145,000 in cash collateral provided by the Company's CEO, are repayable in monthly installments of approximately $3,500 including interest at 7.86% through March 2004.

     CAPITALIZED LEASE OBLIGATIONS

     The Company leases certain equipment under leases accounted for as capital leases. The obligations require the Company to make monthly payments of approximately $3,000 through May 2002.

     The following is a summary of aggregate annual maturities of long-term debt and capitalized lease obligations as of June 30, 1999.

        Year ending June 30,
        2000                                    $ 83,418
        2001                                      78,745
        2002                                      75,719
        2003                                      42,440
        2004                                      31,826
                                                --------
                                                 312,148
        Less amounts representing interest        38,793
                                                --------
                                                 273,355
        Less current portion                      67,939
                                                --------
                                                $205,416
                                                ========


     Interest paid for the year ended June 30, 1999 was approximately $2,500.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 6 - SUBORDINATED CONVERTIBLE DEBENTURES

     6.00% SUBORDINATED CONVERTIBLE DEBENTURES

     During the period September 4, 1998 through January 21, 1999, the Company issued $600,000 in 6% Subordinated Convertible Debentures due September 1, 2003 with detachable five-year warrants (the "Notes") to purchase 60,000 shares of common stock of the Company at an exercise price of $3.00 per share. The Notes are immediately convertible into common stock of the Company at an effective conversion price of the lower of (i) 70% of the average current market price of the Company's common stock during the five days preceding the date of the original issuance, or (ii) 75% of the average current market price during the five-day trading period ending one trading day preceding the date the Notes are converted. The agreement contains antidilution provisions whereby the conversion price is subject to (downward) adjustment in certain circumstances. The Company may redeem the Notes at any time for 120% of the principal amount of the Notes plus accrued interest. The Notes are subordinated to the claims and rights of all Senior Debt, as defined by the underlying agreement. In addition, the agreement contains covenants limiting the Company's ability to pay dividends, incur new debt, enter into certain transactions and reacquire common or preferred stock of the Company. If an event of default occurs beyond a stated cure period the notes shall become payable at the option of the holder. An event of default includes, among others, the Company having its common stock suspended from an exchange or over-the-counter market (see
     Note 12(d)).

     In connection with the agreement, the Company recorded a discount on the Notes in the aggregate amount of $238,000 resulting from the allocation of proceeds of $203,000 to a beneficial conversion feature and the fair value of the underlying warrants of $35,000. Due to the immediate conversion rights under the agreement, the discount attributed to the beneficial conversion feature was expensed on the date of issuance. The carrying value of the Notes is being accreted to the face value of $600,000 using the interest method over the life of the Notes. The accretion in fiscal 1999 was $20,000.

     During the period from issuance to June 30, 1999, $325,000 in debentures plus accrued interest of $2,500 was converted into 480,172 shares of the Company's common stock.

     In connection with the sale of the Notes, the Company incurred fees of $60,000 and issued five-year warrants to purchase 30,000 shares of the Company's common stock at $3.00 per share. The Company computed the approximate fair value of the warrants issued to be $19,650 using the Black-Scholes method.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 6 (CONTINUED)

     5.75% SUBORDINATED CONVERTIBLE DEBENTURE

     On February 2, 1999, the Company issued a $1,500,000, 5.75% Subordinated Convertible Debenture due February 1, 2009 with detachable four-year warrants (the "Debenture") to purchase 100,000 shares of common stock of the Company at an exercise price of $1.75 per share. The Debenture is immediately convertible into common stock of the Company at an effective conversion price of the lower of (i) $1.30, or, (ii) subsequent to November 1, 1999, 75% of the average current market price during the five-day trading period ending one trading day preceding the date the Debenture is converted (limited to a minimum conversion price of $.60 through July 1, 2000). The agreement contains antidilution provisions whereby the conversion price is subject to (downward) adjustment in certain circumstances. The Company may redeem the Debenture at any time for 150% of the principal amount of the Debenture plus accrued interest. In addition, the Company, at its option, may convert the Debenture into shares of 5.75% Convertible Preferred Stock having the same rights as the Debenture. The Debenture is subordinated to the claims and rights of all Senior Debt, as defined by the underlying agreement. In addition, the agreement contains covenants limiting the Company's ability to pay dividends, incur new debt, enter into certain transactions and reacquire common or preferred stock of the Company. If an event of default occurs beyond a stated cure period the notes shall become payable at the option of the holder. An event of default includes, among others, the Company having its common stock suspended from an exchange or over-the-counter market (see Note 12(d)).

     In connection with the agreement, the Company recorded a discount on the Debenture in the aggregate amount of $756,000, resulting from the allocation of proceeds of $663,000 to a beneficial conversion feature and the fair value of the underlying warrants of $93,000. The fair value allocated to the warrants was determined based on the estimated fair value of the debt using an effective interest rate of 14% and the fair value of the warrants using the Black-Scholes option-pricing model. Due to the immediate conversion rights under the agreement, the discount attributed to the beneficial conversion feature was expensed on the date of issuance. The carrying value of the Debenture is being accreted to the fair value of $1,500,000 using the interest method over the life of the Debenture. The accretion in fiscal 1999 was $4,000.

     In connection with the sale of the Debenture, the Company incurred fees of $135,000 and issued 16,667 shares of the Company's common stock having a market value of $31,250.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 6 (CONTINUED)

     Under terms of a registration rights agreement, the Company was required to have an effective registration statement for the shares issuable upon conversion of the Debentures by July 25, 1999 or incur daily penalties, as stated. Effective July 26, 1999, the Company is incurring such penalties payable monthly with the issuance of common stock.


NOTE 7 - INCOME TAXES

     Temporary differences which give rise to deferred taxes are summarized as follows:

                                                            1999        1998
                                                         ----------  ----------
     Deferred tax assets
        Net operating loss and other carryforwards       $1,510,000  $  377,000
                                                         ----------  ----------

     Net deferred tax assets before valuation allowance   1,510,000     377,000
     Less valuation allowance                            (1,510,000)   (377,000)
                                                         ----------  ----------

        Net deferred tax asset                           $       --  $       --
                                                         ==========  ==========

     The Company has recorded a full valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized.

     The Company's effective income tax rate differs from the statutory Federal income tax rate as a result of the following:

                                                            1999        1998
                                                         ----------  ----------
     Tax benefit at statutory rate                      $(2,106,000) $ (403,000)
     Nondeductible expense/nontaxable (income) - net      1,219,000      73,000
     State benefit, net of Federal tax effect              (246,000)    (47,000)
     Valuation allowance on net operating loss            1,133,000     377,000
                                                         ----------  ----------
                                                         $       --  $       --
                                                         ==========  ==========

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 7 (CONTINUED)

     The provision for Federal income taxes has been determined on the basis of a consolidated tax return. At June 30, 1999, the Company had a net operating loss carryforward for Federal income tax reporting purposes amounting to approximately $3,975,000, expiring from 2018 through 2019. The Internal Revenue Code of 1986, as amended, limits the amount of taxable income the Company may offset with net operating loss carryforwards in any single year. No Federal taxes were paid in the year ended June 30, 1999 and the period October 1, 1997 (date of inception) to June 30, 1998.


NOTE 8 - STOCKHOLDERS' EQUITY

     On February 2, 1999, the Company's Board of Directors amended the certificate of incorporation, increasing the number of authorized shares from 20 million to 45 million, of which 5 million are preferred shares.

     WARRANTS

     Warrant activity for the year ended June 30, 1999 is summarized as follows:

                                                                      Weighted-
                                                                       average
                                                                      exercise
                                                           Shares       price
                                                         ----------  ----------
     Outstanding at the beginning of the year                    --          --
        Issued                                           1,328,498   $      .96
        Exercised                                         (116,084)  $      .66
                                                         ----------
     Outstanding at the end of the year                   1,212,414  $      .99
                                                         ==========
     Warrants exercisable at year-end                     1,212,414  $      .99
                                                         ==========
     Weighted-average fair value of warrants
     granted during the year                                         $      .59

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999


NOTE 8 (CONTINUED)

     Information, at date of issuance, regarding stock warrant grants during the year ended June 30, 1999 is summarized as follows:

                                                           Weighted-   Weighted-
                                                            average     average
                                                           exercise      fair
                                                 Shares      price       value
                                                 -------    -------     -------
     Exercise price exceeds market price          90,000    $  3.00     $   .66

     Exercise price equals market price          418,498    $   .61     $   .35

     Exercise price is less than market price    820,000    $   .91     $   .70


     The following table summarizes information about warrants outstanding and exercisable June 30, 1999:

                                                   Outstanding
                                                 and exercisable
                                     ---------------------------------------
                                                    Weighted-
                                                     average      Weighted-
                                                    remaining      average
                                       Number        life in      exercise
                                     outstanding      years         price
                                     -----------   -----------   -----------
     Range of exercise prices
        $.60 to $.85                     877,414          3.69   $       .69
        $1.00 to $1.25                   145,000          4.33          1.03
        $1.75                            100,000          4.58          1.75
        $3.00                             90,000          4.17          3.00
                                     -----------
                                       1,212,414
                                     ===========


     Certain warrant agreements contain a cashless exercise provision, whereby the warrants may be exercised solely by the surrender of the warrants, and without the payment of the exercise price in cash, for that number of warrant shares determined by dividing the difference of the market price of the shares of common stock issuable upon exercise of the warrants and the warrant exercise price by the market price of the common stock on the date of exercise. At June 30, 1999, 677,500 warrants were outstanding with cashless exercise provisions.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 8 (CONTINUED)

     STOCK OPTION PLAN

     In 1998, the Company adopted the 1998 Equity Incentive Plan (the "Plan") for employees, officers, consultants and directors of the Company, pursuant to which the Company may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock or deferred stock. The Plan provides for each director to be granted (a) director stock options to acquire 20,000 shares of common stock upon the initial acceptance to serve as a member of the Board and (b) director options to acquire additional shares immediately following the date of each annual meeting of shareholders ranging from 10,000 shares in year one to 50,000 shares in year five and thereafter. The total number of shares of the Company's common stock available for distribution under the Plan is 3,000,000. The Plan is administered by the stock option committee of the board, whose members are appointed by the board of directors, which has the authority to designate the number of shares to be covered by each award, the vesting schedule of such award and cashless exercise rights, among other terms. The option period during which an option may be exercised shall not exceed ten years from the date of grant and will be subject to such other terms and conditions of the Plan. In addition, the Plan contains certain acceleration provisions in the event of a "change in control," as defined by the underlying agreement. Unless the stock option committee provides otherwise, option awards terminate when a participant's employment or services end, except that a participant may exercise an option to the extent that it was exercisable on the date of termination for a period of time thereafter if the participant was involuntarily terminated without cause. The Plan will terminate automatically on June 30, 2008.

     Incentive stock option awards are granted at prices equal to or above the fair market value of the stock on the date of grant. Nonqualified stock option awards and director options are granted at prices equal to 80% and 85%, respectively, of the fair market value of the stock on the date of grant. As of June 30, 1999, 1,387,500 shares were available for granting of options under the Plan.

     The Company's stock option awards granted to employees, consultants and directors for the year ended June 30, 1999 and the period October 1, 1997 (date of inception) to June 30, 1998 are summarized as follows:

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 8 (CONTINUED)

                                                         1999                      1998
                                                -----------------------   -----------------------
                                                              WEIGHTED-                Weighted-
                                                              AVERAGE                   average
                                                              EXERCISE                  exercise
                                                  SHARES       PRICE        Shares       price
                                                ----------   ----------   ----------   ----------
     Outstanding at beginning of year            1,200,000   $      .60           --           --
         Awards granted                            412,500   $      .85    1,200,000   $      .60
                                                ----------                ----------

     Outstanding at end of year                  1,612,500   $      .67    1,200,000   $      .60
                                                ==========                ==========

     Options exercisable at year-end             1,612,500   $      .67    1,200,000   $      .60
                                                ==========                ==========
     Weighted-average fair value
         of options granted during the year                  $      .57                $      .42

     The following information applies to options outstanding and exercisable at June 30, 1999:

                                          Outstanding
                                        and exercisable
                              ------------------------------------
                                           Weighted-
                                            average      Weighted-
                                           remaining      average
                                Number      life in      exercise
                             outstanding     years         price
                              ----------   ----------   ----------

     $    .60                  1,350,000         8.94   $      .60
     $   1.00                    262,500         4.42   $     1.00
                              ----------
                               1,612,500
                              ==========

     At June 30, 1999, there were approximately 5,738,000 shares of common stock reserved for issuance pursuant to outstanding stock warrants, the stock option plan and subordinated convertible debentures.

     The Company accounts for stock-based compensation under the guidelines of APB Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees," as allowed by Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." Accordingly, no compensation expense was recognized concerning stock options granted to key

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 8 (CONTINUED)

     employees and to members of the board of directors, as such stock options were granted to board members in their capacity as directors, because the exercise price of the options equaled the fair market value at date of grant. Compensation expense of $450,870 and $147,000 was recognized for the year ended June 30, 1999 and the period October 1, 1997(date of inception) to June 30, 1998, respectively, for stock warrants and stock options granted to consultants.

     During the year ended June 30, 1999, the Company issued 175,000 stock warrants to CDKnet's former president in connection with a termination and severance agreement. In addition to severance payments, the Company recorded an expense of $91,000, representing the fair value of the stock warrants with a credit to paid-in capital.

     If the Company had elected to recognize compensation expense based upon the fair value at the grant date for options granted to key employees and to members of the board of directors consistent with the "fair value" methodology prescribed by SFAS No. 123, the Company's net loss and net loss per share for the year ended June 30, 1999 and net loss for the period October 1, 1997 (date of inception) to June 30, 1998 would be reduced to the pro forma amounts indicated below:

                                                        1999           1998
                                                     -----------    -----------
     Net loss
         As reported                                 $(6,194,600)   $(1,184,475)
         Pro forma                                    (6,230,225)    (1,541,475)

     Net loss per common share - basic and diluted
         As reported                                 $      (.47)
         Pro forma                                          (.47)


     The fair value of each stock warrant or option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for: dividend yields of zero in 1999 and 1998; risk-free interest rates ranging from 4.30% to 5.40% in 1999 and 5.70% in 1998; expected terms of 1 to 5 years in 1999 and 5 years in 1998; and expected stock price volatility of 85% in 1999 and 1998.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 9 - RELATED PARTY TRANSACTIONS

a. During the year ended June 30, 1999 and the period October 1, 1997 (date of inception) to June 30, 1998, legal services of $168,393 and $201,039, respectively, were provided by a firm (the "Firm") in which the Company's CEO and principal stockholder is the managing partner. Further, the Firm provided office space and accounting services for which no fees were paid. During the year ended June 30, 1999 the Company recorded an expense of $47,000 for such donated services with a corresponding credit to paid-in capital.

         In fiscal 1999, the Company entered into a $150,000 demand loan with the Firm at an interest rate of 11% and issued 150,000 stock warrants at $.66 exercisable through October 1, 2003. The detachable warrants with a fair value of $42,000 were accounted for as additional interest cost with a credit to paid-in capital. At June 30, 1999,the outstanding loan balance is $60,000.

         On May 15, 1998, the Company granted 150,000 stock options issued under the Plan (see Note 8) with an exercise price of $.60 to a partner in the aforementioned law firm for legal services rendered. The fair value of such services was $63,000, which was computed using the Black-Scholes option-pricing model (see Note 8).

b. During fiscal 1999, certain stockholders of the Company provided loans to the Company aggregating $150,000. In connection with the loans, the Company granted 150,000 stock warrants with an exercise price of $.66, exercisable through October 1, 2003. The detachable warrants with fair value of $42,057 was accounted for as additional interest cost with a corresponding credit to paid-in capital. The fair value of stock warrants was computed using the Black-Scholes option-pricing model (see
         Note 8). After the partial repayment of these loans, the stockholders used the remaining loan balances to effectuate the exercise of certain of the aforementioned stock warrants.

c. During the year ended June 30, 1999 and the period October 1, 1997(date of inception) to June 30, 1998, CDKnet provided noninterest-bearing advances to KME of $29,033 and $848,541, respectively. Such advances plus the notes from KME of $712,000 which was accounted for as a subscription receivable (see Notes 1 and 2(c)) were extinguished as follows: 1) $600,000 was deemed consideration in the purchase of KME's interest in CDKnet, 2) $800,000 was accounted for as settlement by CDKnet of a portion of KME's ownership interest in CDKnet and 3) the remaining amounts of $29,033 in 1999 and $160,307 in 1998 were deemed uncollectible and recorded as uncollectible advances since KME no longer held a membership interest in CDKnet.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 9 (CONTINUED)

d. In June 1999, the Company entered into a finder's agreement with a consultant, who became CDKnet's president effective as of August 1, 1999, and a third party whereby the Company issued 100,000 stock warrants at an exercise price of $1.00 to the third party upon execution of the agreement and agreed to pay both parties future fees upon consummation of financing, purchase or venture transactions with entities introduced by them, as defined. During the year ended June 30, 1999, the Company recorded an expense of $100,000 representing the fair value of the stock warrants, which was computed using the Black-Scholes option-pricing model (see Note 8).


NOTE 10 - COMMITMENTS AND CONTINGENCIES

     A.  FACILITY AND EQUIPMENT

         The Company occupies its New York City office space under a month-to-month lease with KME. In addition, the Company is leasing telephone equipment on a month-to-month lease with KME. Rent expenses for the office space and equipment for the year ended June 30, 1999 and the period October 1, 1997 (date of inception) to June 30, 1998 were approximately $145,000 and $124,000, respectively.

     B.  LITIGATION MATTERS

         The Company is involved in claims and disputes which arise in the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect of the Company's financial position or results of operations.


NOTE 11 - RESTATEMENT

     The Company engaged Grant Thornton LLP to reaudit the consolidated financial statements as of June 30, 1998 and for the period October 1, 1997 (date of inception) to June 30, 1998. In connection with the reaudit, management restated such financial statements to record adjustments relating to, among others, the accounting for: stock warrants and options granted, merger and acquisition transactions, and minority interests. The effect of the adjustments increased the net loss, as previously reported from $707,527 to $1,184,475, as restated.

                        CDKNET.COM, INC. and Subsidiaries

                                  June 30, 1999



NOTE 12 - SUBSEQUENT EVENTS

     a. On August 1, 1999, the Company issued an aggregate of 1,030,000 stock options to the Company's CEO and an employee at an exercise price of $1.00. The quoted market price of the Company's stock at the date of grant ranged from $1.00 - $1.50.

     b. On August 1, 1999, CDKnet entered into a two-year employment agreement with its president. The agreement provides for a minimum annual salary of $150,000 and the issuance of 750,000 stock options, expiring in five years, with an exercise price of $1.00 vesting over the term of the agreement or earlier if a change in control or CDKnet terminates the agreement without cause. The quoted market value of the Company's stock on the date of grant was $1.50. The agreement provides for six months of severance pay. All payments under the agreement are guaranteed by CDK.

         On August 1, 1999, CDKnet entered into a two-year employment agreement with an executive vice president. The agreement provides for a minimum annual salary of $150,000 and the issuance of 1,000,000 stock options, expiring in five years, with an exercise price of $1.00 vesting over the term of the agreement or earlier if a change in control or CDKnet terminates the agreement without cause. The quoted market value of the Company's stock on the date of grant was $1.50. The agreement provides for severance payments, under certain conditions, for the unexpired term of the agreement. All payments under the agreement are guaranteed by CDK.

     c. On October 1, 1999, the Company gave notice to the holders of the 5.75% Subordinated Convertible Debentures (see Note 6) and exercised its right to call the outstanding Debentures in exchange for 5.75% Convertible Preferred Stock. Under the terms of the Debentures, the Convertible Preferred Stock shall have: (1) liquidation preferences equal to the principal amount of the Debenture, (2) a 5.75% cumulative annual dividend payable quarterly, (3) rights to convert into shares of Common Stock at the same conversion rate as the Debentures and (4) the same redemption rights at the option of the Company.

     d. On October 5, 1999, the Company obtained a sixty-day waiver from the holders of the 6% and 5.75% Subordinated Convertible Debentures to waive any event of default relating to the common stock of the Company being suspended from an exchange or over-the-counter market.

     e. During August and September 1999, the Company issued 332,000 shares of common stock to an unrelated investor and received net proceeds of $310,000. In connection with the transaction, the investor was given a 30-day option, which expired September 17, 1999, to purchase up to an additional 2,668,000 shares of common stock for approximately $3,410,000.

                        CDKNET.COM, INC. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS

                                                                             March 31,       June 30,
                                                                               2000            1999
                                                                           ------------    ------------
                                         ASSETS                            (unaudited)       (audited)
CURRENT ASSETS:
     Cash and cash equivalents                                             $  2,400,301    $    231,347
     Accounts receivable                                                         64,194          19,000
     Notes receivable                                                           262,500          11,600
     Prepaid expenses & other current assets                                     40,640           9,907
                                                                           ------------    ------------
            TOTAL CURRENT ASSETS                                              2,767,635         271,854

FURNITURE AND EQUIPMENT - at cost less accumulated
     depreciation and amortization of $260,056 and
     $152,286 at March 31, 2000 and June 30, 1999,
     respectively                                                               696,019         489,053

COST IN EXCESS OF FAIR VALUE OF NET ASSETS ACQUIRED,
     less accumulated amortization of $2,543,942 and
     $1,472,753 at March 31, 2000 and June 30, 1999,
     respectively                                                             4,597,315       5,668,504

INTANGIBLE ASSETS, less accumulated amortization of
     $658,297 and $452,467 at March 31, 2000 and
     June 30, 1999, respectively                                                713,906         919,736

OTHER ASSETS
     Security deposits                                                           45,024            --
     Deferred financing costs, less accumulated amortization
        of $59,549 and $37,400 at March 31, 2000 and June 30,
        1999, respectively                                                       22,351         210,750
                                                                           ------------    ------------
                                                                           $  8,842,250    $  7,559,897
                                                                           ============    ============
                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
     Accounts payable                                                      $     67,000    $    220,778
     Accrued expenses and other current liabilities                             901,570         415,334
     Due to related party                                                          --           125,000
     Current portion of long-term debt and capitalized
        lease obligations                                                       103,597          67,939
                                                                           ------------    ------------
            TOTAL CURRENT LIABILITIES                                         1,072,167         829,051

LONG TERM DEBT AND CAPITALIZED LEASE OBLIGATIONS,
     net of current portion                                                     145,597         205,416

SUBORDINATED CONVERTIBLE DEBENTURES                                             255,000       1,671,000

COMMITMENTS AND CONTINGENCIES                                                      --              --

MINORITY INTEREST                                                               352,954            --

STOCKHOLDERS' EQUITY (DEFICIT):
     Preferred stock - par value $.0001 per share; authorized
        5,000,000 shares; (redemption value $1,500,000)                       1,264,863            --
     Common stock - par value $.0001 per share; authorized 40,000,000 shares;  21,068,771 and 14,046,906 shares issued and outstanding
        at March 31, 2000 and June 30, 1999                                       2,107           1,405
     Additional paid-in capital                                              18,350,313      12,232,100
     Accumulated deficit                                                    (12,600,750)     (7,379,075)
                                                                           ------------    ------------
            TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                              7,016,533       4,854,430
                                                                           ------------    ------------
                                                                           $  8,842,250    $  7,559,897
                                                                           ============    ============

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                        CDKNET.COM, INC. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        Three months ended March 31,     Nine months ended March 31,
                                                        ----------------------------    ----------------------------
                                                            2000            1999            2000            1999
                                                        ------------    ------------    ------------    ------------
                                                                (unaudited)                     (unaudited)
Net revenues                                            $     43,448    $    115,184    $     83,602    $    457,237
Cost of revenues                                              41,764          24,630          79,369         133,572
                                                        ------------    ------------    ------------    ------------
            Gross profit                                       1,685          90,554           4,234         323,664

Selling, general and administrative expenses               2,138,383         787,978       3,953,464       2,210,998
Depreciation and amortization                                467,747         504,453       1,410,150       1,502,991
                                                        ------------    ------------    ------------    ------------
            Loss from operations                          (2,604,445)     (1,201,877)     (5,359,380)     (3,390,324)

Other income and (expense):
     Interest income                                          11,078           4,891          13,783           5,175
     Interest expense, including interest relating to
         beneficial conversion and debt discount              (9,085)       (670,963)        (73,423)       (780,879)
                                                        ------------    ------------    ------------    ------------
            Total other income and expense                     1,992        (666,072)        (59,641)       (775,704)

Minority interest in loss of subsidiary                      197,346            --           197,346            --
                                                        ------------    ------------    ------------    ------------
            NET LOSS                                    $ (2,405,107)   $ (1,867,950)   $ (5,221,675)   $ (4,166,029)
                                                        ============    ============    ============    ============

Basic and diluted earnings (loss) per share             $      (0.13)   $      (0.13)   $      (0.31)   $      (0.33)

Weighted-average shares outstanding -
     basic and diluted                                    19,214,875      14,023,453      16,821,909      12,673,627

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                        CDKNET.COM, INC. and Subsidiaries

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                        Nine months ended March 31, 2000


                                                       Preferred Stock                 Common Stock
                                                 ---------------------------   ---------------------------
                                                    Shares         Amount         Shares         Amount
                                                 ------------   ------------   ------------   ------------
BALANCE - JUNE 30, 1999                                  --     $       --       14,046,906   $      1,405

    Issuance of common stock                             --             --        5,215,333            521
    Exercise of stock options                            --             --        1,462,073            146
    Compensation related to stock
       option plan and donated services                  --             --             --             --
    Common stock and stock warrants
       issued for services                               --             --          315,000             32
    Conversion of indebtedness to common stock           --             --           29,459              3
    Conversion of 5.75% debentures to 5.75%
       preferred stock                              1,500,000      1,264,863           --             --
    Preferred stock dividend - paid                      --             --             --             --
    Equity in Value Flash                                --             --             --             --
    Net loss                                             --             --             --             --
                                                 ------------   ------------   ------------   ------------

BALANCE - MARCH 31, 2000 (unaudited)                1,500,000   $  1,264,863     21,068,771   $      2,107
                                                 ============   ============   ============   ============





                                                  Additional                        Total
                                                   Paid in        Accumulated    Stockholders'
                                                   Capital          Deficit         Equity
                                                 ------------    ------------    ------------
BALANCE - JUNE 30, 1999                          $ 12,232,100    $ (7,379,075)   $  4,854,430

    Issuance of common stock                        2,278,624            --         2,279,145
    Exercise of stock options                         724,123            --           724,269
    Compensation related to stock
       option plan and donated services               123,875            --           123,875
    Common stock and stock warrants
       issued for services                            777,968            --           778,000
    Conversion of indebtedness to common stock         20,392            --            20,395
    Conversion of 5.75% debentures to 5.75%
       preferred stock                                   --              --         1,264,863
    Preferred stock dividend - paid                    (7,969)           --            (7,969)
    Equity in Value Flash                           2,201,200            --         2,201,200
    Net loss                                             --        (5,221,675)     (5,221,675)
                                                 ------------    ------------    ------------

BALANCE - MARCH 31, 2000 (unaudited)             $ 18,350,313    $(12,600,750)   $  7,016,533
                                                 ============    ============    ============

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                        CDKNET.COM, INC. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         Nine months ended March 31,
                                                                          ------------------------
                                                                             2000          1999
                                                                          ----------    ----------
                                                                                (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                             $(5,221,675)  $(4,166,029)
                                                                          ----------    ----------
    Adjustments to reconcile net loss to net cash used in
       operating activities:
       Depreciation and amortization                                       1,410,150     1,502,991
       Common stock warrants issued for debt discount expensed                             663,000
       Compensation related to stock option plan and donated services        123,875
       Common stock and stock warrants issued for services                   778,000       117,150
       Minority interest in net loss                                        (197,346)
       Changes in assets and liabilities
          Accounts receivable                                                (45,194)       30,375
          Notes receivable                                                  (250,900)       (9,229)
          Prepaid expenses and other current assets                          (30,733)       20,727
          Accounts payable                                                  (153,778)     (128,148)
          Accrued expenses and other current liabilities                     486,236       187,087
                                                                          ----------    ----------
NET CASH USED BY OPERATIONS                                               (3,101,365)   (1,782,076)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Other assets                                                             (45,024)         --
    Purchase of furniture and equipment                                     (302,836)     (288,206)
                                                                          ----------    ----------
NET CASH USED BY INVESTING ACTIVITIES                                       (347,860)     (288,206)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
    Proceeds from notes payable                                                 --         450,000
    Proceeds from subordinated convertible debentures                           --       1,829,000
    Repayment of shareholder loans                                                        (106,000)
    Principal payments on long-term debt and capitalized
       lease obligations                                                    (128,766)      175,000
    Minority interest                                                        550,300
    Equity in Value Flash                                                  2,201,200
    Preferred dividends paid                                                  (7,969)
    Proceeds from issuance of common stock                                 3,003,414
                                                                          ----------    ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                  5,618,179     2,348,000
                                                                          ----------    ----------

NET DECREASE IN CASH                                                       2,168,954       277,718

CASH, beginning of the period                                                231,347       469,266
                                                                          ----------    ----------

CASH, end of the period                                                   $2,400,301    $  746,984
                                                                          ==========    ==========

Supplemental disclosures of cash flow information:
    Cash paid during the period for Interest                              $   11,708    $   12,277
Noncash investing and financing transactions:
    Common stock and stock warrants issued for purchase of fixed assets      110,000          --
    Common stock issued for purchase of minority interest                       --       4,506,122
    Debt discount                                                               --         130,318
    Issuance of stock upon conversion of subordinated debentures                --         300,000
    Common stock and stock warrants issued for financing costs
       and services                                                          105,000       766,000

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                        CDKNET.COM, INC. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (unaudited)

     The accompanying consolidated financial statements of CDKNET.COM, Inc. (the "Company") and for the periods ended March 31, 2000 and the periods ended March 31, 1999 are unaudited and have been prepared on the same basis as the audited financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein have been included, in accordance with generally accepted accounting principles. The results of operations for the nine months ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the consolidated financial statements and footnotes thereto included in the annual financial statements for the year ended June 30, 1999 on Form 10-SB12/G.

NOTE 1 - EQUITY TRANSACTIONS

     a. For the nine months ended March 31, 2000, the Company issued an aggregate of 5,982,000 stock options to certain officers and an employees at an exercise price of $1.00. The quoted market price of the Company's stock at the date of grant ranged from $1.00 - $1.50.

     b. On August 1, 1999, the Company's wholly-owned subsidiary, CDKNET, LLC, entered into a two-year employment agreement with its president. The agreement provides for a minimum annual salary of $150,000 and the issuance of 750,000 stock options, expiring in five years, with an exercise price of $1.00 vesting over the term of the agreement or earlier if a change in control or CDKnet terminates the agreement without cause. The quoted market value of the Company's stock on the date of grant was $1.50. The agreement provides for six months of severance pay. All payments under the agreement are guaranteed by the Company. During the three months ended September 30, 1999, the Company recorded compensation expense relating to the stock options of $46,875.

         On August 1, 1999, CDKnet entered into a two-year employment agreement with an executive vice president. The agreement provides for a minimum annual salary of $150,000 and the issuance of 1,000,000 stock options, expiring in five years, with an exercise price of $1.00 vesting over the term of the agreement or earlier if a change in control or CDKnet terminates the agreement without cause. The quoted market value of the Company's stock on the date of grant was $1.50. The agreement provides for severance payments, under certain conditions, for the unexpired term of the agreement. All payments under the agreement are guaranteed by the Company. During the three months ended September 30, 1999, the Company recorded a compensation expense relating to the stock options of $65,000.

     c. On October 1, 1999, the Company gave notice to the holders of the $1,500,000 5.75% Subordinated Convertible Debentures and exercised its right to call the outstanding Debentures in exchange for $1,500,000 of 5.75% Convertible Preferred Stock. Under the terms of the Debentures, the Convertible Preferred Stock shall have: (1) liquidation preferences equal to the principal amount of the Debenture, (2) a 5.75% cumulative annual dividend payable quarterly, (3) rights to convert into shares of Common Stock at the same conversion rate as the Debentures and (4) the same redemption rights at the option of the Company. The Company has paid dividends for these debenture holders in the amount of $7,969, during the third quarter ended March 31, 2000.

     d. During August and September 1999, the Company issued 332,000 shares of common stock to an unrelated investor and received net proceeds of $310,000. In connection with the transaction, the investor was given a 30-day option, which expired September 17, 1999 to purchase up to an additional 2,668,000 shares of common stock for approximately $3,410,000.

     e. In August 1999 and March 2000, stock options to purchase 450,000 shares of common stock were exercised, using cashless exercises pursuant to which 345,000 shares of common stock were issued.

     f. Individuals exercised options to purchase 767,073 shares of common stock for $461,768 for the nine months ended March 31, 2000.

     g. On November 1, 1999, pursuant to a securities purchase agreement, the Company issued 1,000,000 shares of common stock and received net proceeds of $500,000. Further, in connection with the agreement, the Company issued 200,000 stock warrants, expiring May 2002, with an exercise price of $1.25 per share and granted the purchasers the option to purchase an additional 2,000,000 shares of common stock for $.50 per share which were exercised in January and February 2000. In February 2000, the Company sold an additional 133,333 shares of common stock to another individual for $100,000.

     h. On November 2, 1999, the Company issued 1,250,000 shares of common stock and received net proceeds of $437,500. In connection with the transaction, in which the Company's CEO and other shareholders fulfilled a commitment to invest $200,000 in the Company, the Company issued 125,056 stock warrants, expiring November 2, 2001, at an exercise price of $.75 per share. The warrants include provisions for cashless exercises and adjustments to the purchase price and the number of shares, as defined. Further, the Company and the purchasers executed a registration rights agreement which requires mandatory registration of the shares issued within a specified period.

     i. On November 16, 1999, the Company's CEO rescinded 750,000 options granted on August 1, 1999 to purchase the Company's common stock for no future consideration.

     j. On November 16, 1999, pursuant to a Subscription Agreement with a third party, the Company issued 200,000 shares of common stock and received net proceeds of $100,000. In connection with the agreement, the investor agreed to purchase an additional 1.6 million shares of common stock at $.50 per share through May 2000. In addition, the Company and the investor entered into a Technology and Licensing Agreement which will give the Company a 4.89% interest in the investor and additional fees upon completion of specified services and further, grants a license to use certain of CDK's technology. Another $150,000 has been received for the sale of 300,000 shares of common stock through February 3, 2000 pursuant to the aforementioned stock subscription agreement.

     k. In March 2000, $20,000 of 6% convertible debentures and $1,800 of accrued interest was converted into 29,459 shares of common stock, pursuant to the exercise rights of the 6% convertible debenture holders.

     l. During the nine months ended March 31, 2000, the Company recorded costs of $272,854 as a reduction to paid in capital for the registering certain common stock of the Company and the raising of funds during the nine months March 31, 2000.

     m. During the nine months ended March 31, 2000, 315,000 shares of common stock were issued for services, which $110,000 was capitalized as software development costs and $480,000 was expensed for consulting services an additional 150,000 of stock options and warrants in the Company at exercise prices ranging from $.75 to $1.00 were issued for services valued at $376,500, which was expensed as consulting services.

     n. On March 31, 2000, an individual and an entity exercised 350,000 stock options with the Company holding two notes receivable totaling $262,500 in lieu of a cash payment of the common stock purchased. The notes are due by June 15, 2000 and bear interest.

     o. In April 2000, ValueFlash.com entered into an employment agreement with its CFO, whereby the CFO is entitled to certain compensation arrangements and 250,000 stock options to purchase the Company's common stock at an exercise price of $3.00, which vest over time.

     NOTE 2 - VALUEFLASH.COM, INC. TRANSACTIONS

     a. The Company recently completed the V-Flash software, a communication module which provides a real-time, direct communication vehicle for marketers to reach their customers, such software is to be distributed through a separate newly formed subsidiary ValueFlash.com, Inc. ("ValueFlash"). The Company has raised an additional $2,500,000 through the sale of 1,250,000 shares of common stock and options in the ValueFlash subsidiary or 20% of the entity. The Company has recorded a $2,201,200 increase in equity due to the ValueFlash equity transactions and recorded the intial minority interest of $550,300. The minority interest represents an interest in ValueFlash not held by the Company.

     b. The Company issued 7,533,000 stock options to its officers and employees at an exercise price of $1.50 for a period of five years. The Company issued an additional 250,000 stock options to a vendor for services rendered exercisable at $2.00 per share, which has been valued at $251,500 and expensed.

     NOTE 3 - SUBSEQUENT EVENTS

Lease
-----

During the quarter ended March 31, 2000, we committed to a new 10-year lease for the 250 57th Street premises beginning on May 1, 2000. The lease calls for annual rent payments at $149,575 from 2000 to 2002, $159,225 from 2002 to 2004,
$164,050 from 2004 to 2006 and $168,875 from 2006 through 2010.

Stock Dividend
--------------

On April 12, 2000, we announced our intention to issue a stock dividend based upon 10% of our holdings in our subsidiary, ValueFlash.com, Incorporated, subject to registration and underwriter approval prior to distribution. Our board of directors will meet in the near future to decide whether to issue the dividend based upon the advice of the underwriter and other advisors, including our independent auditors.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                  ---------------------------------------------
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE
                     --------------------------------------

On January 27, 1999, we replaced our auditors Wagner, Zwerman & Steinberg LLP with Grant Thornton LLP. During the past two years, their report did not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. During the same two period, and subsequent period up to January 29, 1999, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Wagner, Zwerman reviewed our disclosure of its termination and agreed in all respects with our characterization of our switch to a new accounting firm to provide audited reports. (See Exhibit 16.1 to our Form 10-SB/A-3.)

On February 10, 2000, we dismissed Grant Thornton LLP, our former independent certified public accountants. During the past two years, Grant Thornton added an emphasis paragraph to their report on our consolidated financial statements as of June 30, 1999 and for the year ended June 30, 1999, and in the period October 1, 1997 (date of inception) to June 30, 1998, relating to factors that substantial doubt about our ability to continue as a going concern. The factors cited by them included the following: (1) continued losses; (2) use of significant cash in operations and, and (3) lack of sufficient funds to execute our business plan. The decision to dismiss Grant Thornton as our independent certified public accountants was approved by the Board of Directors of the Company. During our two most recent fiscal years and subsequent period up to February 14, 2000, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

Also, on February 10, 2000, we terminated our relationship with Grant Thornton LLP and retained Radin, Glass & Co., LLP as our new independent accountants. This change was disclosed in our Form 10-QSB for the quarter ending December 31, 1999.


                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

Delaware law sets forth our powers to indemnify officers, directors, employees and agents. Our Articles of Incorporation provide as follows:

         "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General corporation law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall no adversely affect any right or protection of a director of the Corporation existing at the time of the repeal or modification.

         The Corporation shall, to the fullest extent permitted by Section 145 (or any other provision) of the Delaware general corporation Law, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all officers and directors of the corporation form and against any and all of the expenses, liabilities or other mattes referred to in or converted by said Section. Such right to indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise."

Except as mentioned above, there is no charter provision, bylaw, contract, arrangement or statute pursuant to which any director or officer is indemnified in any manner against any liability which he may incur in his capacity as such. We do not maintain director and officer liability policy to fund our obligations as stated herein above.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                   -------------------------------------------

The following expenses in connection with the issuance and distribution of the securities being registered will be borne by us and are estimated to be as follows:

Filing Fee ................................................    $   748.00
Legal Fees ................................................    $25,000.00
Transfer Agent ............................................    $ 1,000.00
Accounting Fees ...........................................    $ 3,000.00
Printing Fee ..............................................    $ 5,000.00
Miscellaneous .............................................    $ 2,000.00
                                                               ----------
         Total ............................................    $36,748.00
                                                               ==========

                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

As of July 28, 2000, there were issued and outstanding 21,151,831 shares of common stock which were issued or sold in reliance upon the exemptions from registration provided by the Securities Act as follows:

During the last three years, we have issued or sold the following securities without registering them under the Securities Act of 1933 in reliance upon the exemptions from registration provided by the Securities Act as follows:

           o 250,000 five-year options to purchase our stock to T.B.A. Network, Inc. exercisable at $1.00 per share expiring on September 30, 2004 issued in connection with a Consulting Agreement between the parties dated October 1, 1999. 100,000 options were granted on July 21, 2000 with another 50,000 vesting on August 1, 2000, February 1, 2001, and August 1, 2001. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 250,000 shares of ValueFlash common stock at $2.00 per share on July 18, 2000 and 500,000 warrants to purchase ValueFlash common stock at an exercise price of $ 2.00 per share expiring on July 18, 2001 to Erno and Rachel Bodek. We issued the stock and warrants to the purchasers in reliance upon the exemption provided by Regulation D and/or Section 4(2) they are accredited investors who purchased the stock and warrants for investment purposes.

           o 750,000 five-year options to Michael Vasinkevich on June 7, 2000 representing the release of options held in escrow pursuant to an Agreement dated January 14, 2000. The options are exercisable at $1.00 per share. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 1,000,000 options exercisable at $4.00 per share and 500,000 warrants exercisable at $3.00 per share to Valo Limited on June 6, 2000 pursuant to a Consulting Agreement between CDKnet.com and Valo Limited. The options and warrants expire on June __, 2000. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 50,000 five-year options to Robyn Wolf exercisable at $0.75 per share expiring on May 29, 2005 pursuant to a Consulting Agreement dated May 30, 2000. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 500,000 options to Arcadia Marketing, Inc. exercisable at $1.69 per share expiring on May 4, 2005 issued in connection with a Consulting Agreement between the parties dated May 4, 2000. 50,000 options were issued at signing with the remaining 450,000 options representing performance based options. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 15,000 two-year options to Ava Stern on May 12, 2000 exercisable at $1.00 per share expiring on May 11, 2001. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 40,000 shares of common stock to Joel Schneider through the exercise of cashless options on May 8, 2000. We issued the stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 40,000 shares of common stock to Herb Sommer through the exercise of cashless options on May 8, 2000. We issued the stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 3,166 shares to the Gross Foundation, Inc. on March 17, 2000 in accordance with penalty provisions of a Registration Rights Agreement dated November 2, 1999 which we entered into with the Gross Foundation, Inc. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 1,254 shares to Steven A. Horowitz on March 17, 2000 in accordance with penalty provisions of a Registration Rights Agreement dated November 2, 1999. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 627 shares to the Dan Roc Limited Partnership on March 17, 2000 in accordance with penalty provisions of a Registration Rights Agreement dated November 2, 1999. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 618 shares to Fox Distribution on March 17, 2000 in accordance with penalty provisions of a Registration Rights Agreement dated November 2, 1999. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 3,000 options to purchase our common stock at an exercise price of $2.25 per share and 2,000 options to purchase the common stock of ValueFlash at an exercise price of $1.50 per share to Derrick Sai Lu effective May 4, 2000, in accordance with CDKnet.com's and ValueFlash.com's Stock Option Plan, respectively. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2).

           o 100,000 shares of common stock to The Blackmor Group on April 17, 2000 in exchange for services to be performed by the Blackmor Group. We issued the stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 62,550 shares of common stock to The Gross Foundation pursuant to the exercise of cashless options on April 14, 2000. We issued the stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 250,000 five-year options to purchase our common stock at an exercise price of $3.00 per share to Robert Reeves effective April 10, 2000, in accordance with his employment Agreement with us. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 2,000 options to purchase our common stock at an exercise price of $2.25 and 2,000 options to purchase the common stock of ValueFlash at an exercise price of $1.50 per share to Elan Aronov effective May 4, 2000, in accordance with CDKnet.com's and ValueFlash.com's Stock Option Plan, respectively. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2).

           o 22,500 shares of common stock to Joel Schneider through the exercise of cashless options on March 30, 2000. We issued the stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 22,500 shares of common stock to Herb Sommer through the exercise of cashless options on March 30, 2000. We issued the stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 250,000 shares of common stock at $.75 per share to Steve Wildstein through the exercise of options on March 31, 2000, in exchange for a note payable to us in the amount of $187,500. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 100,000 shares of common stock at $.75 per share to Freshstart Capital, Inc. on March 31, 2000 in exchange for a Note payable to us in the amount of $75,000. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 750,000 shares of our common stock to Steven Horowitz through the exercise of options on March 28, 2000. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 133,000 shares of common stock to Abbey Blatt at $.75 per share on March 28, 2000. We issued the stock to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 500,000 shares of stock in ValueFlash, at $2.00 per share on March 28, 2000 to Mabcrown, Inc., and 250,000 five-year options to purchase the common stock of ValueFlash at an exercise price of $2.00 per share. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 250,000 five-year options to purchase the common stock of ValueFlash, at an exercise price of $1.50 per share on April 10, 2000 to Robert Reeves. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 50,000 shares of stock in ValueFlash, at $2.00 per share on March 13, 2000 to Dr. Aizik Wolf, and 25,000 five-year options to purchase the common stock of ValueFlash at an exercise price of $2.00 per share. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 50,000 options to purchase our common stock at an exercise price of $1.00 effective October 1, 1999 and 10,000 options to purchase the common stock of ValueFlash, at an exercise price of $1.50 per share to Don Hegarty effective March 1, 2000, in accordance with CDKnet.com's and ValueFlash.com's Stock Option Plan. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2).

           o 10,000 options to purchase our common stock at an exercise price of $2.25 and 5,000 options to purchase the common stock of ValueFlash, at an exercise price of $1.50 per share to Nick Baciu effective May 5, 2000, in accordance with CDKnet.com's and ValueFlash.com's Stock Option Plan. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2).

           o 18,000 options to purchase our common stock at an exercise price of $1.00 effective October 25, 1999 and 8,000 options to purchase the common stock of ValueFlash, at an exercise price of $1.50 per share to Larry Shirley effective March 1, 2000, in accordance with ValueFlash.com's Stock Option Plan. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2).

           o 6,000 options to purchase the common stock of ValueFlash, at an exercise price of $1.50 per share to Lauree Peoples effective March 1, 2000, in accordance with ValueFlash.com's Stock Option Plan. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2).

           o 16,667 five-year options to purchase the common stock of ValueFlash, at an exercise price of $2.00 per share on April 4, 2000 to D.S. Wolf Associates, Inc. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 5,000 five-year options to purchase the common stock of ValueFlash, at an exercise price of $2.00 per share on May, 2000 to Shraga Zaiger for each new contract with a total option pool of 250,000 and a grant of 250,000 options to purchase ValueFlash common stock at $2.00 per share in the event ValueFlash is sold. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 120,000 warrants to purchase the common stock of ValueFlash at an exercise price of $2.00 per share on April 4, 2000 to Richard
                A. Eisner & Company, LLP vesting as follows: 60,000 warrants upon the signing of the consulting agreement between the purchaser and us; 15,000 shares on July 15, 2000; 15,000 shares on October 15, 2000; 15,000 shares on January 15, 2001; and 15,000 shares on April 15, 2000. We issued warrants to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the warrants for investment purposes.

           o 1,000,000 shares of common stock to Erno and Rachel Bodek for $500,000 through the exercise of options on February 21, 2000. We issued the stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 300,000 shares to Great Wizard Investments Limited on February 14, 2000, pursuant to a subscription agreement entered into between us and Asia Pioneer Limited. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 50,000 shares to Energenic, LLC on February 7, 2000, together with the issuance 50,000 one-year options exercisable at $1.00 per share for the purchase of common stock for services valued at $60,000 pursuant to the software Agreement between us and Energenic, LLC. We issued stock and options to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 125,000 shares of common stock of ValueFlash to Michael Vasinkevich for $250,000 on February 7, 2000, together with 62,500 eight-month options to purchase common stock of ValueFlash, at an exercise price of $2.00 per share. We issued stock and options to the purchaser in reliance upon the exemption provided by Regulation

                D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 100,000 five-year warrants to purchase our common stock at an exercise price of $1.00 per share to Fred Smithline on February 3, 2000, in accordance with a Finder's Agreement between Fred Smithline, Shai Bar-Lavi and CDKnet, LLC. We issued warrants to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the warrants for investment purposes.

           o 500,000 shares of common stock of ValueFlash to Amro International for $1,000,000 on February 2, 2000, together with 250,000 eight-month options to purchase common stock of ValueFlash, at an exercise price of $2.00 per share. We issued stock and options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes. Amro's stock and options were divided among three additional entities with the distribution as follows: AMRO International, S.A., 300,000 shares and 150,000 options; Austost Anstalt Schaan, 100,000 shares and 50,000 options; Balmore Funds, S.A., 100,000 shares and 50,000 options.

           o 100,000 five-year options to purchase our common stock at an exercise price of $1.00 per share to Israel Hersh effective February 1, 2000, in accordance with a letter agreement dated January 21, 2000 between Israel Hersh and us. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 280,000 five-year options to purchase our common stock at an exercise price of $1.00 per share to Michael Jolly effective January 14, 2000, in accordance with by unanimous consent of directors in lieu of a meeting. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 1,000,000 five-year options to purchase shares of common stock in ValueFlash, at an exercise price of $1.35 per share. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 300,000 five-year options to purchase shares of common stock in ValueFlash, at an exercise price of $1.35 per share on January 14, 2000 to Michael Jolly. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 300,000 five-year options to purchase shares of common stock in ValueFlash, at an exercise price of $1.35 per share on January 14, 2000 to Russell Kern. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 150,000 five-year options to purchase the common stock of ValueFlash, at an exercise price of $2.00 per share to Energenic effective January 31, 2000, in accordance with a letter agreement between Energenic and CDKNET.com, Inc. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 50,000 five-year options to purchase the common stock of ValueFlash, at an exercise price of $2.00 per share to Bob Hopwood effective January 31, 2000, in accordance with a letter agreement between Energenic and CDKNET.com, Inc. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 50,000 five-year options to purchase the common stock of ValueFlash, at an exercise price of $2.00 per share to Energenic effective January 31, 2000, in accordance with a letter agreement between Energenic and CDKNET.com, Inc. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 75,000 shares of common stock of ValueFlash to Alvin Pock for $150,000 on January 31, 2000, together with 75,000 eight-month options to purchase common stock of ValueFlash.com Incorporated, at an exercise price of $2.00 per share. We issued stock and options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 500,000 five-year options (and 750,000 five-year options held in escrow) to purchase common stock of ValueFlash, at an exercise price of $2.00 per share to Michael Vasinkevich on January 28, 2000, in accordance with a Finder's Agreement between ValueFlash and Michael Vasinkevich. We issue options to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 1,250,000 five-year options to purchase common stock of ValueFlash, at an exercise price of $2.00 per share to Shai Bar Lavi on January 28, 2000, in accordance of an Employment Agreement between ValueFlash and Shai Bar Lavi. We issue options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 750,000 five-year options to purchase common stock of ValueFlash, at an exercise price of $2.00 per share to Steven A. Horowitz on January 28, 2000, in accordance of a Finder's Agreement between ValueFlash and Steven A. Horowitz. We issue options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 750,000 five-year options to purchase common stock of ValueFlash, at an exercise price of $2.00 per share to Shlomo Shur on January 28, 2000, in accordance of an Employment Agreement between ValueFlash and Shlomo Shur. We issue options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 20,000 shares of common stock to Cabaret Software, Inc. on January 20, 2000 for services valued at $20,000. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 1,500,000 five-year options to purchase our common stock at an exercise price of $1.00 per share to Caldwell Capital Corp. on January 14, 2000, pursuant to a Consulting Agreement between CDKNET.com, Inc. and Michael Vasinkevich. 750,000 options were granted at signing and 750,000 options to be held in escrow. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 250,000 five-year options to purchase our common stock at an exercise price of $1.00 per share to Shai Bar Lavi on January 14, 2000. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 750,000 five-year options to purchase our common stock at an exercise price of $1.00 per share to Shai Bar Lavi on January 14, 2000, in accordance with employment agreement. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 250,000 five-year options to purchase our common stock at an exercise price of $1.00 per share to Shai Bar Lavi on January 14, 2000, in accordance with a finder's agreement between Shai Bar-Lavi and CDKNET, LLC. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 250,000 five-year options to purchase our common stock at an exercise price of $1.00 per share to Shai Bar Lavi on January 14, 2000, in accordance with a Consulting Agreement between Shai Bar Lavi and CDKnet, LLC. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 500,000 five-year options to purchase our common stock at an exercise price of $1.00 per share to Shlomo Shur on January 14, 2000. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o On January 6, 2000, we raised $500,000 through the exercise of options by Erno and Rachel Bodek to purchase 1,000,000 shares of common stock at the exercise price of $0.50 per share. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o On November 16, 1999, we entered into a Subscription Agreement with Asia Pioneer where we raised $100,000 from Asia Pioneer through the issuance of 200,000 share of common stock, along with up to six allotments to purchase an additional 300,000 shares of common stock per month at $150,000 per allotment. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 714,286 shares The Gross Foundation for $250,000 on November 2, 1999 along with 71,486 two-year warrants to purchase common stock for $.75 per share. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 50,000 shares to Energenic, LLC for services valued at $50,000 on October 29, 1999, in addition to an agreement to issue 50,000 shares of common stock to Energenic upon the completion of milestones pursuant to the Software Agreement between us and Energenic and the issuance of an additional 50,000 one-year options exercisable at $1.00 per share for the purchase of shares of common stock upon the completion of the project as set forth in the Software Agreement. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 285,714 shares to Steven A. Horowitz for $100,000 on November 2, 1999 along with 28,571 two-year warrants to purchase common stock for $.75 per share. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 107,143 shares Fox Distribution, Inc. for $37,500 on November 2, 1999 along with 10,714 two-year warrants to purchase common stock for $.75 per share. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 142,857 shares Michael Sonnenberg for $50,000 on November 2, 1999 along with 14,285 two-year warrants to purchase common stock for $.75 per share. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 1,000,000 shares to Erno and Rachel Bodek for $500,000 from Erno and Rachel Bodek on November 1, 1999 through the issuance of 1,000,000 shares of common stock, along with 30-month Warrants to purchase an additional 200,000 shares of common stock at $1.25 per share, and an option to purchase another 2,000,000 shares of common stock at $.50 per share which shall expire on December 31, 1999. We issued stock to the purchasers in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchasers are accredited investors who purchased the stock for investment purposes.

           o 12,000 options to purchase our common stock at an exercise price of $1.00 per share to Lauree Peoples effective October 25, 1999, in accordance with our Stock Option Plan. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2).

           o 1,000,000 five-year options to purchase our common stock effective August 1, 1999, to Tom Ross in accordance with an Employment Agreement at an exercise price of $1.00 per share. We issued options to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the options for investment purposes.

           o 30,000 shares to Cabaret Software, Inc. on August 10, 1999, and 10,000 shares on September 18, 1999 for services valued at $30,000. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 216,000 shares to Y2G.Com, Inc. for $155,000. On September 8, 1999, the Company sold Y2G an additional 116,000 shares of common stock for $155,000. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or
                Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 150,000 shares to Lawrence Adams Ltd. through the exercise of cashless options on September 14, 1999. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 40,000 shares to Michael Sonnenberg through the exercise of cashless options on September 14, 1999. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 110,000 shares to Steven Wildstein through the exercise of cashless options on September 14, 1999. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 75,000 shares to Lawrence Adams Ltd. for services valued at $75,000 on September 14, 1999. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D and/or

                Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 30,000 options to purchase our common stock (25,000 options at $1.00 per share and 5,000 at $1.25 per share) that expire on May 24, 2002 and May 24, 2004, respectively, granted to Don Maggi on May 25 1999. We issued the options to Maggi in reliance upon the exemption provided by Regulation D and/or Section 4(2) because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o 200,000 warrants to MSB Communications, Inc. on January 14, 1999 to purchase our common stock at an exercise price of $1.50 per share expiring on January 13, 2002. We issued the warrants to MSB Communications in reliance upon the exemption provided by Regulation D/or Section 4(2) because the purchase is an accredited investor who purchased the warrants for investment purposes.

           o During the period from July 1, 1998 to June 30, 1999, we issued 2,746,558 common shares, 600,000 Convertible Class A Debentures, 1,500,000 Convertible Class B Debentures for cash of $2,100,000, net of issuance costs of $248,150. During the year ended June 30, 1999, we also issued 1,328,498 Warrants to purchase common shares from the following transactions: (1) 75,000 common shares and 100,000 Warrants were issued to Bandai Holdings USA for the purchase of equipment used in our MixFactory.com(TM) E-Commerce facility, and (2) 1,883,635 common shares were issued to Kelly Music for the purchase of its 26.15% interest in CDKnet, LLC which resulted in securing for us 100% of the equity interests of CDKnet, LLC. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D because the purchaser is an accredited investor who purchased the stock for investment purposes.

           o During the period October 1, 1997 (date of inception) to June 30, 1998, our predecessor, International Pizza Group, issued 2,999,985 common shares $224,986 as part of a private placement. We issued 7,300,363 common shares in connection with the acquisition of 73.85% of the equity interests in CDKnet, LLC. We issued stock to the purchaser in reliance upon the exemption provided by Regulation D because the purchaser is an accredited investor who purchased the stock for investment purposes.

                                    EXHIBITS
                                    --------

3.1*              Articles of Incorporation of the Registrant.
3.2*              Amendment to the Articles of Incorporation.
3.3*              By-Laws of the Registrant.
3.4*              Certificate of Merger of the Registrant.
3.5*              Amendment to the Articles of Incorporation.
3.6*              Designation of Series A Preferred Stock.
4.1*              Specimen of Common Stock Certificate.
4.2*              Technology Horizons Corp. Stockholders Agreement dated May 7,
                  1998.
5.1++             Opinion of Foley, Hoag & Eliot LLP
10.1*             Technology Horizons Corp. 1998 Equity Incentive Plan.
10.2*             Convertible Subordinated Debenture Due February 1, 2009.
10.2.1**          Amendment No. 1 to Convertible Subordinated Debenture due
                  February 1, 2009
10.3*             Registration Rights Agreement between Technology Horizons
                  Corp. and Kelly Music & Entertainment Corp. dated September 4,
                  1998.
10.4*             Assignment Agreement between Kelly Music & Entertainment Corp.
                  and Technology Horizons Corp. dated September 4, 1998.

10.5*             Amendment to Registration Rights Agreement between Technology
                  Horizons Corp. and Alvin Pock dated October 15, 1998.
10.6*             Amendment to Registration Rights Agreement between Technology
                  Horizons Corp. and Robert L. Kelly dated October 15, 1998.
10.7*             Registration Rights Agreement between Technology Horizons
                  Corp. and Robert L. Kelly dated June 3, 1998.
10.8*             Registration Rights Agreement between Technology Horizons
                  Corp. and Alvin Pock dated June 3, 1998.
10.9*             Assignment Agreement between Robert L. Kelly and Technology
                  Horizons Corp. dated June 3, 1998.
10.10*            Assignment Agreement between Alvin Pock and Technology
                  Horizons Corp. dated June 3, 1998.
10.11*            Assignment Agreement between Kelly Music & Entertainment Corp.
                  and CDKnet, LLC, dated June 3, 1998.
10.12*            Employment Agreement, dated August 1, 1999, by and between
                  CDKNET.COM, INC. and Shai Bar-Lavi.
10.13****         Finder's Agreement between the Registrant and Shai Bar-Lavi and Frederick Smithline dated June 1, 1999.
10.14**           Employment Agreement dated August 1, 1999, by and between
                  CDKNET, LLC and Tom Ross.
10.15****         Stock Purchase Agreement between the Company and the Gross
                  Foundation, Inc., Steven A. Horowitz, Shai Bar-Lavi, and
                  Michael Sonnenberg dated November 2, 1999.
10.16###          Subscription Agreement between CDKNET.COM, INC. and Asia
                  Pioneer Limited dated November 16, 1999.
10.17###          Technology and License Agreement CDKNET.COM, INC. and Asia
                  Pioneer Limited dated November 16, 1999.
10.18****         Agreement dated March 19, 1999 between Peterson's and CDKnet,
                  LLC.
10.19****         Undated Registration Rights Agreement between Spiga Limited and CDKNET.COM, INC.
10.20###          Agreement dated October 25, 1999, between CDKnet, LLC and
                  Atomic Pop, LLC.
10.21****         Agreement dated March 29, 1999, between Central Park Media
                  Corp. and CDKnet LLC.
10.22****         Purchase Agreement dated August 9, 1999 between CDKNET.COM,
                  INC. and Y2G.COM.
10.23****         Convertible Subordinated Debenture Due September 1, 2003.
10.24****         Letter Agreement dated May 4, 1998, between Megaforce
                  Entertainment and CDKnet, LLC regarding the use of CDK
                  technology.
10.25###          Agreement dated August 5, 1999 between the Company and
                  DreamWorks Records.
10.26###          Agreement dated September 16, 1999 between the Company and
                  CollegeMusic, Inc.
10.27             Agreement between CDKnet, Inc. and Young & Rubicam dated
                  February 3, 2000.
10.28             Agreement between ValueFlash.com Incorporated and Richard A.
                  Eisner and Company dated April 15, 2000.
10.29             Agreement between ValueFlash.com Incorporated, CDKnet LLC,
                  Track Marketing and Arcadia Marketing, Inc. dated May 4, 2000.
10.30             Agreement between ValueFlash.com Incorporated, CDKnet LLC, and
                  Arcadia Marketing, Inc. dated May 4, 2000.
10.31             Agreement between ValueFlash.com Incorporated, CDKnet LLC, JMC
                  Investments, LLC and Arcadia Marketing, Inc. dated May 4,
                  2000.
10.32+            Development Proposal between ValueFlash.com Incorporated,
                  CDKnet, LLC and House of Blues dated May 12, 2000.
10.33             Agreement between ValueFlash.com Incorporated and ValueFlash
                  Japan Inc. dated May 25, 2000.
10.34             Agreement between ValueFlash.com Incorporated and Naviant
                  Marketing Solutions, Inc. dated June 12, 2000.
10.35             Agreement between ValueFlash.com Incorporated and
                  theglobe.com, Inc. dated June 26, 2000.
10.36             Agreement between CDKnet LLC and theglobe.com, Inc. dated June
                  26, 2000.
10.37             Agreement between ValueFlash.com Incorporated and J. Walter
                  Thompson U.S.A., Inc. dated June 29, 2000.
10.38             Warrant to Purchase Stock between ValueFlash.com Incorporated and WPP Dotcom Holdings (Twelve) LLC dated June 29, 2000, for
                  5% interest in ValueFlash.com .
10.39             Warrant to Purchase Stock between ValueFlash.com Incorporated and WPP Dotcom Holdings (Twelve) LLC dated June 29, 2000, for
                  5% interest in ValueFlash.com
10.40             Agreement between ValueFlash.com Incorporated and WPP Dotcom
                  Holdings (Twelve) LLC dated June 29, 2000.
10.41             Agreement between ValueFlash.com Incorporated and ACUSA.com dated June 1, 2000 for services to the House of Blues.
16#               Letter from former accountant Grant Thornton LLP
16.1##            Letter from former Accountant, Wagner, Zwerman & Steinberg LLP
21*               Subsidiaries of the Registrant
23.1              Consent of Grant Thornton LLP
23.2***           Consent of Foley, Hoag & Eliot LLP
27                Financial Data Schedule
99.1****          Chart of the signatories to the Company's Stockholder's
                  Agreement (and their interest in the Company).

                  * Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999.

                  ** Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999.

                  *** Incorporated in the Opinion of Foley, Hoag & Eliot LLP in Exhibit 5 hereto.

                  **** Incorporated by reference from our Registration Statement filed on Form SB-2 on December 21, 1999.

                  # Incorporated by reference from our report on Form 10-QSB Amendment No. 1, filed on February 25, 2000.

                  ## Incorporated by reference from our Registration Statement on Form 10-SB Amendment No. 3 filed on December 28, 1999.

                  ### Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 4 on March 6, 2000.

                  + The Registrant has requested confidential treatment of certain portions of this exhibit and has omitted such portions. A complete copy has been filed separately with the Commission.

                  ++       To be filed by amendment.

                                  UNDERTAKINGS
                                  ------------

(a) We undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any Prospectus required by Section 10 (a) (3) of the Securities Act of 1933;
(ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) We undertake that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) We undertake to remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. in the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424 (b) (1) or (4) or 497

(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(f) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Garden City, State of New York, on July 31, 2000.


                                         CDKNET.COM, INC.
                                         (Registrant)


                                         By: /s/ Steven A. Horowitz
                                            ---------------------------------
                                             Steven A. Horowitz
                                             Chairman, Chief Executive Officer
                                             Chief Financial Officer and
                                             Secretary



         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                                                   Chairman, Chief Executive
                                                    Officer, Chief Financial
/s/ Steven A. Horowitz                               Officer and Secretary                   July 31, 2000
------------------------------------        ----------------------------------------    -------------------------
         Steven A. Horowitz                              (Title)                                 (Date)



/s/ Andrew J. Schenker                                    Director                           July 31, 2000
------------------------------------        ----------------------------------------    -------------------------
         Andrew J. Schenker                              (Title)                                 (Date)



/s/ Anthony J. Bonomo                                     Director                           July 31, 2000
-----------------------------------         ----------------------------------------    -------------------------
         Anthony J. Bonomo                               (Title)                                 (Date)
